                                 PROJECT DELTA

                                Fairness Opinion
                               Committee Meeting

                                January 22, 1999

                                  PROJECT DELTA

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


  SECTION I    EXECUTIVE SUMMARY

      Tab A    Summary of Proposed Transaction
      Tab B    Alpha Company Overview
      Tab C    Transaction Rationale

  SECTION II   VALUATION OF ALPHA

      Tab D    Current Net Asset Value
      Tab E    Discounted Cash Flow Valuations
      Tab F    Comparable Company Trading Analysis
      Tab G    Ability-to-Pay Analysis
      Tab H    Comparable Transactions
      Tab I    Wall Street's View

APPENDIX  A  PROPOSED FAIRNESS OPINION LETTER

APPENDIX  B  ALPHA RESEARCH REPORTS

--------------------------------------------------------------------------------

                                EXECUTIVE SUMMARY

--------------------------------------------------------------------------------

                                  PROJECT DELTA

--------------------------------------------------------------------------------

                         Summary of Proposed Transaction


DESCRIPTION:        -    Merger of Alpha public REIT with new Beta subsidiary,
                         with consideration to be paid to Alpha shareholders
                         (other than Beta and affiliates) of $34.00 per share, all cash

BACKGROUND:         -    December 1, 1998: Beta published a bid (the "Proposal")
                         to purchase the shares of Alpha (or the "Company") not owned by Beta in a going-private transaction at $32.50/share, all cash. The Proposal requested a response by December 31, 1998

                    - December 8, 1998: Morgan Stanley was notified that it had been selected by the special committee (formed by Alpha's Board of Directors to work with legal and financial advisors in considering the Proposal and formulating a response) as the Company's financial advisor

                    - December 15, 1998: Morgan Stanley met with management and local consultants of Alpha to discuss a number of topics, including: business plan; projections / company model; and market conditions and market studies

                    - December 22, 1998: Alpha's special committee and advisors met to discuss the Proposal

                    - December 30, 1998: The financial advisors of Alpha and Beta met to discuss valuation analyses of Alpha that each had performed

                    -    Early January: Proposal extended through January 18,
                         1999

                    - January 13, 1999: Morgan Stanley and NationsBank met to discuss materials received from NationsBanc and the respective financial advisors' analyses of Alpha

                    - January 14, 1999: Alpha's special committee and its financial and legal advisors met to discuss valuation and next steps

                    - January 18, 1999: Alpha's special committee met with Beta, stating that $32.50 per share was not adequate

                    - January 19, 1999: Alpha's special committee and Beta (and their respective financial advisors) to discuss valuation of Alpha. Beta raised its offer for Alpha to $33.50

                    - January 21, 1999: Beta raised its offer for Alpha to $34 per share

                                  PROJECT DELTA

--------------------------------------------------------------------------------

                         Summary of Proposed Transaction

                                   (continued)

    TRADING VALUATION OF ALPHA:                       PERIOD/DATE                  ALPHA PRICE          PROPOSAL PREMIUM
        -    Average Price                            10-day average(1)                $27.29                24.6%
        -    Average Price                        Two-month average(1)                  26.24                29.6%
        -    Average Price                        Six-month average(1)                  27.26                24.7%
        -    1998 Average Price                          1998(1)                        28.91                17.6%
        -    1998 High Price(1)                          1/29/98                        32 3/16               5.6%
        -    All-time High Price                         10/8/97                        33 1/2                1.5%
        -    1998 Low Price(1)                           10/8/98                        23 3/8               45.5%
        -    IPO Price                                   12/8/93                        17 1/2               94.3%
        -    Most Recent Offering Price                  2/14/97                        27 1/2               23.6%

    FFO MULTIPLES:                               1998E                 1999E
       - FFO/Share                               $2.29               $2.56/$2.67       (First Call/Alpha management)
       - Proposal Multiple                       14.8x               13.3x/12.7x
       - Multiples of Comps                      11.3x                   9.9x

OTHER VALUATION CONSIDERATIONS:         -    In addition to considering
                                             historical trading data and
                                             performing the valuation
                                             methodologies summarized on the
                                             page which follows, the following
                                             factors, among others, should be
                                             given consideration in estimating
                                             the value of Alpha

                                             -    Availability of alternative
                                                  transactions

                                             -    Likely resolution of ongoing
                                                  conflicts of interest between
                                                  Alpha and Beta, especially
                                                  with respect to the supply of
                                                  development land by Beta to
                                                  Alpha

                                             -    Resolution of worsening
                                                  management issues


Note:  (1) Through December 1, 1998

                                  PROJECT DELTA

--------------------------------------------------------------------------------

                         Summary of Valuation Analyses




                                               Beta Offer Price
                                                     $34.00
                               ---------------------------------------------------
1997-1998 Trading Range         23.38---------------------$33.50
Current Net Asset Value                               $33.00----------------$40.00
Discounted Cash Flow
  - Dividend Discount                            $30.00------------------$39.00
  - Free Cash Flow                               $30.00---------------------$40.00
  - Leveraged Alternative                          $30.50-------------------$40.00
Comparable Company Analysis               $26.00-----------$34.00
Ability-to-Pay Analysis                               $32.00---$34.50
Comparable Transactions                             $31.00-------$35.00
Wall Street's View                   $24.00----------------------$35.00

                           -----------------------------------------------------------------
                           $20.00      $25.00    $30.00          $35.00     $40.00    $45.00

                                  PROJECT DELTA

--------------------------------------------------------------------------------

                         Summary of Proposed Transaction

                                   (continued)


OWNERSHIP OF ALPHA:                -    Alpha is an umbrella partnership real
                                        estate investment trust ("UPREIT")

                                   -    The public REIT owns approximately 45%
                                        of the Alpha operating partnership

                                   -    Shareholders other than Beta own
                                        approximately 83% of the common shares
                                        of Alpha (37% fully diluted)

OPTION TREATMENT:                  -    All Alpha options will vest at the time
                                        of the merger

                                   -    All option holders will be required to
                                        cash out all of their options

DEAL PROTECTION MECHANISMS:        -    No ability by Alpha to solicit,
                                        encourage, initiate or participate in
                                        discussions regarding any other
                                        acquisition proposal, to release any
                                        information in connection (unless
                                        required by law), to enter into an
                                        agreement in connection, or to make any
                                        public statement of support -- no
                                        fiduciary out whatsoever

TERMINATION EVENTS:                -    The partners may terminate by mutual
                                        consent

                                   -    Either party may terminate if

                                        -    The merger is not consummated by
                                             one year from the signing of the
                                             merger agreement (not available to
                                             party whose failure to fulfill its
                                             obligations under the merger
                                             agreement is the cause of the
                                             delay)

                                        -    Prohibited by governmental
                                             authority

                                        -    Alpha's shareholders do not approve
                                             (only available to Alpha if its
                                             Board had recommended the merger to
                                             its shareholders)

                                        -    There is a material, uncured breach
                                             of any covenant or agreement made
                                             by the other party or any
                                             representation or warranty made by
                                             the other party is materially
                                             untrue

                                  PROJECT DELTA

--------------------------------------------------------------------------------

                             Alpha Company Overview

-    HISTORY

     -    Completed its IPO in December 1993 (11.8 million shares at $17.50)

     - Completed follow-on offerings in August 1995 (4.5 million shares at $17.25) and February 1997 (1.15 million shares at $27.50)

     - Stock price appreciation from IPO to day prior to offering date of 55.6% and from IPO to present of 82.8% (at $32)

     -    Compounded annual return of 13.8%

     -    Compounded average annual dividend growth since December 1993 of 6.6%

-    ASSET REVIEW

     - At IPO, Alpha had 43 stabilized communities containing 11,334 units, all on the Ranch

     - At present, Alpha has 56 stabilized communities containing 16,317 apartment units

     - In addition, Alpha has seven communities currently under development consisting of 2,657 units

     - Alpha's largest single market is the 90-square mile Irvine Ranch in Orange County. Properties are located in Irvine, Tustin and Newport Beach and off-Ranch in Silicon Valley, coastal San Diego and Los Angeles' Westside

     - Land Rights Agreement gives Alpha exclusive right to develop multifamily rental sites on the Irvine Ranch through July 2020

-    MANAGEMENT TEAM

     -    CEO resigned in 1997 and was replaced by Beta executive

     -    CFO announced resignation in 1998 and will depart January 22, 1999

     - Alpha marked since IPO by significant senior management turmoil and turn-over

-    DEVELOPMENT/ACQUISITION ACTIVITY

     -    Since 1993, Alpha has developed/acquired 4,983 apartment units

     - 7 development communities consisting of 2,657 units located in Irvine, Los Angeles, San Diego, Redwood and on the Ranch

     - An active expansion program within California in San Diego, Northern California and Los Angeles

                                  PROJECT DELTA

--------------------------------------------------------------------------------

                             Alpha Company Overview
                                   (continued)


-    MARKET VALUATION

     - First Call 1999E and 2000E FFO multiples of 12.5x and 11.1x, respectively

     -    Current dividend yield of 4.8% (approximately 5.7% pre-offer)


-    FINANCIAL PERFORMANCE

     -    Compound annual FFO growth rate of 16.5% from 1995 to 1998

     -    1998E to 1999E FFO growth rate of 12.3% based on First Call estimates

     -    First Call long-term growth rate of 10.2%


-    BALANCE SHEET

     - Equity market capitalization of $1.4 billion; total market capitalization of $2.3 billion

     -    Total debt-to-market capitalization ratio of 31.7%

     -    Investment grade ratings: Baa2 (Moody's)/BBB+ (Fitch)

                                 PROJECT DELTA

================================================================================

                               Price/Volume Chart

                                  IPO to Date


                                    12/1/93
                          IPO - sells 11.8MM shares of
                         common stock priced at $17.50
                        per share, raising approximately
                                     $206MM


                                    12/6/94
                               Orange County, CA
                           announces it will file for
                            bankruptcy, following a
                                   $1.5B loss


                                     3/8/95
                           T. Patrick Smith announces
                            resignation as President
                                and CEO of Alpha


                                    8/31/95
                               Sells 4.5MM shares
                                of common stock
                                priced at $17.25
                               per share, raising
                                 approximately
                                     $77MM


                                    10/30/96
                                 Richard Moran
                             announces resignation
                             as Vice President and
                                  CFO of Alpha


                                    2/13/97
                             Sells 1.15MM shares of
                             common stock priced at
                           $27.50 per share, raising
                              approximately $31MM


                                    10/16/98
                                   James Mead
                                   announces
                                 resignation as
                                  CFO of Alpha


                                    12/1/98
                            Mr. Beta announces offer
                             to buy shares of Alpha
                             not held for $540MM or
                                $32.50 per share

                                  PROJECT DELTA

--------------------------------------------------------------------------------

                               Price/Volume Chart
                                   IPO to Date

  Date        Volume     Close             Date       Volume     Close          Date        Volume     Close
---------     ------     -----          ---------     ------     -----        ---------     ------     ------
 1-Dec-93    4480600     17.5            7-Feb-94      19000     18.625       14-Apr-94       6100     19.875
 2-Dec-93     832600     17.625          8-Feb-94      18200     18.875       15-Apr-94      34000     20.25
 3-Dec-93     189900     17.5            9-Feb-94      94500     19.625       18-Apr-94      20600     20
 6-Dec-93      69300     17.5           10-Feb-94      88000     19.625       19-Apr-94      45200     19.625
 7-Dec-93      76100     17.375         11-Feb-94      74400     19.5         20-Apr-94      33200     19.875
 8-Dec-93      34300     17.5           14-Feb-94      46400     19.5         21-Apr-94       2600     19.875
 9-Dec-93      80400     17.375         15-Feb-94      61100     19.5         22-Apr-94      17700     20
10-Dec-93      99700     17.25          16-Feb-94      95600     19.875       25-Apr-94      39000     20.125
13-Dec-93      15400     17.25          17-Feb-94     296100     20           26-Apr-94       8400     20
14-Dec-93      68700     16.75          18-Feb-94      88200     20           27-Apr-94       #N/A     20
15-Dec-93      73600     16.75          21-Feb-94       #N/A     20           28-Apr-94      16000     20
16-Dec-93      38200     16.875         22-Feb-94      29700     20.125       29-Apr-94      16800     20.375
17-Dec-93     216200     16.875         23-Feb-94      33100     20.5          2-May-94       5400     20.125
20-Dec-93      89500     17             24-Feb-94     108900     20.75         3-May-94       8100     20.125
21-Dec-93      65300     17             25-Feb-94     110600     21            4-May-94       9600     19.875
22-Dec-93     166800     17.125         28-Feb-94     120800     21.75         5-May-94       5300     20
23-Dec-93      36400     17.25           1-Mar-94     164800     20.875        6-May-94       6300     20
24-Dec-93       #N/A     17.25           2-Mar-94      27800     20.875        9-May-94       2100     20
27-Dec-93      15500     17.375          3-Mar-94      43400     20.75        10-May-94       5900     19.875
28-Dec-93      11200     17.375          4-Mar-94      71500     19.875       11-May-94       4000     19.875
29-Dec-93      78100     17.75           7-Mar-94      32700     20.125       12-May-94      12700     19.875
30-Dec-93      16600     17.5            8-Mar-94      54700     20.5         13-May-94      18800     20.125
31-Dec-93      29200     17.875          9-Mar-94     101000     20.375       16-May-94       8800     20
 3-Jan-94      16900     17.75          10-Mar-94      12000     20           17-May-94       5500     20
 4-Jan-94      45900     17.5           11-Mar-94      28900     19.875       18-May-94      11000     20.125
 5-Jan-94     102000     17.5           14-Mar-94       3700     20.125       19-May-94       9000     20
 6-Jan-94     132500     17.75          15-Mar-94      74700     20.375       20-May-94      21200     20
 7-Jan-94      17000     17.625         16-Mar-94      10000     20           23-May-94       1300     20
10-Jan-94      23200     17.75          17-Mar-94      19500     20.5         24-May-94      14100     20.125
11-Jan-94      42300     17.75          18-Mar-94     258000     20.5         25-May-94      15900     20
12-Jan-94      52500     17.75          21-Mar-94       5600     20           26-May-94      23200     20.125
13-Jan-94     127500     17.875         22-Mar-94       3600     20.125       27-May-94       8400     20.125
14-Jan-94      47700     17.75          23-Mar-94       9400     20.5         30-May-94       #N/A     20.125
17-Jan-94      51000     17.625         24-Mar-94       7800     20.25        31-May-94      22000     19.875
18-Jan-94       9000     17.625         25-Mar-94      12600     20.125        1-Jun-94      20100     19.75
19-Jan-94      42400     17.5           28-Mar-94       2800     20.25         2-Jun-94       2500     19.75
20-Jan-94      17200     17.625         29-Mar-94      14200     20.125        3-Jun-94       4500     19.875
21-Jan-94      30200     17.625         30-Mar-94      50700     19.875        6-Jun-94      21500     19.875
24-Jan-94      32200     17.625         31-Mar-94      43300     19.875        7-Jun-94      91100     19.75
25-Jan-94      21000     17.5            1-Apr-94       #N/A     19.875        8-Jun-94       4700     19.5
26-Jan-94      27800     17.75           4-Apr-94      20800     19.75         9-Jun-94      41600     19.375
27-Jan-94      19200     17.625          5-Apr-94     112700     20           10-Jun-94     122700     19.25
28-Jan-94       7800     17.625          6-Apr-94       2300     19.75        13-Jun-94       3100     19.375
31-Jan-94      49800     18              7-Apr-94      86100     19.5         14-Jun-94       3700     19.75
 1-Feb-94     157500     18.125          8-Apr-94      36000     20           15-Jun-94      20000     20
 2-Feb-94      60500     18.375         11-Apr-94       8600     19.875       16-Jun-94      16900     19.875
 3-Feb-94      22800     18.5           12-Apr-94      25600     19.75        17-Jun-94       8400     19.75
 4-Feb-94      83600     18.625         13-Apr-94      19700     19.875       20-Jun-94      13800     19.75


  Date        Volume     Close             Date       Volume     Close          Date        Volume     Close
---------     ------     -----          ---------     ------     -----        ---------     ------     ------
21-Jun-94       7900     19.5           29-Aug-94      33500     18.5          4-Nov-94     142800     17
22-Jun-94      32600     19.5           30-Aug-94      12800     18.5          7-Nov-94       8400     17.125
23-Jun-94       4700     19.75          31-Aug-94      11100     18.375        8-Nov-94      31300     17
24-Jun-94      12900     19.625          1-Sep-94      24800     18.25         9-Nov-94       6100     16.875
27-Jun-94       8100     19.625          2-Sep-94      48200     18.25        10-Nov-94      50900     16.625
28-Jun-94       1400     19.875          5-Sep-94       #N/A     18.25        11-Nov-94      76300     16.5
29-Jun-94       8500     20              6-Sep-94      21300     18.375       14-Nov-94      10300     16.75
30-Jun-94      22200     20              7-Sep-94     110500     18.5         15-Nov-94      60200     16.625
 1-Jul-94      17300     20              8-Sep-94      42300     18.625       16-Nov-94      23300     16.625
 4-Jul-94       #N/A     20              9-Sep-94      68000     18.25        17-Nov-94      65700     16.625
 5-Jul-94      11300     20             12-Sep-94      11800     18.25        18-Nov-94      13900     16.375
 6-Jul-94      18800     20.125         13-Sep-94      43800     18.375       21-Nov-94       5700     16.375
 7-Jul-94      18800     20.125         14-Sep-94      33800     18.125       22-Nov-94      22700     16.25
 8-Jul-94      49800     20             15-Sep-94     120800     18.5         23-Nov-94      18900     15.75
11-Jul-94      17800     20.125         16-Sep-94       6700     18.375       24-Nov-94       #N/A     15.75
12-Jul-94      34300     20.125         19-Sep-94     170400     18.125       25-Nov-94      17300     16
13-Jul-94       3800     20.25          20-Sep-94      73000     18.125       28-Nov-94      37600     16
14-Jul-94      13400     20.5           21-Sep-94       9700     18           29-Nov-94      25100     16
15-Jul-94      19400     20.5           22-Sep-94      69400     18.125       30-Nov-94      24700     15.875
18-Jul-94      11900     20.5           23-Sep-94      13900     17.875        1-Dec-94       9000     15.75
19-Jul-94      22200     20.75          26-Sep-94      20700     17.875        2-Dec-94       5400     15.875
20-Jul-94      37600     20.625         27-Sep-94       8200     17.75         5-Dec-94      18100     15.75
21-Jul-94      23100     20.375         28-Sep-94       7100     17.75         6-Dec-94      44100     15.375
22-Jul-94      59400     20.375         29-Sep-94     122400     17.75         7-Dec-94     521900     14.625
25-Jul-94       9300     20             30-Sep-94       6300     17.875        8-Dec-94     179200     15.25
26-Jul-94      37200     19.75           3-Oct-94      18000     17.875        9-Dec-94     198200     15.75
27-Jul-94      26100     19.75           4-Oct-94      35400     17.5         12-Dec-94      65700     16.125
28-Jul-94       5900     19.875          5-Oct-94      73900     17.375       13-Dec-94     144900     15.75
29-Jul-94       8800     20              6-Oct-94      26300     17.5         14-Dec-94      16800     15.875
 1-Aug-94      18400     20.125          7-Oct-94      51700     17.375       15-Dec-94      73100     16.25
 2-Aug-94      11200     20             10-Oct-94      20200     17.5         16-Dec-94      99900     16.5
 3-Aug-94       9200     20             11-Oct-94      69100     17.375       19-Dec-94      13400     16.5
 4-Aug-94      29500     20             12-Oct-94      99700     17           20-Dec-94      89800     16.75
 5-Aug-94       8200     20             13-Oct-94      14500     16.875       21-Dec-94      32900     16.625
 8-Aug-94      16600     20             14-Oct-94      34700     17.125       22-Dec-94       7100     16.375
 9-Aug-94      11900     19.75          17-Oct-94     140000     17           23-Dec-94      48300     15.875
10-Aug-94      21000     19.875         18-Oct-94      67400     17.125       26-Dec-94       #N/A     15.875
11-Aug-94      61500     19.75          19-Oct-94      19800     17.25        27-Dec-94       1900     15.875
12-Aug-94       1100     19.75          20-Oct-94      51700     17.5         28-Dec-94     256300     16.5
15-Aug-94      13700     19.5           21-Oct-94     146800     17.75        29-Dec-94      24300     16.25
16-Aug-94      78700     19.125         24-Oct-94      34100     17.75        30-Dec-94      16900     16.375
17-Aug-94      15400     19             25-Oct-94      21100     17.375        2-Jan-95       #N/A     16.375
18-Aug-94      14100     19             26-Oct-94      13800     17.5          3-Jan-95       7400     16.625
19-Aug-94      45500     19.125         27-Oct-94      22300     17.625        4-Jan-95      13100     16.375
22-Aug-94      36000     19.125         28-Oct-94      13100     17.5          5-Jan-95      45600     16.25
23-Aug-94      50400     19             31-Oct-94      75700     17.75         6-Jan-95      20000     16.25
24-Aug-94       9600     19              1-Nov-94      58000     17.625        9-Jan-95       9700     16.5
25-Aug-94      85100     18.625          2-Nov-94       3700     17.5         10-Jan-95      21800     16
26-Aug-94      34900     18.625          3-Nov-94       5400     17.375       11-Jan-95      25400     16.125

  Date        Volume     Close             Date       Volume     Close          Date        Volume     Close
---------     ------     -----          ---------     ------     -----        ---------     ------     ------
12-Jan-95       6200     16.25          22-Mar-95      14700     16.125       30-May-95      33800     17.625
13-Jan-95      19300     16.625         23-Mar-95       8000     16           31-May-95      11900     17.5
16-Jan-95       5800     16.375         24-Mar-95       9300     16.125        1-Jun-95      20500     17.75
17-Jan-95      14200     16.375         27-Mar-95       5700     16            2-Jun-95     135200     17.25
18-Jan-95      32300     16.375         28-Mar-95       1000     16.125        5-Jun-95      60300     17.25
19-Jan-95       2400     16.5           29-Mar-95       5400     16            6-Jun-95     514100     17
20-Jan-95       5500     16.5           30-Mar-95      29700     15.875        7-Jun-95     189700     16.875
23-Jan-95       9700     16.25          31-Mar-95       9600     15.625        8-Jun-95      34700     17
24-Jan-95      14400     16              3-Apr-95      15700     15.75         9-Jun-95      22400     17
25-Jan-95       3000     16              4-Apr-95      11500     15.625       12-Jun-95      12600     17
26-Jan-95       2600     15.875          5-Apr-95       8200     15.75        13-Jun-95     297900     17.25
27-Jan-95       3700     16              6-Apr-95      14600     15.625       14-Jun-95      10800     17.375
30-Jan-95       4800     15.625          7-Apr-95      53900     15.5         15-Jun-95     212100     17.125
31-Jan-95      17100     15.875         10-Apr-95      55000     15.375       16-Jun-95       8400     17
 1-Feb-95      43300     15.875         11-Apr-95      27600     15.5         19-Jun-95      13600     17
 2-Feb-95      13100     15.875         12-Apr-95      12600     15.75        20-Jun-95     125000     16.875
 3-Feb-95     132200     15.875         13-Apr-95       7200     15.75        21-Jun-95      43700     17
 6-Feb-95     221900     16.25          14-Apr-95       #N/A     15.75        22-Jun-95      15500     16.875
 7-Feb-95       2000     16             17-Apr-95       4700     15.625       23-Jun-95      36400     17.375
 8-Feb-95       4100     16             18-Apr-95       7000     15.875       26-Jun-95      22200     17.25
 9-Feb-95      16400     15.75          19-Apr-95       7200     15.875       27-Jun-95       9400     17.125
10-Feb-95      53100     15.75          20-Apr-95      50000     15.375       28-Jun-95       5700     17.25
13-Feb-95      61800     15.625         21-Apr-95      40300     15.375       29-Jun-95       8200     17.125
14-Feb-95       5400     15.75          24-Apr-95      12100     15.375       30-Jun-95       7100     17.25
15-Feb-95       8800     15.75          25-Apr-95      14200     15.625        3-Jul-95       4300     17.375
16-Feb-95       7400     15.625         26-Apr-95      26700     15.375        4-Jul-95       #N/A     17.375
17-Feb-95      14700     15.5           27-Apr-95       9800     15.75         5-Jul-95      13100     17.625
20-Feb-95       #N/A     15.5           28-Apr-95      13300     15.75         6-Jul-95       6100     17.375
21-Feb-95      27100     15.625          1-May-95       6700     15.875        7-Jul-95      10000     17.75
22-Feb-95      43800     15.5            2-May-95      56400     16.125       10-Jul-95      18000     17.5
23-Feb-95      73500     15.875          3-May-95      28700     16           11-Jul-95       5700     17.625
24-Feb-95      41000     15.625          4-May-95      78200     16.25        12-Jul-95       7500     17.875
27-Feb-95      16700     15.875          5-May-95      54100     16.75        13-Jul-95       8600     17.875
28-Feb-95      29700     15.875          8-May-95      75400     17.125       14-Jul-95      12000     17.875
 1-Mar-95      27400     16.125          9-May-95      47500     17.75        17-Jul-95       4200     17.875
 2-Mar-95       9600     16.25          10-May-95     185300     17.5         18-Jul-95      14300     17.375
 3-Mar-95      68700     16.25          11-May-95      16200     17.25        19-Jul-95       9100     17.5
 6-Mar-95      15900     16.25          12-May-95       7100     17.5         20-Jul-95       8100     17.375
 7-Mar-95      22100     16.25          15-May-95      19600     17.375       21-Jul-95      25800     17.25
 8-Mar-95      27300     16             16-May-95      14900     17           24-Jul-95       8900     17.375
 9-Mar-95       7300     16             17-May-95       3600     17.125       25-Jul-95      10000     17.5
10-Mar-95       6800     16             18-May-95      40700     17           26-Jul-95       6100     17.25
13-Mar-95       1800     16             19-May-95      16000     16.75        27-Jul-95       8500     17.125
14-Mar-95      11200     16             22-May-95       5200     17.25        28-Jul-95       5700     17.25
15-Mar-95       8800     15.625         23-May-95      23000     17.375       31-Jul-95       8700     17.5
16-Mar-95      13100     16             24-May-95       9100     17.25         1-Aug-95      10000     17.375
17-Mar-95       7200     16             25-May-95       3800     17.25         2-Aug-95       3800     17.5
20-Mar-95       4700     16.125         26-May-95      16400     17.125        3-Aug-95      16600     17.25
21-Mar-95      18200     16.25          29-May-95       #N/A     17.125        4-Aug-95     622600     17.625

  Date        Volume     Close             Date       Volume     Close          Date        Volume     Close
---------     ------     -----          ---------     ------     -----        ---------     ------     ------
 7-Aug-95     162000     17.75          13-Oct-95      20000     18.125       21-Dec-95      21400     18.5
 8-Aug-95     261600     17.625         16-Oct-95      21300     17.875       22-Dec-95      15500     19
 9-Aug-95     197600     17.5           17-Oct-95      43500     18.125       25-Dec-95       #N/A     19
10-Aug-95     300800     17.625         18-Oct-95      23200     18.125       26-Dec-95      23900     19.125
11-Aug-95      99500     17.75          19-Oct-95      16100     18.125       27-Dec-95      51000     19.75
14-Aug-95      42300     17.5           20-Oct-95      18200     18           28-Dec-95      65900     19.875
15-Aug-95     139000     17.6875        23-Oct-95      33200     18           29-Dec-95      16000     19.25
16-Aug-95     168000     17.5           24-Oct-95      45400     17.75         1-Jan-96       #N/A     19.25
17-Aug-95      39800     17.5           25-Oct-95      10000     17.75         2-Jan-96      15600     19.5
18-Aug-95      38900     17.625         26-Oct-95      10200     18            3-Jan-96      27500     19.375
21-Aug-95      97200     17.875         27-Oct-95       9900     17.875        4-Jan-96      21000     19.5
22-Aug-95      70000     17.875         30-Oct-95      56700     17.75         5-Jan-96      24900     19.375
23-Aug-95     108700     17.875         31-Oct-95      14800     17.875        8-Jan-96      21700     19.5
24-Aug-95      47800     17.875          1-Nov-95      28300     17.25         9-Jan-96      17900     18.875
25-Aug-95      31100     18              2-Nov-95      11800     17.5         10-Jan-96      40200     19
28-Aug-95      60400     18.125          3-Nov-95      40000     17.125       11-Jan-96      57800     18.875
29-Aug-95      39100     18.25           6-Nov-95      37200     17.25        12-Jan-96      31100     18.75
30-Aug-95      55200     18.125          7-Nov-95      65300     17.125       15-Jan-96      14000     19
31-Aug-95     135600     18.125          8-Nov-95      40100     17.125       16-Jan-96      98700     19
 1-Sep-95      60400     18.375          9-Nov-95      84800     17.125       17-Jan-96     112700     19.25
 4-Sep-95       #N/A     18.375         10-Nov-95      18600     16.875       18-Jan-96      17200     19.5
 5-Sep-95      44100     18.125         13-Nov-95      49600     17           19-Jan-96      13900     19.625
 6-Sep-95      26900     18.125         14-Nov-95      48000     17.375       22-Jan-96      42000     19.5
 7-Sep-95      29200     18.25          15-Nov-95      28400     17.5         23-Jan-96      15500     19.75
 8-Sep-95      71100     18.5           16-Nov-95      35200     17.625       24-Jan-96      19300     19.75
11-Sep-95      46500     18.4375        17-Nov-95      14100     17.25        25-Jan-96      38400     19.75
12-Sep-95      18400     18.5           20-Nov-95       5700     17.375       26-Jan-96      26900     19.625
13-Sep-95      52600     18.625         21-Nov-95      10800     17.375       29-Jan-96      38100     19.625
14-Sep-95      18400     18.625         22-Nov-95      63800     17.25        30-Jan-96      10800     19.625
15-Sep-95      16900     18.625         23-Nov-95       #N/A     17.25        31-Jan-96      79600     20
18-Sep-95      39500     18.75          24-Nov-95       6600     17.25         1-Feb-96      61400     20
19-Sep-95      31500     18.625         27-Nov-95      99500     17.5          2-Feb-96     124500     20.125
20-Sep-95      42000     18.625         28-Nov-95      33800     18.125        5-Feb-96      98600     19.875
21-Sep-95      29600     18.125         29-Nov-95      15100     18.375        6-Feb-96      32000     20
22-Sep-95      64300     18             30-Nov-95       8700     18            7-Feb-96      33000     20
25-Sep-95       6700     18              1-Dec-95      34200     18.125        8-Feb-96     120100     19.875
26-Sep-95      17600     17.875          4-Dec-95      17500     18.1875       9-Feb-96      62100     19.875
27-Sep-95      13600     17.75           5-Dec-95      79900     18.75        12-Feb-96      64000     20.125
28-Sep-95      37800     17.25           6-Dec-95      92800     19           13-Feb-96      18200     20.25
29-Sep-95      15500     17.625          7-Dec-95      43600     18.625       14-Feb-96      90200     21
 2-Oct-95       2700     17.75           8-Dec-95      36200     18.375       15-Feb-96     235500     20.25
 3-Oct-95      14600     17.75          11-Dec-95      19000     19.125       16-Feb-96      29800     20.125
 4-Oct-95      19800     17.625         12-Dec-95      37800     18.5         19-Feb-96       #N/A     20.125
 5-Oct-95      24300     18.25          13-Dec-95      69600     18.125       20-Feb-96      48700     20
 6-Oct-95       9700     18             14-Dec-95      90700     18.25        21-Feb-96      22800     20.25
 9-Oct-95      12100     17.875         15-Dec-95      24700     18.375       22-Feb-96      11600     20.375
10-Oct-95      11600     17.625         18-Dec-95      16600     18.375       23-Feb-96     110800     20
11-Oct-95      23900     17.75          19-Dec-95      21000     18.375       26-Feb-96      36800     20
12-Oct-95       6900     17.875         20-Dec-95      33200     18.375       27-Feb-96      41800     20.375

  Date        Volume     Close             Date       Volume     Close          Date        Volume     Close
---------     ------     -----          ---------     ------     -----        ---------     ------     ------
28-Feb-96      15700     20.375          7-May-96      13800     19.875       15-Jul-96      29600     20.625
29-Feb-96      23100     20              8-May-96      70500     19.75        16-Jul-96      40000     20.625
 1-Mar-96      12900     20.125          9-May-96      54600     19.8755      17-Jul-96     142000     20.625
 4-Mar-96      13500     19.875         10-May-96      22200     19.8755      18-Jul-96      28800     20.875
 5-Mar-96      20700     20.125         13-May-96      19100     19.8755      19-Jul-96      12100     21
 6-Mar-96     162500     20.25          14-May-96      28400     19.75        22-Jul-96       9700     21
 7-Mar-96      76800     20.5           15-May-96      19000     19.75        23-Jul-96       6500     21
 8-Mar-96     101700     19.875         16-May-96      18300     19.75        24-Jul-96      14000     20.75
11-Mar-96     139200     19.875         17-May-96     407900     19.75        25-Jul-96      20400     20.75
12-Mar-96     120600     19.875         20-May-96      89200     20           26-Jul-96      17200     20.625
13-Mar-96     128900     20             21-May-96     125900     20           29-Jul-96      11700     20.625
14-Mar-96      27000     19.75          22-May-96      45700     20           30-Jul-96      10800     20.625
15-Mar-96      27300     19.75          23-May-96      15000     20           31-Jul-96     112300     21
18-Mar-96      22000     20.125         24-May-96       7300     20            1-Aug-96      33600     21.125
19-Mar-96      75100     20.125         27-May-96       #N/A     20            2-Aug-96      74300     22
20-Mar-96      38000     19.875         28-May-96      13400     20            5-Aug-96      36600     21.75
21-Mar-96      16800     20             29-May-96      24200     20            6-Aug-96      26900     22
22-Mar-96      19600     19.875         30-May-96      24000     20.1255       7-Aug-96      46600     22
25-Mar-96       7900     19.875         31-May-96      15200     20.25         8-Aug-96      31900     21.75
26-Mar-96      18300     19.75           3-Jun-96      79800     20.25         9-Aug-96      24600     22.125
27-Mar-96     135800     19.625          4-Jun-96      23200     20.25        12-Aug-96      32900     21.75
28-Mar-96      24700     19.5            5-Jun-96      11600     20.3755      13-Aug-96      49900     21.625
29-Mar-96      58700     19.125          6-Jun-96      13900     20.5         14-Aug-96      31200     21.375
 1-Apr-96      62000     19.125          7-Jun-96      32600     20.25        15-Aug-96     119100     21.5
 2-Apr-96      62500     19.25          10-Jun-96      16200     20.3755      16-Aug-96      18400     21.875
 3-Apr-96      23300     19.875         11-Jun-96      39500     20.6255      19-Aug-96      24800     21.5
 4-Apr-96     269600     19.5           12-Jun-96      38700     20.3755      20-Aug-96      64500     21.625
 5-Apr-96       #N/A     19.5           13-Jun-96      27800     20.6255      21-Aug-96      25900     21.5
 8-Apr-96       9500     19.375         14-Jun-96      77200     20.6255      22-Aug-96      20600     21.75
 9-Apr-96      13700     19.375         17-Jun-96       8400     20.5         23-Aug-96      20400     21.625
10-Apr-96      32100     19.25          18-Jun-96      18800     20.6255      26-Aug-96      45200     21.875
11-Apr-96      25800     19             19-Jun-96      12300     20.3755      27-Aug-96      50000     22.375
12-Apr-96      25200     19.375         20-Jun-96      22700     20.1255      28-Aug-96      58300     22.375
15-Apr-96      13300     19.25          21-Jun-96      35000     20.3755      29-Aug-96      54900     22.75
16-Apr-96      15600     19.375         24-Jun-96     117900     20.1255      30-Aug-96      47300     22.5
17-Apr-96      51200     19.625         25-Jun-96      22700     20.25         2-Sep-96       #N/A     22.5
18-Apr-96      18600     19.75          26-Jun-96      47700     20.3755       3-Sep-96      30500     22.625
19-Apr-96      35300     19.75          27-Jun-96      21700     20.25         4-Sep-96      23300     22.5
22-Apr-96      26400     20             28-Jun-96      41200     20.1255       5-Sep-96      12600     22.25
23-Apr-96      28300     19.75           1-Jul-96      10800     20.25         6-Sep-96      52500     22.5
24-Apr-96      54200     19.875          2-Jul-96     123800     20.3755       9-Sep-96      82300     23.125
25-Apr-96      30900     20              3-Jul-96       4900     20.6255      10-Sep-96      40000     23.125
26-Apr-96       6100     20              4-Jul-96       #N/A     20.6255      11-Sep-96      38100     22.875
29-Apr-96      22900     20.125          5-Jul-96       4700     20.3755      12-Sep-96      51400     23.375
30-Apr-96      52800     20              8-Jul-96      62300     20.5         13-Sep-96      24900     22.75
 1-May-96      22000     20              9-Jul-96     112700     20.6255      16-Sep-96      61000     22.375
 2-May-96      70800     20             10-Jul-96      17900     20.6255      17-Sep-96      33800     22
 3-May-96      22600     20             11-Jul-96      39000     20.6255      18-Sep-96      21500     22.25
 6-May-96      43700     20.125         12-Jul-96      35000     20.6255      19-Sep-96      18600     22.375

  Date        Volume     Close             Date       Volume     Close          Date        Volume     Close
---------     ------     -----          ---------     ------     -----        ---------     ------     ------
20-Sep-96      22000     22.5           28-Nov-96       #N/A     24            5-Feb-97      76400     27.125
23-Sep-96      12000     22.5           29-Nov-96      23700     24.5          6-Feb-97     116800     27.25
24-Sep-96       9700     22.5            2-Dec-96      31600     24.375        7-Feb-97      52000     27.5
25-Sep-96      12500     22.625          3-Dec-96      50600     24.875       10-Feb-97      25900     27.75
26-Sep-96      68800     22.375          4-Dec-96      43000     24.5         11-Feb-97      17700     27.625
27-Sep-96      50500     22.375          5-Dec-96      18700     24.25        12-Feb-97      23500     27.375
30-Sep-96      42500     22.125          6-Dec-96      18700     24           13-Feb-97      26500     27.5
 1-Oct-96      33900     22.125          9-Dec-96      37300     24           14-Feb-97     464500     27.5
 2-Oct-96      19200     22.125         10-Dec-96      20700     24.375       17-Feb-97       #N/A     27.5
 3-Oct-96      26700     22.25          11-Dec-96      40700     24.25        18-Feb-97      72800     27.25
 4-Oct-96      37900     22.25          12-Dec-96      32400     24.625       19-Feb-97      82900     27.375
 7-Oct-96      20500     22.125         13-Dec-96      22100     24.75        20-Feb-97     110500     27.125
 8-Oct-96      36100     22.375         16-Dec-96      38500     24.5         21-Feb-97      87400     27
 9-Oct-96      23500     22.375         17-Dec-96      31300     24.375       24-Feb-97      35100     27
10-Oct-96       4100     22.375         18-Dec-96      33500     24.375       25-Feb-97      39100     26.875
11-Oct-96      17600     22.625         19-Dec-96      58200     25           26-Feb-97      27800     26.75
14-Oct-96      10600     22.5           20-Dec-96      52700     24.75        27-Feb-97      37700     26.75
15-Oct-96      31100     22.5           23-Dec-96      13900     24.75        28-Feb-97      22500     27
16-Oct-96      26800     22.75          24-Dec-96      41600     24.75         3-Mar-97      46100     27.25
17-Oct-96       5000     22.5           25-Dec-96       #N/A     24.75         4-Mar-97      50200     27.625
18-Oct-96      28900     22.5           26-Dec-96      26200     24.75         5-Mar-97     128300     27.75
21-Oct-96      20800     22.25          27-Dec-96      72400     24.75         6-Mar-97      69200     27.75
22-Oct-96      11100     22.75          30-Dec-96      46000     24.875        7-Mar-97      61500     27.875
23-Oct-96       2800     22.875         31-Dec-96      47300     25           10-Mar-97      55000     28.125
24-Oct-96      43100     23.25           1-Jan-97       #N/A     25           11-Mar-97      49100     28.125
25-Oct-96       6600     23.125          2-Jan-97      49500     24.875       12-Mar-97      34500     28
28-Oct-96      18300     23              3-Jan-97      47200     25.25        13-Mar-97      56200     28
29-Oct-96       5900     23.125          6-Jan-97      77200     25.375       14-Mar-97      25100     28.25
30-Oct-96      11700     23.125          7-Jan-97      82900     26.5         17-Mar-97      43000     28.375
31-Oct-96      17800     23              8-Jan-97      68000     26.375       18-Mar-97      85900     29.375
 1-Nov-96      14400     23              9-Jan-97      74600     26.125       19-Mar-97     110300     28.625
 4-Nov-96      43900     23.625         10-Jan-97      34000     26.25        20-Mar-97      32600     28.375
 5-Nov-96      56500     24             13-Jan-97      39300     26.75        21-Mar-97      47500     28.5
 6-Nov-96      44900     24.25          14-Jan-97      57800     27.375       24-Mar-97      34300     28.125
 7-Nov-96      77300     24.75          15-Jan-97      59500     27.5         25-Mar-97      94300     28.25
 8-Nov-96      29400     24.875         16-Jan-97      40300     27.375       26-Mar-97      90400     28.125
11-Nov-96      19600     24.75          17-Jan-97      68500     27.5         27-Mar-97      90100     28.375
12-Nov-96      19100     24.875         20-Jan-97      58600     27.625       28-Mar-97       #N/A     28.375
13-Nov-96      22300     25             21-Jan-97      49100     27.5         31-Mar-97      41500     28.375
14-Nov-96      25900     25             22-Jan-97      35400     27.375        1-Apr-97      85500     28.625
15-Nov-96      19400     24.5           23-Jan-97      30900     27.25         2-Apr-97     279700     28.375
18-Nov-96      15500     24.625         24-Jan-97      34500     26.75         3-Apr-97     255200     28.375
19-Nov-96       8900     24.625         27-Jan-97      36600     26.375        4-Apr-97     175500     28
20-Nov-96      19800     24.5           28-Jan-97      25100     26.625        7-Apr-97      18100     28
21-Nov-96      52400     24.125         29-Jan-97      44800     26.25         8-Apr-97      21400     28
22-Nov-96      68000     24.125         30-Jan-97      31300     26.75         9-Apr-97      17200     27.625
25-Nov-96      41300     24             31-Jan-97      20300     26.75        10-Apr-97      32600     27.625
26-Nov-96      20800     23.75           3-Feb-97      30900     26.75        11-Apr-97      31900     27.625
27-Nov-96       8000     24              4-Feb-97      28800     26.875       14-Apr-97      39200     27.5

  Date        Volume     Close             Date       Volume     Close          Date        Volume     Close
---------     ------     -----          ---------     ------     -----        ---------     ------     ------
15-Apr-97      40200     27.625         23-Jun-97      20400     29.375       29-Aug-97      49900     28.625
16-Apr-97      40600     28.125         24-Jun-97      21000     29.4375       1-Sep-97       #N/A     28.625
17-Apr-97      30000     28.125         25-Jun-97      13600     29.4375       2-Sep-97      19200     28.75
18-Apr-97      34600     28             26-Jun-97      16300     29.25         3-Sep-97      34700     28.6875
21-Apr-97      50100     27.875         27-Jun-97      13900     29.4375       4-Sep-97      15900     28.6875
22-Apr-97      23400     28             30-Jun-97      54800     29.375        5-Sep-97      27700     28.5625
23-Apr-97      16400     27.875          1-Jul-97     111600     29.5625       8-Sep-97      41800     28.4375
24-Apr-97      34400     26.75           2-Jul-97      38000     29.375        9-Sep-97      32500     28.6875
25-Apr-97      23400     26.625          3-Jul-97      14200     29.625       10-Sep-97     122600     28.625
28-Apr-97      68800     26.5            4-Jul-97       #N/A     29.625       11-Sep-97      34600     28.5
29-Apr-97     563100     26.625          7-Jul-97      67900     29.8125      12-Sep-97      12600     28.9375
30-Apr-97      56800     26.75           8-Jul-97      46400     29.375       15-Sep-97      11600     29.125
 1-May-97      61900     26.375          9-Jul-97      43700     29.0625      16-Sep-97      27600     29.625
 2-May-97      54500     26.375         10-Jul-97      35400     29.5         17-Sep-97      27000     29.875
 5-May-97      29500     26.75          11-Jul-97     104900     29.6875      18-Sep-97      26600     30.1875
 6-May-97      45900     26.625         14-Jul-97      26000     29.375       19-Sep-97      62800     30.75
 7-May-97      26200     26.125         15-Jul-97     108200     29.5         22-Sep-97      49900     30.875
 8-May-97      35700     25.75          16-Jul-97      13000     29.5         23-Sep-97      79000     31.1875
 9-May-97     348300     25.625         17-Jul-97      50700     29.5         24-Sep-97      34200     31.75
12-May-97      78600     26.125         18-Jul-97      62300     29.5625      25-Sep-97      28100     32
13-May-97      48800     26.5           21-Jul-97      11200     29.5625      26-Sep-97      40500     32.125
14-May-97      16600     26.625         22-Jul-97      23000     29.6875      29-Sep-97      30700     32.375
15-May-97      24800     27.125         23-Jul-97      48100     29.8125      30-Sep-97      53000     33.375
16-May-97      33800     27             24-Jul-97      57400     30            1-Oct-97      69500     33.125
19-May-97      17800     27.25          25-Jul-97      24300     30.0625       2-Oct-97      78700     33.1875
20-May-97      42400     27.5           28-Jul-97      33900     29.9375       3-Oct-97      35700     33.1875
21-May-97      79900     28             29-Jul-97       9400     30            6-Oct-97      55300     33.125
22-May-97      25500     28.125         30-Jul-97      22000     30.1875       7-Oct-97      70500     33.125
23-May-97      35900     28.125         31-Jul-97      15100     30            8-Oct-97      59300     33.5
26-May-97       #N/A     28.125          1-Aug-97      16500     29.875        9-Oct-97      22600     32.875
27-May-97      38100     28.25           4-Aug-97      12700     29.8125      10-Oct-97      37900     31.75
28-May-97      25300     28.375          5-Aug-97     115700     29.75        13-Oct-97      24600     31.4375
29-May-97      74500     28              6-Aug-97       8000     29.625       14-Oct-97      27400     31.1875
30-May-97      78200     28.125          7-Aug-97     124700     29.5         15-Oct-97      20300     31.1875
 2-Jun-97      42300     28              8-Aug-97      86600     29.5         16-Oct-97      20200     31
 3-Jun-97      35600     28.125         11-Aug-97      97400     29           17-Oct-97      17400     30.6875
 4-Jun-97      15100     28.25          12-Aug-97     141300     29           20-Oct-97      18400     30.75
 5-Jun-97      13300     28.125         13-Aug-97      39900     28.75        21-Oct-97      15200     30.6875
 6-Jun-97      41800     28.25          14-Aug-97      13100     28.875       22-Oct-97      11300     30.6875
 9-Jun-97      10100     28.375         15-Aug-97       5200     28.875       23-Oct-97      24300     30.4375
10-Jun-97      22700     28.25          18-Aug-97       6900     28.8125      24-Oct-97      38800     30.375
11-Jun-97      43600     28.25          19-Aug-97      22300     28.9375      27-Oct-97      96300     29.75
12-Jun-97      63800     28.5           20-Aug-97      20400     28.75        28-Oct-97      56900     29.875
13-Jun-97     101400     29.375         21-Aug-97      20000     28.75        29-Oct-97      31700     30.125
16-Jun-97      22500     29.875         22-Aug-97      14800     28.6875      30-Oct-97      28700     30.25
17-Jun-97      88800     30             25-Aug-97      39700     28.625       31-Oct-97      21700     30.75
18-Jun-97      60100     29.75          26-Aug-97      16900     28.25         3-Nov-97      18800     30.9375
19-Jun-97      34100     29.625         27-Aug-97      15200     28.4375       4-Nov-97      12800     31
20-Jun-97      56000     29.625         28-Aug-97      24000     28.5625       5-Nov-97      19800     31.25

  Date        Volume     Close             Date       Volume     Close          Date        Volume     Close
---------     ------     -----          ---------     ------     -----        ---------     ------     ------
 6-Nov-97       9700     31.125         14-Jan-98      65400     32           24-Mar-98      19300     30.4375
 7-Nov-97      63900     31.5           15-Jan-98      37400     31.75        25-Mar-98      59100     30.75
10-Nov-97      36500     31.6875        16-Jan-98      36600     31.5625      26-Mar-98      39400     31.1875
11-Nov-97      12300     31.625         19-Jan-98       #N/A     31.5625      27-Mar-98      10800     31.0625
12-Nov-97      18900     31.5           20-Jan-98      17700     32           30-Mar-98      15100     31.125
13-Nov-97      82700     31.1875        21-Jan-98       9700     32.1875      31-Mar-98      32800     31.5
14-Nov-97      25200     31             22-Jan-98      30500     32.0625       1-Apr-98      15600     31.3125
17-Nov-97      38500     31.1875        23-Jan-98      14200     32            2-Apr-98      14400     31.25
18-Nov-97      95700     30.75          26-Jan-98      11100     32.125        3-Apr-98       6500     31.4375
19-Nov-97      12400     30.9375        27-Jan-98      14700     31.625        6-Apr-98      24800     31.4375
20-Nov-97       7300     31             28-Jan-98      25100     32.0625       7-Apr-98      57800     31.875
21-Nov-97      15400     31.0625        29-Jan-98      11200     32.1875       8-Apr-98      16100     31.4375
24-Nov-97      36900     30.875         30-Jan-98       9400     32.0625       9-Apr-98      22300     31.375
25-Nov-97      33600     31              2-Feb-98      24100     32.0625      10-Apr-98       #N/A     31.375
26-Nov-97      33500     31.0625         3-Feb-98      28600     31.9375      13-Apr-98      48700     31.375
27-Nov-97       #N/A     31.0625         4-Feb-98      17500     31.8125      14-Apr-98      39500     31.25
28-Nov-97      20600     31.0625         5-Feb-98      20900     31.8125      15-Apr-98     108200     31.25
 1-Dec-97      54100     31.25           6-Feb-98      22100     31.625       16-Apr-98      18000     31.0625
 2-Dec-97      67000     31              9-Feb-98      19200     31.5625      17-Apr-98      48400     31.25
 3-Dec-97     109800     30.875         10-Feb-98      48000     31.625       20-Apr-98      31300     31.1875
 4-Dec-97     200700     31.1875        11-Feb-98      39600     31.8125      21-Apr-98      73300     31.125
 5-Dec-97      38900     31             12-Feb-98      32300     31.1875      22-Apr-98      86500     31.1875
 8-Dec-97     146000     31.0625        13-Feb-98      98800     30.75        23-Apr-98     221100     30.9375
 9-Dec-97     176600     31.1875        16-Feb-98       #N/A     30.75        24-Apr-98      54400     30.9375
10-Dec-97      14400     31.1875        17-Feb-98      48500     30.75        27-Apr-98      11700     30.5
11-Dec-97      77900     31.0625        18-Feb-98      40900     30.4375      28-Apr-98      18600     30.5
12-Dec-97      42400     31.1875        19-Feb-98      23100     30.3125      29-Apr-98       5800     30.5
15-Dec-97      38700     31.1875        20-Feb-98      39000     30.4375      30-Apr-98      53900     30.5625
16-Dec-97      13400     31.0625        23-Feb-98      19500     30.6875       1-May-98      22700     30.4375
17-Dec-97     112300     31             24-Feb-98      36600     30.5625       4-May-98      98000     30.375
18-Dec-97      43900     30.9375        25-Feb-98      18600     30.875        5-May-98      58200     30.4375
19-Dec-97      52800     31             26-Feb-98      15700     30.8125       6-May-98      62500     30.0625
22-Dec-97      89100     31.0625        27-Feb-98      40400     30.5          7-May-98      48500     30.125
23-Dec-97       9900     31.125          2-Mar-98      70200     30.4375       8-May-98      35100     30.125
24-Dec-97      26200     31.0625         3-Mar-98      18900     30.625       11-May-98      53400     30.4375
25-Dec-97       #N/A     31.0625         4-Mar-98      30200     30.625       12-May-98      60300     30.3125
26-Dec-97       4900     31.1875         5-Mar-98      19900     30.5625      13-May-98     142900     30.3125
29-Dec-97      27200     31.3125         6-Mar-98      22500     30.875       14-May-98       9500     30
30-Dec-97      32900     32              9-Mar-98      47900     30.5625      15-May-98      35200     29.9375
31-Dec-97      11900     31.8125        10-Mar-98      76400     30.4375      18-May-98      26900     29.75
 1-Jan-98       #N/A     31.8125        11-Mar-98     248600     30.625       19-May-98      54000     29.9375
 2-Jan-98       4400     32.0625        12-Mar-98      11900     30.625       20-May-98      16700     30
 5-Jan-98      12000     32             13-Mar-98      42000     30.5         21-May-98     108800     29.875
 6-Jan-98      22900     31.875         16-Mar-98      31700     30.625       22-May-98      40100     29.8125
 7-Jan-98       9600     31.875         17-Mar-98      12700     30.5625      25-May-98       #N/A     29.8125
 8-Jan-98      13300     31.9375        18-Mar-98      10800     30.4375      26-May-98      46800     29.75
 9-Jan-98     126700     32             19-Mar-98      24700     30.5625      27-May-98      12100     29.5
12-Jan-98      31200     31.875         20-Mar-98      20500     30.5625      28-May-98      38400     29.5625
13-Jan-98      33800     32.0625        23-Mar-98      15000     30.4375      29-May-98      30600     29.875

  Date        Volume     Close             Date       Volume     Close          Date        Volume     Close
---------     ------     -----          ---------     ------     -----        ---------     ------     ------
 1-Jun-98      49500     29.8125        18-Aug-98      63200     27.25         4-Nov-98      75000     26.5625
 2-Jun-98      22800     29.9375        19-Aug-98      22400     27.25         5-Nov-98      24100     26.9375
 3-Jun-98     232600     29.8125        20-Aug-98      42300     27.3125       6-Nov-98      28100     26.625
 4-Jun-98       6700     29.875         21-Aug-98      56800     26.875        9-Nov-98      30200     26.5625
 5-Jun-98      22100     29.75          24-Aug-98      71500     27.0625      10-Nov-98    1042600     27
 8-Jun-98      13500     29.9375        25-Aug-98      80900     26.875       11-Nov-98      25300     27.125
 9-Jun-98      26900     29.75          26-Aug-98      51100     26.875       12-Nov-98      31400     27.3125
10-Jun-98      39300     29.625         27-Aug-98     117500     26.75        13-Nov-98      45900     26.9375
11-Jun-98     165000     29.9375        28-Aug-98      53000     26.375       16-Nov-98      54200     27.375
12-Jun-98      63200     29.5           31-Aug-98     100900     25.5         17-Nov-98      20400     27.75
15-Jun-98      54300     29.3125         1-Sep-98      69100     25.4375      18-Nov-98      22300     27.5
16-Jun-98      46300     29.25           2-Sep-98      68500     25.6797      19-Nov-98      11100     27.4375
17-Jun-98       7100     29.3125         3-Sep-98      29500     25.375       20-Nov-98       7600     27.25
18-Jun-98      11700     29.25           4-Sep-98      58400     25.1875      23-Nov-98      13600     27.125
19-Jun-98      17700     29.0625         7-Sep-98       #N/A     25.1875      24-Nov-98      20800     27.0625
22-Jun-98      41800     29.125          8-Sep-98      59900     25.625       25-Nov-98      25700     27.125
23-Jun-98      21800     29.25           9-Sep-98      62500     24.75        26-Nov-98       #N/A     27.125
24-Jun-98      20500     28.5625        10-Sep-98      42500     24.125       27-Nov-98      13000     27.4375
25-Jun-98      33900     28.625         11-Sep-98      76300     23.5         30-Nov-98      52300     26.8125
26-Jun-98      30200     28.3125        14-Sep-98      94400     24.125        1-Dec-98      56500     27.375
29-Jun-98      29000     28.4375        15-Sep-98     107900     24.0625       2-Dec-98     968200     31.5625
30-Jun-98      76800     28.9375        16-Sep-98     114200     24.375        3-Dec-98     439000     31.625
 1-Jul-98     164400     28.8125        17-Sep-98       7500     24.5          4-Dec-98     445400     31.5
 2-Jul-98      30500     28.875         18-Sep-98      54500     25.3125       7-Dec-98     294900     31.6523
 3-Jul-98       #N/A     28.875         21-Sep-98     123900     25.4375       8-Dec-98     247100     31.75
 6-Jul-98      79000     29             22-Sep-98     112700     26.4375       9-Dec-98      59500     31.8125
 7-Jul-98     146200     29.5           23-Sep-98      64100     26.875       10-Dec-98     109000     31.875
 8-Jul-98      62200     29.5           24-Sep-98      95800     27           11-Dec-98     343000     31.6875
 9-Jul-98       8800     29.5           25-Sep-98      11300     26.75        14-Dec-98     138400     31.75
10-Jul-98      32500     29.5           28-Sep-98      27600     26.6875      15-Dec-98      50700     31.8125
13-Jul-98      38000     29.625         29-Sep-98      22100     26.5625      16-Dec-98      22000     31.9375
14-Jul-98      19900     29.6875        30-Sep-98      56700     26.875       17-Dec-98     135700     31.9375
15-Jul-98      72600     29.6875         1-Oct-98      15200     26.25        18-Dec-98      89700     32
16-Jul-98      43000     29.75           2-Oct-98      23400     26           21-Dec-98      14400     32
17-Jul-98      27100     29.625          5-Oct-98      77900     25.375       22-Dec-98      80200     31.75
20-Jul-98      24700     29.625          6-Oct-98      29700     24.75        23-Dec-98      26300     31.875
21-Jul-98      43100     29.5            7-Oct-98      48400     24.4375      24-Dec-98      23700     31.8125
22-Jul-98      87200     29.25           8-Oct-98      50400     23.375       25-Dec-98       #N/A     31.8125
23-Jul-98      32000     29.0625         9-Oct-98      70400     23.9375      28-Dec-98      28400     31.8125
24-Jul-98      22800     28.9375        12-Oct-98     116700     24.5         29-Dec-98      81900     31.875
27-Jul-98      22800     28.6875        13-Oct-98      46000     24.5625      30-Dec-98      13400     31.75
28-Jul-98      67100     28.5625        14-Oct-98      11300     24.625       31-Dec-98      10900     31.875
29-Jul-98      63500     28.625         15-Oct-98      36100     25.375        1-Jan-99       #N/A     31.875
30-Jul-98      62500     28.625         16-Oct-98      25600     25.625        4-Jan-99      32300     31.8125
31-Jul-98      20900     28.25          19-Oct-98      34100     25.875        5-Jan-99      93500     31.875
 3-Aug-98      43900     28.1875        20-Oct-98      38600     25.875        6-Jan-99     354200     32.0625
 4-Aug-98      57200     27.3125        21-Oct-98      61900     26            7-Jan-99     133700     32
 5-Aug-98      27700     27             22-Oct-98      55100     26            8-Jan-99      16100     32
 6-Aug-98      92000     27             23-Oct-98      35100     26.4375      11-Jan-99      79000     32.0625
 7-Aug-98     112200     27.25          26-Oct-98      17500     26.625       12-Jan-99      89000     32.1875
10-Aug-98      13100     27.3125        27-Oct-98      16400     26.25        13-Jan-99      70900     32
11-Aug-98      39300     27.0625        28-Oct-98      21200     26.25        14-Jan-99      98700     32
12-Aug-98      91800     27.25          29-Oct-98     160100     26.1875      15-Jan-99     179700     32.375
13-Aug-98      75700     27.25          30-Oct-98     149700     26.25        18-Jan-99       #N/A     32.375
14-Aug-98      42200     27.125          2-Nov-98      98900     26.1875      19-Jan-99     184000     32.125
17-Aug-98      61500     27.25           3-Nov-98     135500     26.1875      20-Jan-99      82800     32

                                  PROJECT DELTA

--------------------------------------------------------------------------------

                        Analysis of All Shareholdings(1)


                                                                                                  CUMULATIVE
     RANK                INSTITUTION                   CHANGE    CURRENT HOLDINGS    %TSO            %TSO        REPORT DATE
   -------  -------------------------------------    ----------  ----------------    -----        ----------     -----------
       1    Beta(2)                                         -      28,260,443        62.4%           62.4%       12/02/98
       2    ABKB/LaSalle Securities Ltd.               11,100       1,246,300         2.8%           65.1%        9/30/98
       3    Morgan Stanley Dean Witter (3)            319,800       1,098,400         2.4%           67.5%        9/30/98
       4    Lend Lease ERE Rosen Real Estate Sec       88,750         804,500         1.8%           69.3%        9/30/98
       5    Prudential Mutual Fund Invt. Mgmt.              -         787,400         1.7%           71.1%        9/30/98
       6    Capital Guardian Trust Company            (33,300)        648,400         1.4%           72.5%        9/30/98
       7    Franklin Resources, Inc.                   82,537         590,017         1.3%           73.8%        9/30/98
       8    Smith Barney Investment Advisors          (21,356)        583,486         1.3%           75.1%        9/30/98
       9    ABN AMRO Asset Management (4)             150,700       1,009,900         2.2%           77.3%        9/30/98
      10    Merrill Lynch Asset Management(5)         (72,975)        583,625         1.3%           78.6%        9/30/98
      11    Barclays Global Investors, N.A.            83,377         391,272         0.9%           79.5%        9/30/98
      12    State Teachers Retirmnt Syst. - Ohio            -         300,000         0.7%           80.1%        9/30/98
      13    The Vanguard Group                        (2,100)         294,700         0.7%           80.8%       12/31/98
      14    United States Trust Co. of New York      (12,900)         242,138         0.5%           81.3%        9/30/98
      15    Pioneering Management Corporation        (10,000)         237,000         0.5%           81.8%        9/30/98
      16    John McStay Investment Counsel             37,200         205,700         0.5%           82.3%        9/30/98
      17    Fidelity Management & Research Co.              -         192,200         0.4%           82.7%        9/30/98
      18    Northwestern Mutual Life Ins. Co.               -         190,800         0.4%           83.1%        9/30/98
      19    State Street Bank and Tr. Co. Boston       43,000         164,025         0.4%           83.5%        9/30/98
      20    Alliance Capital Management L.P.              900         157,400         0.3%           83.8%        9/30/98
      21    Cohen & Steers Capital Mgmt. Inc.      (1,165,400)        118,000         0.3%           84.1%        9/30/98
      22    Colorado Public Employees Retirement       47,600         105,800         0.2%           84.3%        9/30/98
      23    Mellon Bank, N.A.                             900          89,234         0.2%           84.5%        9/30/98
      24    Duff & Phelps Investment Management             -          81,100         0.2%           84.7%        9/30/98
      25    Foreign & Colonial Emerging Markets        80,927          80,927         0.2%           84.9%        6/30/98

            Top 25 Shareholders                                    38,462,767        84.9%
            Remaining Holders                                       6,853,153        15.1%
                                                                  -----------      ------
            Total Shares and Units Outstanding                     45,315,920       100.0%


Notes:

(1) Includes both common shares and OP units redeemable for common shares. Fully diluted for options at $34.00.

(2)  Includes 183,325 shares held by Mr. Beta

(3)  Includes 287,400 shares held by Van Kampen.

(4)  Includes 492,800 shares held by ABN AMRO Bank.

(5)  Includes 142,000 shares held by Merrill Lynch Capital Markets.

                                  PROJECT DELTA

--------------------------------------------------------------------------------

                              Transaction Rationale


                                     ALPHA

-    Attractive price relative to numerous valuation methodologies

- Provides shareholders approximately 20% compounded annual return, including dividends, for shareholders who purchased shares in IPO

- Future performance and valuation of Alpha would likely be negatively impacted given conflicts of interest with Beta

- Financing development plan may be difficult, and would be if current equity market conditions continued

-    Management uncertainty prior to, and after, Proposal

-    Delivery of multi-family parcels on the ranch may be slowed

-    Public real estate market has softened as investors have left the market


                                      BETA

-    100% control and ownership of Alpha

     -    receive all of projected earnings and cash flow growth

     -    control of management and all decision-making

     - alignment of Alpha's and Beta's interest should maximize combined valuation

     - capture full development profit and the right to develop on the Irvine Ranch

-    Finance company better without public company debt limitations

     -    access less expensive, private sources of capital

-    Eliminate public scrutiny and disclosure requirements

     -    Also reduces overhead associated with a public company

--------------------------------------------------------------------------------

                               VALUATION OF ALPHA

--------------------------------------------------------------------------------

                                  PROJECT DELTA

                                   NAV Summary
                                      ($MM)


                                          Average        1998 Q4                              Selected          Preliminary
                                            Year       Forecast NOI     1999 Projected NOI    Cap Rates          Value Range
                                                      ---------------   -------------------  -----------     ----------------------
                         Prop-            Of Comp-                       5% Rent   9% Rent   Low    High
                         erties   Units   letion(1)   Total   Per Unit  Growth(3) Growth(3)  Case   Case     Low Case     High Case
                         ------   -----   ---------   -----   --------  -------------------  ----   ----     --------     ---------
STABILIZED PROPERTIES:

Tier I(4)                  19     6,775     1993(2)   $19.5    $2,878    $ 80.8   $ 83.6     7.75%  7.25%   $  1,042.8    $ 1,152.5

Tier II(5)                 24     5,969     1985      $14.5     2,423    $ 60.0   $ 62.0     8.00%  7.50%   $    748.8    $   825.9

Tier III                   13     3,573     1978      $ 7.7     2,149    $ 31.8   $ 32.9     8.25%  7.75%   $    385.8    $   424.6
                           --     -----     ----      -----    ------    ------   ------     ----   ----    ----------    ---------
TOTAL STABILIZED
   PROPERTIES              56    16,317               $41.6    $2,552    $172.6   $178.5     7.93%  7.43%   $  2,177.5    $ 2,403.0

                                                                                          VALUE  PER UNIT   $  133,447    $ 147,272

Properties Under
   Development(6)                                                                                           $    242.2    $   307.8

TOTAL ASSET VALUE                                                                                           $  2,419.7    $ 2,710.8

Cash and Other Assets(7)                                                                                          14.8         14.8
Other Liabilities(7)                                                                                             (46.4)       (46.4)
Debt(7)                                                                                                         (752.1)      (752.1)
Tax Exempt Debt Value(8)                                                                                          64.3         83.5
Preferred Stock                                                                                                 (200.0)      (200.0)
                                                                                                            ----------    ---------
NET ASSET VALUE                                                                                             $  1,500.2    $ 1,810.6

DILUTED SHARES(9)                                                                                           45,315,920    45,315,920

NAV/SHARE                                                                                                   $    33.11    $   39.96



Notes:

(1) For average unit in sub-portfolios, reflects first year of completion of project.

(2)  1994 if Promontory Point is excluded (520 unit property built in 1974).

(3) Low Case assumed 5% rent growth, high case assumed 9% rent growth. Both cases assume 3% expense growth and 70.0% operating margin in 1998 Q4.

(4) Includes recent acquisition of One Park Place and The Hamptons. $0.3 MM subtracted from value for costs remaining on The Hamptons.

(5) Includes recent acquisition of Rancho Santa Fe, adjusted for remaining costs to incur of $0.6 MM for renovation capital expenditures.

(6)  Includes value of Land Rights Agreement of $25-50 MM.

(7)  Pro forma for 12/31/98, based on adjustments to 11/30/98 Balance Sheet.

(8) Interest rate savings of 250 bp on $334.2 MM of bonds capped at 10% and 13%.

(9)  Options derived from Treasury Method using $34.00.

                                  PROJECT DELTA
                               KEY NAV ASSUMPTIONS

STABILIZED PROPERTIES

The 56 stabilized properties including recent acquisitions Park Place, Hamptons and Rancho Santa Fe, were placed into three tiers based upon:

      - year built                               - average rent

      - location                                 - quality

Each tier was ascribed a cap rate range:

      Tier I Newer properties in prime locations with highest rents. Cap rate range: 7.25% - 7.75%

      Tier II Late 1980s product including the student housing properties. Cap rate range: 7.5% - 8.0%

      Tier III Older product, lower average rent. Cap rate range: 7.75% - 8.25%

Cap rates were applied to 1999E NOI

These ranges were evaluated and deemed appropriate in light of cash flow yields (NOI less capital reserves) which would be about 96% as high

Net operating income was calculated based on:

      - 4th quarter forecasted NOI was increased at a quarterly compounded growth rate

      - Operating margin is assumed to be 70% and annual revenues are increased 5% to 9%

      - Expenses are escalated at 3%

PROPERTIES UNDER DEVELOPMENT

Properties under development were valued as follows:

      DCFs were performed for each property from 1/1/99 until stabilization Cap rates were applied ranging from 7.25% to 8.25% to compute terminal value at stabilization

      Discount rates of 12% to 16% were utilized

LAND RIGHTS AGREEMENT

The Land Rights Agreement was calculated utilizing two methodologies:

        I.  Below-market land acquisition prices

        Assuming the land is being transferred to Alpha at prices below what a third party would pay, the value differential was calculated given Alpha pays 95% of appraised value, with a total discount of 5% to 15% compared to a third party. The agreement was valued based upon the following variables:

        Discount to market:  5% to 15%                Average cost / unit: $50,000 to $75,000
        Units Developed:     1,000 to 1,500 per year  Discount Rates:      12% to 15%

        II. Value of Non-Compete

            The value differential between Alpha having the Agreement and the choice to develop, versus a third party developing on-ranch. The agreement was valued based upon the comparison of two DCF analyses:

        1. Third party developer develops on-ranch, rents increase 7% in 1999, 4% in 2000, and 3% thereafter

        2. Alpha stops developing on-ranch, rents increase over time, at rates of 1% to 2% above rates for Analysis I

                                 PROJECT DELTA
                 ----------------------------------------------
                  Property Breakdown: 56 Stabilized Properties

                                                                                                        1999 Forecasted NOI
                                                        Date of      Number of     1998 4th Quarter    ---------------------
     Property              Tier         City          Completion       Units        Forecasted NOI        Low         High
     --------              ----         -----         -----------    ----------     ---------------     -------     --------
Santa Maria                 I          Irvine            1997           227             $709             $2,987      $3,111
Turtle Rock Canyon          I          Irvine            1991           217              656             $2,767      $2,882
The Colony                  I       Newport Beach        1997           245            1,200             $5,059      $5,269
Newport Ridge               I       Newport Beach        1996           512            1,667             $7,027      $7,318
Promontory Point            I       Newport Beach        1974           520            1,900             $8,011      $8,343
Baypointe                   I       Newport Beach        1997           300            1,025             $4,319      $4,498
Rancho Monterey             I           Tustin           1996           436            1,256             $5,296      $5,516
Villas of Renaissance       I          La Jolla          1992           923            2,490            $10,496     $10,930
Amherst Court               I           Irvine           1991           162              317             $1,336      $1,391
One Park Place              I           Irvine           1998           216              400             $1,686      $1,756
San Mateo                   I           Irvine           1990           283              564             $2,377      $2,476
San Paulo                   I           Irvine           1993           382              789             $3,328      $3,466
Santa Clara                 I           Irvine           1996           378            1,041             $4,389      $4,570
Santa Rosa                  I           Irvine           1996           368              962             $4,056      $4,224
Santa Rosa II               I           Irvine           1997           207              800             $3,373      $3,512
Villa Coronado              I           Irvine           1996           513            1,341             $5,654      $5,888
The Hamptons                I         Cupertino          1998           342            1,160             $4,890      $5,093
Rancho Mariposa             I           Tustin           1992           238              533             $2,245      $2,338
Sierra Vista                I           Tustin           1992           306              692              2,917       3,037
                                                        ------       ------          -------           --------    --------
TIER I SUBTOTAL                                          1993         6,775          $19,501            $82,214     $85,619
                                                        ------       ------          -------           --------    --------

Berkeley Court              II          Irvine           1986           152              369              1,558       1,622
Cedar Creek                 II          Irvine           1985           176              383              1,613       1,680
Columbia Court              II          Irvine           1984            58              132                555         578
Cornell Court               II          Irvine           1984           109              277              1,166       1,214
Cross Creek                 II          Irvine           1985           136              307              1,295       1,348
Dartmouth Court             II          Irvine           1996           294              663              2,794       2,909
Harvard Court               II          Irvine           1986           112              245              1,032       1,075
Rancho San Joaquin          II          Irvine           1976           368              862              3,633       3,784
San Carlo                   II          Irvine           1989           354              932              3,930       4,093
San Leon                    II          Irvine           1987           248              579              2,441       2,542
San Marco                   II          Irvine           1988           426              934              3,939       4,103
San Marino                  II          Irvine           1986           200              426              1,795       1,869
San Remo                    II          Irvine          1986/88         248              512              2,159       2,248
Stanford Court              II          Irvine           1985           320              735              3,100       3,228
Turtle Rock Vista           II          Irvine          1976/77         252              666              2,810       2,926
Woodbridge Willows          II          Irvine           1984           200              443              1,866       1,943
Bayport                     II       Newport Beach       1971           104              242              1,022       1,064
Bayview                     II       Newport Beach       1971            64              178                750         781
Baywood                     II       Newport Beach      1973/84         388              988              4,167       4,339
Newport North               II       Newport Beach       1986           570            1,470              6,199       6,456
Rancho Alisal               II          Tustin          1988/91         356              821              3,463       3,607
Rancho Maderas              II          Tustin           1989           266              641             $2,702      $2,814
Rancho Santa Fe             II          Tustin           1998           316            1,025             $4,321      $4,500
Rancho Tierra               II          Tustin           1989           252              632             $2,664      $2,774
                                                        ------       ------          -------           --------    --------
TIER II SUBTOTAL                                         1985         5,969          $14,463            $60,973     $63,498
                                                        ------       ------          -------           --------    --------

Deerfield                   III         Irvine          1975/83         288              569             $2,397      $2,496
Northwood Park              III         Irvine           1985           168              363             $1,531      $1,595
Northwood Place             III         Irvine           1986           604            1,315             $5,544      $5,774
Orchard Park                III         Irvine           1982            60              150               $631        $657
Park West                   III         Irvine         1970/71/72       880            1,870             $7,883      $8,210
Parwood                     III         Irvine           1974           296              593             $2,498      $2,602
The Parklands               III         Irvine           1983           121              314             $1,324      $1,379
Windwood Glen               III         Irvine           1985           196              462             $1,947      $2,028
Windwood Knoll              III         Irvine           1983           248              514             $2,169      $2,259
Woodbridge Oaks             III         Irvine           1983           120              290             $1,222      $1,272
Woodbridge Pines            III         Irvine           1976           220              471             $1,984      $2,066
Woodbridge Villas           III         Irvine           1982           258              508             $2,141      $2,229
Mariner Square              III      Newport Beach       1969           114              261             $1,099      $1,145

                                                        ------       ------          -------           --------    --------
Tier III Subtotals                                       1978         3,573           $7,678            $32,870     $33,711
                                                        ------       ------          -------           --------    --------
TOTAL                                                                16,317          $41,642           $175,557    $182,828
                                                                     ======          =======           ========    ========

                                  PROJECT DELTA
                             Net Asset Value Back-Up

                          Properties Under Development



                                     First Month            Terminal Cap Rates       Discount Rates
                                                          ---------------------    --------------------
Property               Location      Stabilized   Units   Low Case    High Case    Low Case   High Case  Low Case(1)   High Case(1)
--------               --------      ----------   -----   --------    ---------    --------   ---------  -----------   ------------
Champagne Towers       Los Angeles   Dec-99        119      7.75%        7.25%      15.00%     13.00%    $ 47,380      $ 53,365
Brittany               Ranch         May-00        393      8.00%        7.50%      15.00%     13.00%      33,158        39,164
Sonoma                 Ranch         Apr-99        196      8.00%        7.50%      14.00%     12.00%      28,752        31,025
Stonecrest             Irvine        Oct-99        336      8.00%        7.50%      14.00%     12.00%      31,522        35,430
The Colony at
Avventine              San Diego     Jun-00        232      8.00%        7.50%      15.00%     13.00%      15,697        19,372
Bair Island            Redwood       Dec-99        155      8.00%        7.50%      15.00%     13.00%      19,020        22,148
Park Place             Ranch         Aug-02      1,226      8.25%        7.75%      16.00%     14.00%      41,720        57,295

                                                 -----                                                   --------      --------
TOTAL PROPERTIES
UNDER DEVELOPMENT                                2,657                                                   $217,249      $257,799



Notes:

(1) Valued as discounted cash flow as of 1/l/99.

                                  PROJECT DELTA

                   Notional Value of Land Rights Agreement(1)
                                      ($MM)

VALUE OF BELOW-MARKET LAND ACQUISITION PRICES

 Average land cost/unit(2)       $50,000   Inflation               3.0%
 Units developed/year(3)           1,000 % of appraised value(4)   95.0%
                                         % of third party value    100.0% Total Discount    5.0%

                  Units to be         Land          Appraised    3rd Party                  Total
                  Developed(2)    Purchase Price      Value        Value     Difference     units
                  ------------    --------------    ---------    ---------   ----------     -----
 1999                 1,476           78.20           91.17       91.17        12.97        1,476
 2000                   559           28.79           30.30       30.30         1.52        2,035
 2001                 1,075           57.02           60.02       60.02         3.00        3,110
 2002                 1,558           85.12           89.60       89.60         4.48        4,668
 2003                 1,220           68.66           72.27       72.27         3.61        5,888
 2004                 1,000           57.96           61.01       61.01         3.05        6,888
 2005                 1,000           59.70           62.84       62.84         3.14        7,888
 2006                 1,000           61.49           64.73       64.73         3.24        8,888
 2007                 1,000           63.34           66.67       66.67         3.33        9,888
 2008                   112            7.31            7.69        7.69         0.38       10,000




                   Average               Total                 Total Units Developed
                   -------               -----                 ---------------------

                 Land Cost     Market Discount      4,000        7,000       10,000      14,000
                 ---------     ---------------      -----        -----       ------      ------
                   $50,000                 15%      $35.4        $50.1        $61.0      $71.17
                    50,000                 10%      $25.2        $34.6        $41.5      $48.01
                    50,000                  5%      $16.1        $20.6        $24.0      $27.17

                   $75,000                 15%      $46.5        $68.5        $84.8     $100.11
                    75,000                 10%      $32.3        $46.3        $56.7      $66.45
                    75,000                  5%      $19.5        $26.3        $31.4      $36.15

Notes:

(1)  Present value at discount rate of 14%

(2) Recent land sale acquisition comps are in the $50,000 to $75,000 per unit range. 1999 land purchase price includes actuals for Bonita Canyon 2 & 3.

(3) For 1999-2003, units developed according to Alpha business plan for Irvine Ranch and according to total potential build-out of 4,000 to 8,000 units

(4)  Per Land Rights Agreement

                                  PROJECT DELTA

                   Notional Value of Land Rights Agreement (1)
                                      ($MM)


VALUE OF NON-COMPETE

DCF Analysis                                                               1999      2000      2001      2002      2003
                                                                           ----      ----      ----      ----      ----

Analysis I    LOSS OF NON-COMPETE - THIRD PARTY DEVELOPERS
              ON-RANCH
              On-ranch land can be sold to third party
              developers
              On-ranch development is deducted from
              Alpha company model
              Projected Rental Growth:                                      7.0%      4.0%      3.0%      3.0%      3.0%

Analysis 11   VALUE OF NON-COMPETE - ALPHA RIGHT TO DEVELOP
              Alpha stops buying land and ends on-ranch
              development, constricting supply
              On-ranch development is deducted from Alpha
              company model
                                                                 Increase:
                                                                 ---------
              Incremental Rental Growth - 1.0% by year 5          0.2%      7.2%      4.4%      3.6%    3.8%      4.0%
              Incremental Rental Growth - 1.5% by year 5          0.3%      7.3%      4.6%      3.9%    4.2%      4.5%
              Incremental Rental Growth - 2.0% by year 5          0.4%      7.4%      4.8%      4.2%    4.6%      5.0%



                                                       INCREASE IN RENT BY YEAR 5
                                                       --------------------------
 VALUE OF NON-COMPETE:          TERMINAL MULTIPLE      1.0%        1.5%      2.0%
 ---------------------          -----------------      ----        ----      ----
                                             9.Ox      $50.7       $65.5    $ 91.4
                                             9.5x      $53.3       $68.8    $ 96.1
                                            10.0x      $55.9       $72.2    $100.8
                                            10.5x      $58.5       $75.5    $105.4


Notes:

(1) Based on difference in present value of dividend discount models at 14% discount rate

                                 PROJECT DELTA
--------------------------------------------------------------------------------
                        Summary of Alpha Land Purchases


                                                                                            Difference    % Difference
                                                   Beta        Price           Alpha          Between          of
     Project         Date Sold   Total Units    Appraisal     per Unit       Appraisal      Appraisals    Alpha & Beta
-----------------    ---------   -----------   -----------  ------------    -----------     -----------   ------------
Villa Coronado         Jul-94       513        $15,900,000    $30,994       $ 5,400,000     $10,500,000        66%
Santa Rosa I           Jul-94       368         12,100,000     32,880         5,700,000       6,400,000        53%
Santa Clara            Jul-94       378         11,800,000     31,217         4,700,000       7,100,000        60%
Rancho Monterey        Jul-94       436         11,400,000     26,147         9,200,000       2,200,000        19%
Newport Ridge          Jul-94       512         14,800,000     28,906        13,000,000       1,800,000        12%
Baypointe              Oct-95       300                 NA         NA                NA              NA         NA
Santa Maria            Feb-96       227          7,700,000     33,921         5,420,000       2,280,000        30%
The Colony             Feb-96       245          5,900,000     24,082         4,230,000       1,670,000        28%
Santa Rosa II          Dec-96       207          7,207,000     34,816         4,910,000       2,297,000        32%
Rancho Santa Fe        Feb-97       316          9,800,000     31,013         5,920,000       3,880,000        40%
Sonoma                 Jul-97       196          6,687,000     34,117         5,954,000         733,000        11%
Brittany I             Jul-97       393         12,280,000     31,247        11,033,000       1,247,000        10%
Bonita Canyon 2(1)     Sep-98       351         24,300,000     69,231        18,000,000       6,300,000        26%
Bonita Canyon 3(1)     Sep-98       188         17,500,000     93,085        13,000,000       4,500,000        26%
-----------------------------------------------------------------------------------------------------------------
AVERAGE                                        $12,105,692    $31,055       $ 8,189,769     $ 3,915,923        32%
-----------------------------------------------------------------------------------------------------------------
Average of Last Two
Transactions                                   $20,900,000    $81,158       $15,500,000     $ 5,400,000        26%
-----------------------------------------------------------------------------------------------------------------


                                                                                              Final Price
                                                        Final Price                             per Unit        % Difference
                       Third Party                    Difference from      Final Price      Difference From          of
     Project            Appraisal     Final Price     Beta's Appraisal       Per Unit       Beta's Appraisal    Final & Beta
-----------------      -----------    -----------     ----------------     ------------     ----------------    ------------
Villa Coronado         $11,500,000    $ 5,842,000       $10,058,000           11,388             $19,606             63%
Santa Rosa I             9,100,000      3,277,000       $ 8,823,000            8,905             $23,976             73%
Santa Clara              8,900,000      3,761,000       $ 8,039,000            9,950             $21,267             68%
Rancho Monterey         11,250,000      6,823,000       $ 4,577,000           15,649             $10,498             40%
Newport Ridge           14,500,000      9,542,000       $ 5,258,000           18,637             $10,270             36%
Baypointe                       NA      4,190,000                NA           13,967                  NA              NA
Santa Maria                     NA      3,343,000       $ 4,357,000           14,727             $19,194             57%
The Colony                      NA      3,545,000       $ 2,355,000           14,469             $ 9,612             40%
Santa Rosa II            6,210,000      5,999,000       $ 1,208,000           28,981             $ 5,836             17%
Rancho Santa Fe          7,900,000      8,408,000       $ 1,392,000           26,608             $ 4,405             14%
Sonoma                   6,548,000      5,697,000       $   990,000           29,066             $ 5,051             15%
Brittany I              11,819,000     10,325,000       $ 1,955,000           26,272             $ 4,975             16%
Bonita Canyon 2(1)      20,000,000     18,050,000       $ 6,250,000           51,425             $17,806             26%
Bonita Canyon 3(1)      14,900,000     13,252,500       $ 4,247,500           70,492             $22,593             24%
-----------------------------------------------------------------------------------------------------------------------
AVERAGE                $11,147,909    $ 7,289,607       $ 4,577,654          $24,324             $13,468             38%
-----------------------------------------------------------------------------------------------------------------------
Average of Last Two
Transactions           $17,450,000    $15,651,250       $ 5,248,750          $60,958             $20,200             25%
-----------------------------------------------------------------------------------------------------------------------

(1) IAC has not yet purchased the Bonitas - land transfer planned for end of January 1999

                                  PROJECT DELTA
                        Other Assets / Other Liabilities

                                   (Thousands)


                                             11/30/98                          12/31/98
                                              Balance      Adjustments       Pro Forma
                                             --------      -----------       ----------
 OTHER ASSETS
       Prepaid Fees/Insurance                  $1,126                            $1,126
       Accounts Receivables                     2,495                             2,495
       Equipment                                1,768                             1,768
       Tenant Improvements/Predevelopment       1,803                             1,803
       Organization/Due Diligence costs           570                               570
       Storm Relocation                           193                               193
       Deposits                                 1,369                             1,369
       Tax Credit/Offering Costs                  399                               399
       Notes Receivable                         1,051                             1,051
       HUD Net Cash Flow                        3,623                             3,623
 TOTAL OTHER ASSETS                           $14,396                           $14,396
       Less Non-Cash Assets:
       Organization/Duc Diligence costs         (570)                             (570)
       Tax Credit/Offering Costs                (399)                             (399)
                                              -------                           -------
 NET OTHER ASSETS                             $13,427                           $13,427

 OTHER LIABILITIES
       Insurance/Tax Liabilities               $1,743                            $1,743
       Accounts Payable                         5,516                             5,516
       Accrued Interest                         3,456                             3,456
       Accounts Payable - CIP                  13,754                            13,754
       Property Tax Liability                   9,964          (8,000)            1,964
       Deferred/Unearned Income                 1,346                             1,346
       Due to Property Managers &
          Corp Housing                          3,267                             3,267
       Payroll Liabilities                      5,734                             5,734
       Other                                      195                               195
                                              -------          ------           -------

 TOTAL OTHER LIABILITIES                      $44,985          (8,000)          $36,985

                                  PROJECT DELTA
                                  Balance Sheet

                                   (Thousands)

                                                    11/30/98                         12/31/98
                                                    Balance         Adjustments      Pro Forma
                                                    -------         -----------      ---------
  ASSETS

          Real Estate Assets                      $1,410,650           4,597         $1,415,247
          Accumulated Depreciation                  (278,488)                          (278,488)
                                                  ----------                         ----------
                                                   1,132,162                          1,132,162
          Projects under development,
               incl land                             201,204                            201,204
                                                  ----------                         ----------
                                                   1,333,366                          1,333,366
            Cash                                      17,402         (16,000)             1,402
            Restricted Cash                            1,647                              1,647
            Deferred financing costs                  12,303                             12,303
            Other Assets                              14,396                             14,396
                                                  ----------         -------         ----------
  TOTAL ASSETS                                    $1,379,114         (11,403)        $1,367,711

   LIABILITIES
         Conventional mortgage financings         $  129,775                         $  129,775
         Mortgage notes payable to TIC                49,592                             49,592
         Tax-exempt assessment district debt          21,306                             21,306
         Unsecured tax-exempt bond financings        334,190                            334,190
         Tax-exempt Mortgage Debt                     18,000                             18,000
         Unsecured notes payable                      99,275                             99,275
         Unsecured line of credit                          0                                  0
         Wells Fargo Term Loan                       100,000                            100,000
                                                  ----------                         ----------
   CURRENT DEBT BALANCE                           $  752,138                         $  752,138
         Accounts payable and accrued
          liabilities                                 44,985          (8,000)            36,985
         Security deposits                             9,446                              9,446
         Dividends and distributions payable           3,403          (3,403)                 0
                                                  ----------         -------         ----------
   TOTAL LIABILITIES                              $  809,972         (11,403)        $  798,569

   PREFERRED STOCK
   Redeemable Preferred - Series A                   144,092                            144,092
   Redeemable Preferred - Series B                    48,751                             48,751
                                                  ----------         -------         ----------
   Total Preferred                                   192,843               0            192,843

   TOTAL LIABILITIES AND PREFERRED                $1,002,815                         $1,002,815

   Minority Interest                                 182,841                            182,841

   Shareholder's Equity                              193,458                            193,458

   TOTAL LIABILITIES AND
     SHAREHOLDER'S EQUITY                         $1,379,114         (11,403)        $1,367,711

                                  PROJECT DELTA
                   Stock Option Impact - Treasury Stock Method


                                                                                                   AT $34/SHARE
                                                                                ----------------------------------------------------
                                                        WTD. AVE.                                                         CUMULATIVE
                           EXERCISE        NO.          EXERCISE  CUMULATIVE       GROSS       REPURCHASED   NET SHARES    SHARES
      SERIES                 PRICE     OUTSTANDING        PRICE   OUTSTANDING    PROCEEDS        SHARES        ISSUED       ISSUED
      ------                 -----     -----------        -----   -----------    --------        ------        ------       ------

4/20/1995 Stock Options    $12.6250         4,000       $12.6250      4,000        $50,500         1,485        2,515        2,515
3/1/1995 Stock Options      16.1250       110,333        16.0026    114,333      1,779,120        52,327       58,006       60,521
12/8/1993 Stock Options     17.4400        20,000        16.2166    134,333        348,800        10,259        9,741       70,262
11/30/1993 Stock Options    17.5000        32,500        16.4666    166,833        568,750        16,728       15,772       86,034
1/25/1994 Stock Options     17.5000        15,000        16.5518    181,833        262,500         7,721        7,279       93,313
4/30/1996 Stock Options     20.0625         4,000        16.6274    185,833         80,250         2,360        1,640       94,953
4/25/1997 Stock Options     26.6250        20,000        17.5988    205,833        532,500        15,662        4,338       99,291
4/25/1997 Stock Options     26.7500         5,000        17.8159    210,833        133,750         3,934        1,066      100,357
2/4/1997 Stock Options      26.8750       110,000        20.9218    320,833      2,956,250        86,949       23,051      123,409
7/15/1997 Stock Options     29.5000       100,000        22.9602    420,833      2,950,000        86,765       13,235      136,644
6/1/1998 Stock Options      29.8125        10,000        23.1193    430,833        298,125         8,768        1,232      137,876
5/7/1998 Stock Options      30.1250        12,500        23.3168    443,333        376,563        11,075        1,425      139,300
3/12/1998 Stock Options     30.4375       100,000        24.6274    543,333      3,043,750        89,522       10,478      149,778
2/23/1998 Stock Options     30.6875        10,000        24.7369    553,333        306,875         9,026          974      150,753
4/22/1998 Stock Options     31.1875        10,000        24.8514    563,333        311,875         9,173          827      151,580
4/1/1998 Stock Options      31.3125        23,500        25.1101    586,833        735,844        21,642        1,858      153,437
2/6/1998 Stock Options      31.6250        38,000        25.5063    624,833      1,201,750        35,346        2,654      156,092
2/2/1998 Stock Options      32.0625        53,000        26.0190    677,833      1,699,313        49,980        3,020      159,112
TOTAL WTD. AVE.            $26.0190       677,833                              $17,636,513       518,721      159,112


                                  PROJECT DELTA
                    Summary of Discounted Cash Flow Analysis

                                           Conservative                 Moderate                 Aggressive
                                        -------------------       --------------------        ----------------
                                         Low          High          Low         High           Low        High
                                         ---          ----          ---         ----           ---        ----
Dividend Discount(1)(2)                 $28.86       $36.20       $30.86        $38.57        $31.91     $39.89

Free Cash Flow (3)(4)                    28.96        39.73        29.77         40.71         30.82      41.91

Leveraged Recapitalization(5)(6)         29.47        38.50        31.34         40.89         33.37      43.54



Notes:

(1) Dividend discount method low value: 9.5 times 2004 FFO terminal value, 14.0% discount rate.

(2) Dividend discount method high value: 11.5 times 2004 FFO terminal value, 12.0% discount rate.

(3) Free cash flow method low value: 11.0 times 2004 EBITDA, 11.0% discount rate.

(4) Free cash flow method high value: 12.5 times 2004 EBITDA, 10.0% discount rate.

(5) Leveraged recap. low value: 8.0 times 2004 FFO terminal value, 17.0% discount rate.

(6) Leveraged recap. high value: 10.0 times 2004 FFO terminal value, 15.0% discount rate.

                                 PROJECT DELTA

                    Discounted Cash Flow Analysis Assumptions

Basic Assumptions

     -    Rent growth in 2000 is assumed to be 4%.

     -    Rent growth in 2001 and thereafter is assumed to be 3%.

     -    Expenses grown at 3% annually.

     -    Interest rate assumed to be 7.5% on all future debt.

     - Development continues according to company projections but 1999 acquisitions have been omitted.

     - Rent growth and occupancy for off-ranch properties left at company projections (rent growth ranging from 4% to 5%, occupancy averages 95%).

     - Other income consists of income derived from projects such as the utility billing service (RUBS) and the appliance rental service as well as late charges and parking fees. For developments it is assumed to be 0.5% of total gross scheduled rent and for existing properties it grows at 3% annually, as per company projections. Also includes income derived from revenue sharing projects such as cable and telecommunications as well as application, termination, and pet fees, laundry service, and damage receipts. For developments it is assumed to be 1% of total gross scheduled rent and for existing properties it grows at 3% annually, as per company projections.

     - Shares outstanding: 45,330,741 (assumes options converted by treasury method using $35.00 per share value).

Variables

     - Occupancy: targeted stabilization occupancy of on-ranch properties is 95% for conservative case, 96% for other cases.

     -    1999 rent growth: on-ranch property rent growth in 1999 is 5% to 9%.

     - G&A for leveraged scenarios is 55% of Company projections, as per separate schedule.

     - In leveraged recapitalization scenarios, Beta is assumed to borrow $550 MM to buy shares of Alpha at $32.50 on 1/l/99.

     - For conservative case with current capital structure, Company dividend projection assumed.

     - For other cases with current capital structure, company's projected dividends increased by 100% of FFO percentage increase in 2000 through 2003 (FFO payout ratio averages 69% in 1999 to 2003).

     - For cases with leveraged capital structure, 50% of FAD paid quarterly as dividends.

                                  PROJECT DELTA
                      Conservative Case--Dividend Discount


                                                                                                       1999-2003
                          1999          2000           2001          2002        2003       2004(1)      CAGR
                          ----          ----           ----          ----        ----       -------      ----
FFO                     $132,491      $157,583       $185,700     $218,794     $250,664
Shares Outstanding        49,539        52,302         55,601       59,694       62,932
FFO/Share                  $2.67         $3.01          $3.34        $3.67        $3.98      $4.40       10.5%
Dividend/Share             $1.62         $1.83          $2.00        $2.21        $2.58                  12.3%




Discount                                                   TERMINAL 2004 FFO MULTIPLE
Rates
-----                      -----------------------------------------------------------------------------------------------
                              9.0x         9.5x         10.0x        10.5x            11.0x          11.5x         12.0x
                           ----------   ----------   ----------    ----------      ----------     ----------    ----------
11.0%      Total Equity    $1,413,007   $1,472,194   $1,531,381    $1,590,567      $1,649,754     $1,708,940    $1,768,127
           Per Share           $31.17       $32.48       $33.78        $35.09          $36.39         $37.70        $39.00
12.0%      Total Equity    $1,358,173   $1,414,764   $1,471,355    $1,527,947      $1,584,538     $1,641,129    $1,697,720
           Per Share           $29.96       $31.21       $32.46        $33.71          $34.95         $36.20        $37.45
13.0%      Total Equity    $1,306,090   $1,360,221   $1,414,352    $1,468,483      $1,522,614     $1,576,745    $1,630,876
           Per Share           $28.81       $30.01       $31.20        $32.39          $33.59         $34.78        $35.98
14.0%      Total Equity    $1,256,596   $1,308,394   $1,360,192    $1,411,990      $1,463,788     $1,515,587    $1,567,385
           Per Share           $27.72       $28.86       $30.01        $31.15          $32.29         $33.43        $34.58
15.0%      Total Equity    $1,209,539   $1,259,123   $1,308,708    $1,358,293      $1,407,878     $1,457,463    $1,307,048
           Per Share           $26.68       $27.78       $28.87        $29.96          $31.06         $32.15        $33.24


Notes:

(1) Assumes 2004 FFO is grown at the 1999-2003 CAGR.

                                  PROJECT DELTA
                        Moderate Case--Dividend Discount


                                                                                                                  1999-2003
                               1999         2000         2001          2002            2003           2004(1)        CAGR
                             --------     --------     --------      --------        --------         ------      ---------
FFO                          $135,743     $160,673     $186,294      $215,148        $241,424
Shares Outstanding             48,606       50,597       53,026        55,917          57,789
FFO/Share                       $2.79        $3.18        $3.51         $3.85           $4.18          $4.62           10.6%
Dividend/Share                  $1.90        $2.19        $2.43         $2.65           $2.89                          11.1%


Discount                                                   TERMINAL 2004 FFO MULTIPLE
                           ------------------------------------------------------------------------------------------------
Rates                         9.0x         9.5x         10.0x         10.5x           11.0x         11.5x           12.0x
----                       ----------   ----------   ----------    ----------      ----------     ----------     ----------

11.0%     Total Equity     $1,508,675   $1,570,822   $1,632,969    $1,695,116      $1,757,264     $1,819,411     $1,881,558
          Per Share            $33.28       $34.65       $36.02        $37.39          $38.76         $40.14         $41.51
12.0%     Total Equity     $1,451,110   $1,510,532   $1,569,953    $1,629,375      $1,688,797     $1,748,219     $1,807,641
          Per Share            $32.01       $33.32       $34.63        $35.94          $37.25         $38.57         $39.88
13.0%     Total Equity     $1,396,415   $1,453,254   $1,510,093    $1,566,931      $1,623,770     $1,680,609     $1,737,448
          Per Share            $30.80       $32.06       $33.31        $34.57          $35.82         $37.07         $38.33
14.0%     Total Equity     $1,344,422   $1,398,811   $1,453,201    $1,507,590      $1,561,979     $1,616,368     $1,670,757
          Per Share            $29.66       $30.86       $32.06        $33.26          $34.46         $35.66         $36.86
15.0%     Total Equity     $1,294,973   $1,347,038   $1,399,103    $1,451,168      $1,503,234     $1,555,299     $1,607,364
          Per Share            $28.57       $29.72       $30.86        $32.01          $33.16         $34.31         $35.46

Notes:

(1) Assumes 2004 FFO is grown at the 1999-2003 CAGR.

                                 PROJECT DELTA
-------------------------------------------------------------------------------
                      AGGRESSIVE CASE -- DIVIDEND DISCOUNT

                                                                                                     1999-2003
                               1999        2000        2001        2002        2003       2004(1)       CAGR
                            ----------  ----------  ----------  ----------  ----------  ----------  ------------
FFO                           $138,746    $165,950    $192,228    $221,479    $248,044
Shares Outstanding              48,603      50,584      52,924      55,693      57,502
FFO/Share                        $2.85       $3.28       $3.63       $3.98       $4.31       $4.78         10.9%
Dividend/Share                   $1.93       $2.27       $2.51       $2.74       $2.99                     11.5%



----------------------------------------------------------------------------------------------------------------
----------                                              Terminal 2004 FFO Multiple
 Discount                   ------------------------------------------------------------------------------------
  Rates                        9.0x        9.5x        10.0x       10.5x       11.0x       11.5x       12.0x
----------                  ----------  ----------  ----------  ----------  ----------  ----------  ------------
11.0%      Total Equity     $1,560,102  $1,624,432  $1,688,763  $1,753,093  $1,817,424  $1,881,754  $1,946,084

           Per Share            $34.42      $35.83      $37.25      $38.67      $40.09      $41.51      $42.93

12.0%      Total Equity     $1,500,524  $1,562,033  $1,623,542  $1,685,052  $1,746,561  $1,808,070  $1,869,580

           Per Share            $33.10      $34.46      $35.81      $37.17      $38.53      $39.89      $41.24

13.0%      Total Equity     $1,443,917  $1,502,752  $1,561,588  $1,620,423  $1,679,259  $1,738,094  $1,796,930

           Per Share            $31.85      $33.15      $34.45      $35.75      $37.04      $38.34      $39.64

14.0%      Total Equity     $1,390,107  $1,446,406  $1,502,706  $1,559,006  $1,615,306  $1,671,606  $1,727,905

           Per Share            $30.67      $31.91      $33.15      $34.39      $35.63      $36.87      $38.12

15.0%      Total Equity     $1,338,929  $1,392,823  $1,446,717  $1,500,612  $1,554,506  $1,608,400  $1,662,294

           Per Share            $29.54      $30.73      $31.91      $33.10      $34.29      $35.48      $36.67
----------------------------------------------------------------------------------------------------------------

Notes:
(1) Assumes 2004 FFO is grown at the 1999-20003 CAGR.

                                 PROJECT DELTA
--------------------------------------------------------------------------------
                       Conservative Case--Free Cash Flow

                                         1999            2000            2001           2002             2003            2004(1)
                                      ----------      ----------      ----------      ----------      ----------      ----------
EBITDA                                                                                                                  $399,201
Cash Flow Before Financing             $(356,288)      $(300,344)      $(292,147)      $(284,850)      $(274,728)
Dividends                                 80,081          95,372         110,890         131,669         161,959
Preferred Shares                          17,763          28,900          37,900          37,900          43,300
Interest Incurred                        $53,104         $63,189         $69,914         $84,322         $93,535
                                       ---------       ---------       ---------       ---------       ---------
Free Cash Flow                         $(205,341)      $(112,882)       $(73,442)       $(30,959)        $24,067

--------------------------------------------------------------------------------

                                                                          Terminal 2004 EBITDA Multiple
Discount                                        --------------------------------------------------------------------------------
 Rates                                   10.5x          11.0x           11.5x           12.0x           12.5x           13.0x
--------                              ----------      ----------      ----------      ----------      ----------      ----------
  9.5%     Total Equity               $1,363,303      $1,490,095      $1,616,887      $1,743,678      $1,870,470      $1,997,262

           Per Share                      $30.07          $32.87          $35.67          $38.46          $41.26          $44.06

 10.0%     Total Equity               $1,305,404      $1,429,340      $1,553,276      $1,677,212      $1,801,148      $1,925,084

           Per Share                      $28.80          $31.53          $34.26          $37.00          $39.73          $42.47

 10.5%     Total Equity               $1,249,089      $1,370,247      $1,491,404      $1,612,562      $1,733,719      $1,854,876

           Per Share                      $27.55          $30.23          $32.90          $35.57          $38.25          $40.92

 11.0%     Total Equity               $1,194,311      $1,312,764      $1,431,217      $1,549,670      $1,668,123      $1,786,576

           Per Share                      $26.35          $28.96          $31.57          $34.19          $36.80          $39.41

 11.5%     Total Equity               $1,141,019      $1,256,840      $1,372,661      $1,488,482      $1,604,303      $1,720,124

           Per Share                      $25.17          $27.73          $30.28          $32.84          $35.39          $37.95

--------------------------------------------------------------------------------
Notes:
(1) Assumes 2004 EBITDA is 4Q 2003 EBITDA grown at 6%.

                                 PROJECT DELTA
-------------------------------------------------------------------------------
                        Moderate Case -- Free Cash Flow



                                   1999            2000            2001            2002            2003         2004(1)
                                ---------       ---------       ---------       ---------       ---------       --------

EBITDA                                                                                                          $406,081
Cash Flow Before Financing      $(365,191)      $(312,389)      $(309,283)      $(304,805)      $(288,589)
Dividends                          92,217         110,716         128,796         148,178         166,671
Preferred Shares                   17,650          27,550          36,550          36,550          41,950
Interest Incurred               $  54,985       $  68,593       $  76,999       $  96,034       $ 110,721
                                ---------       ---------       ---------       ---------       ---------
Free Cash Flow                  $(200,339)      $(105,530)      $ (66,937)      $ (24,043)      $  30,754



-------------------------------------------------------------------------------


                                                                    TERMINAL 2004 EBITDA MULTIPLE
DISCOUNT                        ------------------------------------------------------------------------------------------
 RATES                            10.5x           11.0x           11.5x           12.0x           12.5x           13.0x
--------                        ----------      ----------      ----------      ---------       ----------      ----------
 9.5%   Total Equity            $1,399,690      $1,528,667      $1,657,644      $1,786,621      $1,915,598      $2,044,575
        Per Share                   $30.88          $33.72          $36.57          $39.41          $42.26          $45.10

10.0%   Total Equity            $1,341,255      $1,467,327      $1,593,399      $1,719,471      $1,845,544      $1,971,616
        Per Share                   $29.59          $32.37          $35.15          $37.93          $40.71          $43.49

10.5%   Total Equity            $1,284,417      $1,407,662      $1,530,908      $1,654,153      $1,777,399      $1,900,645
        Per Share                   $28.33          $31.05          $33.77          $36.49          $39.21          $41.93

11.0%   Total Equity            $1,229,126      $1,349,621      $1,470,115      $1,590,610      $1,711,105      $1,831,599
        Per Share                   $27.11          $29.77          $32.43          $35.09          $37.75          $40.40

11.5%   Total Equity            $1,175,334      $1,293,151      $1,410,968      $1,528,786      $1,646,603      $1,764,420
        Per Share                   $25.93          $28.53          $31.13          $33.72          $36.32          $38.92


-------------------------------------------------------------------------------

Notes:
(1) Assumes 2004 EBITDA is 4Q 2003 EBITDA grown at 6%.

                                 PROJECT DELTA
--------------------------------------------------------------------------------
                        Aggressive Case--Free Cash Flow


                               1999        2000        2001       2002       2003       2004(1)
                              ------      ------      ------     ------     ------     ---------

EBITDA                                                                                 $411,107
Cash Flow Before Financing  $(363,751)  $(311,411)  $(306,920)  $(301,577)  $(286,487)
Dividends                      93,815     114,392     132,892     152,556     171,272
Preferred Shares               17,763      28,900      37,000      37,900      43,300
Interest Incurred             $53,460     $65,994     $74,236     $93,038    $107,564
                            ---------   ---------    --------    --------    --------
Free Cash Flow              $(198,713)  $(102,126)   $(61,892)   $(18,083)    $35,648


                                         TERMINAL 2004 EBITDA MULTIPLE
DISCOUNT              -----------------------------------------------------------------------------
  RATE                     10.5x        11.0x       11.5x       12.0x       12.5x        13.0x
--------              --------------  ---------- ----------- ------------ ---------- --------------

 9.5%    Total Equity   $1,448,625    $1,579,198  $1,709,772  $1,840,345  $1,970,918   $2,101,492

         Per Share          $31.96        $34.84      $37.72      $40.60      $43.48       $46.36

10.0%    Total Equity   $1,389,235    $1,516,868  $1,644,500  $1,772,133  $1,899,765   $2,027,398

         Per Share          $30.65        $33.46      $36.28      $39.09      $41.91       $44.72

10.5%    Total Equity   $1,331,467    $1,456,238  $1,581,009  $1,705,780  $1,830,551   $1,955,322

         Per Share          $29.37        $32.12      $34.88      $37.63      $40.38       $43.13

11.0%    Total Equity   $1,275,270    $1,397,256  $1,519,242  $1,641,228  $1,763,214   $1,885,200

         Per Share          $28.13        $30.82      $33.51      $36.20      $38.90       $41.59

11.5%    Total Equity   $1,220,594    $1,339,869  $1,459,145  $1,578,420  $1,697,695   $1,816,971

         Per Share          $26.93        $29.56      $32.19      $34.82      $37.45       $40.08

Notes:

(1) Assumes 2004 EBITDA is 4Q 2003 EBITDA grown at 6%.

                                 PROJECT DELTA
-------------------------------------------------------------------------------
                 CONSERVATIVE CASE--LEVERAGED RECAPITALIZATION


                                                                                                             1999-2003
                     1999           2000           2001           2002           2003          2004(1)         CAGR
                   ---------      ---------      ---------      ---------      ---------      ---------      ---------
FFO                $86,010        $99,474        $118,530       $142,641       $166,766
Shares Outstanding  29,421         29,421          29,421         29,421         29,421
FFO/Share            $2.92          $3.38           $4.03          $4.85          $5.67         $6.69          18.0%
Dividend/Share       $1.39          $1.60           $1.83          $2.20          $2.60                        16.9%

-------------------------------------------------------------------------------


                                                                    TERMINAL 2004 EBITDA MULTIPLE
DISCOUNT                       -----------------------------------------------------------------------------------------------------
 RATES                           7.5x           8.0x         8.5x            9.0x          9.5x            10.0x          10.5x
--------                       --------       --------      ----------      ----------    ----------     ----------     ----------

14.0%     Total Equity         $923,751       $974.853      $1,025,955      $1,077,057    $1,128,159     $1,179,261     $1,230,363

          Per Share              $31.40         $33.13          $34.87          $36.61        $38.35         $40.08         $41.82

15.0%     Total Equity         $888,214       $937,133        $986,051      $1,034,969    $1,083,888     $1,132,806     $1,181,725

          Per Share              $30.19         $31.85          $33.52          $35.18        $36.84         $38.50         $40.17

16.0%     Total Equity         $854,424       $901,270        $948,116        $994,962    $1,041,808     $1,088,654     $1,135,499

          Per Share              $29.04         $30.63          $32.23          $33.82        $35.41         $37.00         $38.60

17.0%     Total Equity         $822,280       $867,157        $912,035        $956,913    $1,001,791     $1,046,669     $1,091,547

          Per Share              $27.95         $29.47          $31.00          $32.53        $34.05         $35.58         $37.10

18.0%     Total Equity         $791,687       $834,695        $877,703        $920,712      $963,720     $1,006,728     $1,049,736

          Per Share              $26.91         $28.37          $29.83          $31.29        $32.76         $34.22         $35.68

Notes:

(1) Assumes 2004 FFO is grown at the 1999-2003 CAGR.

                                 PROJECT DELTA
--------------------------------------------------------------------------------
                   Moderate Case--Leveraged Recapitalization

                                                                                        1999-2003
                        1999      2000       2001        2002      2003      2004(1)      CAGR
                      -------   --------   --------    --------  --------   ---------  -----------
FFO                   $90,477   $107,151   $127,226    $151,832  $176,087
Shares Outstanding     29,421     29,421     29,421      29,421    29,421
FFO/Share               $3.08      $3.64      $4.32       $5.16     $5.99      $7.07       18.1%
Dividend/Share          $1.47      $1.74      $1.98       $2.37     $2.78                  17.3%


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                           TERMINAL 2004 FFO MULTIPLE
DISCOUNT                   -----------------------------------------------------------------------------------------
 RATES                        7.5x        8.0x         8.5x         9.0x         9.5x         10.0x         10.5x
--------                   ---------   ----------   ----------   ----------   ----------   -----------   -----------
 14.0%   Total Equity       $982,287   $1,036,295   $1,090,304   $1,144,313   $1,198,322   $1,252,331     $1,306,340

         Per Share            $33.39       $35.22       $37.06       $38.89       $40.73       $42.57         $44.40

 15.0%   Total Equity       $944,536     $996,237   $1,047,938   $1,099,640   $1,151,341   $1,203,042     $1,254,743

         Per Share            $32.10       $33.86       $35.62       $37.38       $39.13       $40.89         $42.65

 16.0%   Total Equity       $908,640     $958,151   $1,007,662   $1,057,173   $1,106,683   $1,156,194     $1,205,705

         Per Share            $30.88       $32.57       $34.25       $35.93       $37.62       $39.30         $40.98

 17.0%   Total Equity       $874,492     $921,923     $969,354   $1,016,784   $1,064,215   $1,111,646     $1,159,077

         Per Share            $29.72       $31.34       $32.95       $34.56       $36.17       $37.78         $39.40

 18.0%   Total Equity       $841,991     $887,446     $932,901     $978,356   $1,023,810   $1,069,265     $1,114,720

         Per Share            $28.62       $30.16       $31.71       $33.25       $34.80       $36.34         $37.89
--------------------------------------------------------------------------------------------------------------------

Notes:
(1) Assumes 2004 FFO is grown at the 1999-2003 CAGR.

                                 PROJECT DELTA
-------------------------------------------------------------------------------
                  Aggressive Case--Leveraged Recapitalization


                                                                                                                 1999-2003
                                   1999          2000          2001          2002          2003       2004(1)       CAGR
                                ---------     ---------     ---------     ---------     ---------     --------   ---------

FFO                              $92,707       $114,340      $135,566      $161,031      $185,907
Shares Outstanding                29,421         29,421        29,421        29,421        29,421
FFO/Share                          $3.15          $3.89         $4.61         $5.47         $6.32       $7.52       19.0%
Dividend/Share                     $1.50          $1.86         $2.12         $2.53         $2.94                   18.3%



-------------------------------------------------------------------------------

                                                                TERMINAL 2004 FFO MULTIPLE
DISCOUNT                    ----------------------------------------------------------------------------------------------------
 RATES                         7.5x           8.0x           8.5x           9.0x           9.5x          10.0x          10.5x
--------                    ----------     ----------     ----------     ---------      ----------     ----------     ----------
14.0%   Total Equity        $1,046,334     $1,103,784     $1,161,234     $1,218,683     $1,276,133     $1,333,582     $1,391,032

        Per Share               $35.56         $37.52         $39.47         $41.42         $43.37         $45.33         $47.28

15.0%   Total Equity        $1,006,071     $1,061,066     $1,116,061     $1,171,055     $1,226,050     $1,281,045     $1,336,040

        Per Share               $34.20         $36.06         $37.93         $39.80         $41.67         $43.54         $45.41

16.0%   Total Equity        $  967,786     $1,020,451     $1,073,116     $1,125,780     $1,178,445     $1,231,110     $1,283,775

        Per Share               $32.89         $34.68         $36.47         $38.26         $40.05         $41.84         $43.63

17.0%   Total Equity        $  931,365     $  981,817     $1,032,270     $1,082,722     $1,133,174     $1,183,627     $1,234,079

        Per Share               $31.66         $33.37         $35.09         $36.80         $38.52         $40.23         $41.95

18.0%   Total Equity        $  896,702     $  945,052     $  993,403     $1,041,753     $1,090,103     $1,138,454     $1,186,804

        Per Share               $30.48         $32.12         $33.76         $35.41         $37.05         $38.70         $40.34


-------------------------------------------------------------------------------

Notes:

(1) Assumes 2004 FFO is grown at the 1999-2003 CAGR.

                                 PROJECT DELTA
--------------------------------------------------------------------------------
                        General and Administrative Costs

                                                                          ADJUSTED
                                                         1998 BUDGET      1999 G&A
                                                       ---------------  ------------
SALARIES & WAGES AND EMPLOYEE RELATED COSTS
  President's Dept.                                         $1,946.0       $1,946.0
  CFO-Treasury Dept.                                         1,867.0            0.0
  Accounting Dept.                                           1,311.0          865.3
  Development & Construction Depts. - On Ranch                 201.0          132.7
  Development & Construction Depts. - Off Ranch                560.0          369.0
                                                       ---------------  ------------
                                                             5,885.0        3,313.5

PUBLIC COSTS
  Directors Fees/Board Meetings                                325.0          162.5
  Annual/Quarterly/Proxies Reports                             235.0            0.0
  Investor & Public Relations                                  220.0            0.0
  Annual Audit/10-Q Filings                                    125.0          125.0
  D&O Liability Insurance                                      180.0          180.0
  Other                                                        101.0            0.0
  Special Board Committee                                      100.0            0.0
                                                       ---------------  ------------
                                                             1,286.0          467.5

OFFICE EXPENSES & SUPPLIES                                       543          434.4

ABANDONMENTS                                                   485.0          242.5

LEGAL
  General                                                      375.0          187.5
  Special Board Committee                                       75.0           37.5
                                                       ---------------  ------------
                                                               450.0          225.0

TIC PROVIDED SERVICES                                          133.0          133.0

RECRUITING                                                     129.0          129.0

CONSULTING                                                      71.0            0.0

OTHER                                                           59.0           59.0
                                                       ---------------  ------------
                                                            $9,041.0       $5,003.9
                                                       ===============  ============
                                                                                55%

                                 PROJECT DELTA
--------------------------------------------------------------------------------
                     Comparable Companies Estimated WACC(1)
                          Based on Market Expectations

                                       Consensus    Implied     Equity                  Preferred                  Debt
                           Dividend       FFO       Equity     Share of    Preferred    Share of     Interest    Share of    Implied
Company (Ticker)            Yield        Growth      Cost       Capital     Coupon       Capital       Rate       Capital      WACC
-----------------------    --------    ---------    -------    --------    ---------    ---------    --------    --------    -------
Archstone Communities
 Trust (ASN)                 7.6%        11.0%       18.6%      54.4%         7.8%         5.4%        7.0%        40.3%       13.4%
Avalon Bay Communities
 (AVB)                       6.0%        10.2%       16.2%      53.6%         8.7%         8.7%        7.0%        37.7%       12.1%
BRE Properties (BRE)         5.8%         8.0%       13.8%      62.4%         8.5%(2)      0.0%        7.0%        37.6%       11.3%
Equity Residential
 Properties Trust (EQR)      6.8%         9.2%       16.0%      47.1%         8.6%        12.2%        7.0%        40.7%       11.4%
Essex Property Trust
 (ESS)                       6.9%        10.0%       16.9%      57.3%         8.8%         4.3%        7.0%        38.4%       12.7%
Post Properties (PPS)        6.8%         9.7%       16.5%      63.3%         7.8%         5.9%        7.0%        30.8%       13.1%

------------------------------------------------------------------------------------------------------------------------------------
Mean                         6.7%         9.7%       16.3%      56.4%         8.4%         6.1%        7.0%        37.6%       12.3%
Median                       6.8%         9.8%       16.3%      55.8%         8.5%         5.6%        7.0%        38.0%       12.4%
------------------------------------------------------------------------------------------------------------------------------------

AMLI Residential
 Properties (AML)            8.2%         6.5%       14.7%      46.0%         9.0%        10.6%        7.0%        43.5%       10.8%
Apartment Investment
 & Management (AIV)          6.2%        12.9%       19.0%      53.3%         9.1%         9.0%        7.0%        37.8%       13.6%
Associated Estates Realty
 (AEC)                      15.4%         0.3%       15.8%      35.2%         9.8%         6.9%        7.0%        57.9%       10.3%
Berkshire Realty Company,
 Inc. (BRI)                 10.1%         6.0%       16.1%      41.1%         9.0%         6.4%        7.0%        52.5%       10.9%
Camden Property Trust
 (CPT)                       7.7%         8.8%       16.5%      53.7%         9.2%         4.5%        7.0%        41.7%       12.2%
Charles E. Smith
 Residential (SRW)           7.1%         8.7%       15.8%      51.0%         8.3%         8.1%        7.0%        40.8%       11.6%
Gables Residential
 Trust (GBP)                 8.7%         7.8%       16.5%      44.3%         8.2%         6.9%        7.0%        48.8%       11.3%
Home Properties of
 New York (HME)              7.6%        11.0%       18.6%      62.4%         9.1%         0.0%        7.0%        37.6%       14.3%
Mid-America Apartment
 (MAA)                       9.9%         7.1%       17.0%      36.7%         9.3%        10.8%        7.0%        52.5%       10.9%
Summit Properties (SMT)      9.6%         7.5%       17.1%      45.4%         8.5%(2)      0.0%        7.0%        54.6%       11.6%
Town and Country Trust
 (TCT)                      10.4%         7.0%       17.4%      45.6%         8.5%(2)      0.0%        7.0%        54.4%       11.7%
United Dominion Realty
 Trust (UDR)                10.2%         6.5%       16.7%      37.9%         8.9%         8.8%        7.0%        53.3%       10.8%
Walden Residential
 Properties (WDN)            9.2%         8.3%       17.5%      43.3%         9.2%         3.0%        7.0%        53.7%       11.6%

------------------------------------------------------------------------------------------------------------------------------------
Mean                         9.3%         7.6%       16.8%      45.8%         8.9%         5.8%        7.0%        48.4%       11.7%
Median                       9.2%         7.5%       16.7%      45.4%         9.0%         6.9%        7.0%        52.5%       11.6%
------------------------------------------------------------------------------------------------------------------------------------

Irvine Apartment
 Communities (IAC)           4.8%        10.2%       15.0%      62.2%         8.4%         6.2%        7.0%        31.7%       12.1%

Notes:
(1) all information as of 1/20/99.
(2) Assumes an 8.5% preferred coupon.

                                 PROJECT DELTA
-------------------------------------------------------------------------------
           COMPARABLE COMPANIES ESTIMATED COST OF EQUITY PER CAPM(1)


---------------------------
      Assumptions
---------------------------
CAPM
ke=Rf + b(Rp)

Rfree               5.30%
Rpremium            8.00%
---------------------------

                                                                   BARRA      BARRA                             Ke          Ke
                                                  Beta     Beta   Predicted  Historical     Ke        Ke       BARRA       BARRA
Company (Ticker)                                Adjusted    Raw    Beta       Beta       Adjusted     Raw     Predicted  Historical
---------------------------------------------  ---------- ------- --------   -------    ----------  --------  ---------  ----------
AMLI Residential Properties (AML)                 0.58      0.37    0.43        0.28       9.94%      8.26%     8.71%       7.56%
Apartment Investment & Management (AIV)           0.55      0.33    0.75        0.35       9.70%      7.94%    11.32%       8.12%
Archstone Communities Trust (ASN)                 0.56      0.34    0.64        0.35       9.78%      8.02%    10.40%       8.12%
Associated Estates Realty (AEC)                   0.31      -0.3    0.61        0.15       7.78%      2.90%    10.14%       6.52%
Avalon Bay Communities (AVB)                      0.59      0.38    0.56        0.38      10.02%      8.34%     9.81%       8.37%
Berkshire Realty Company, Inc. (BRI)              0.58      0.37    0.36        0.56       9.94%      8.26%     8.16%       9.74%
BRE Properties (BRE)                              0.64      0.46    0.57        0.12      10.42%      8.98%     9.84%       6.28%
Camden Property Trust (CPT)                       0.63      0.44    0.61        0.24      10.34%      8.82%    10.18%       7.25%
Charles E. Smith Residential (SRW)                0.54      0.31    0.54        0.13       9.62%      7.78%     9.65%       6.34%
Equity Residential Properties Trust (EQR)         0.60       0.4    0.71        0.51      10.10%      8.50%    10.99%       9.37%
Essex Property Trust (ESS)                         0.5      0.25    0.54        0.34       9.30%      7.30%     9.61%       8.03%
Gables Residential Trust (GBP)                    0.47       0.2    0.53        0.19       9.06%      6.90%     9.53%       6.78%
Home Properties of New York (HME)                  0.5      0.25    0.60        0.25       9.30%      7.30%    10.06%       7.33%
Irvine Apartment Communities (IAC)                0.56      0.33    0.67        0.48       9.78%      7.94%    10.65%       9.16%
Mid-America Apartment (MAA)                       0.53      0.29    0.50        0.19       9.54%      7.62%     9.29%       6.81%
Post Properties (PPS)                             0.56      0.35    0.57        0.24       9.78%      8.10%     9.89%       7.20%
Summit Properties (SMT)                           0.56      0.35    0.51        0.28       9.78%      8.10%     9.38%       7.54%
Town and Country Trust (TCT)                      0.56      0.34    0.41        0.58       9.78%      8.02%     8.57%       9.94%
United Dominion Realty Trust (UDR)                0.48      0.22    0.56        0.28       9.14%      7.06%     9.75%       7.50%
Walden Residential Properties (WDN)               0.78      0.66    0.52        0.08      11.54%     10.58%     9.49%       5.91%
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Mean                                             0.554     0.317    0.56        0.30       9.73%      7.84%     9.77%       7.69%
Median                                            0.56      0.34    0.56        0.28       9.78%      8.02%     9.78%       7.52%
---------------------------------------------------------------------------------------------------------------------------------

Note:
(1) All information as of 1/20/99.

                                 PROJECT DELTA
-------------------------------------------------------------------------------
                COMPARABLE COMPANIES ESTIMATED WACC PER CAPM(1)

                                  TOTAL        PREFERRED      EQUITY
                                  MARKET        STOCK         MARKET         DEBT                     PREFERRED         Ke
COMPANY (TICKER)              CAPITALIZATION  OUTSTANDING     VALUE      OUTSTANDING     INTEREST      COUPON        ADJUSTED
----------------              --------------  -----------    --------    -----------     --------     ----------     --------
Archstone Communities
 Trust (ASN)                    $ 5,123.3       $  275.5     $2,785.2       $2,062.6       7.0%          7.8%            9.8%
Avalon Bay Communities (AVB)    $ 4,106.3       $  358.1     $2,201.3       $1,546.9       7.0%          8.7%           10.0%
BRE Properties (BRE)            $1,866.8        $    0.0     $1,164.0       $  702.8       7.0%          8.5%(2)        10.4%
Equity Residential
 Properties Trust (EQR)         $11,565.4       $1,411.3     $5,451.2       $4,702.9       7.0%          8.6%           10.1%
Essex Property Trust (ESS)      $   938.3       $   40.0     $  537.8       $  360.5       7.0%          8.8%            9.3%
Post Properties (PPS)           $ 2,556.0       $  150.0     $1,618.7       $  787.3       7.0%          7.8%            9.8%
                                ---------       --------     --------       --------       ---           ---            ----
Mean                            $ 4,359.4       $  372.5     $2,293.0       $1,693.8       7.0%          8.4%            9.9%
Median                          $ 3,331.1       $  212.8     $1,910.0       $1,167.1       7.0%          8.5%            9.9%
                                =========       ========     ========       ========       ===           ===            ====

AMLI Residential
 Properties (AML)               $   928.4       $   98.1     $  426.7       $  403.5       7.0%          9.0%            9.9%
Apartment Investment
 & Management (AIV)             $ 3,731.1       $  335.0     $1,987.4       $1,408.7       7.0%          9.1%            9.7%
Associated Estates
 Realty (AEC)                   $   817.1       $   56.3     $  287.6       $  473.2       7.0%          9.8%            7.8%
Berkshire Realty
 Company Inc. (BRI)             $ 1,068.3       $   68.4     $  439.4       $  560.5       7.0%          9.0%            9.9%
Camden Property Trust (CPT)     $ 2,312.5       $  105.0     $1,242.8       $  964.7       7.0%          9.2%           10.3%
Charles E. Smith
 Residential (SRW)              $ 1,842.2       $  149.3     $  940.4       $  752.5       7.0%          8.3%            9.6%
Gables Residential
 Trust (GBP)                    $ 1,737.6       $  119.5     $  769.6       $  848.5       7.0%          8.2%            9.1%
Home Properties of
 New York (HME)                 $ 1,079.2       $    0.0     $  673.5       $  405.7       7.0%          9.1%            9.3%
Mid-America Apartment (MAA)     $1,377.6        $  148.5     $  506.2       $  722.9       7.0%          9.3%            9.5%
Summit Properties (SMT)         $ 1,106.2       $    0.0     $  502.5       $  603.7       7.0%          8.5%(2)         9.8%
Town and Country
 Trust (TCT)                    $   617.0       $    0.0     $  281.5       $  335.6       7.0%          8.5%(2)         9.8%
United Dominion Realty
 Trust (UDR)                    $ 2,903.7       $  255.0     $1,099.8       $1,548.9       7.0%          8.9%            9.1%
Walden Residential
 Properties (WDN)               $ 1,414.0       $   42.8     $  611.6       $  759.6       7.0%          9.2%           11.5%
                                ---------       --------     --------       --------       ---           ---            ----

Mean                            $ 1,610.4       $  106.0     $  751.5       $  752.9       7.0%          8.9%            9.7%
Median                          $ 1,377.6       $   98.1     $  611.6       $  722.9       7.0%          9.0%            9.7%
                                =========       ========     ========       ========       ===           ===            ====
Irvine Apartment
 Communities (IAC)              $ 2,325.0       $  144.1     $1,445.0       $  733.2       7.0%          8.4%            9.8%

                                                Ke              Ke                                        BARRA         BARRA
                                   Ke          BARRA           BARRA         ADJUSTED        RAW        PREDICTED     HISTORICAL
COMPANY (TICKER)                  RAW        PREDICTED      HISTORICAL         WACC          WACC         WACC           WACC
----------------                -------     -----------     ----------     -----------     --------     ----------     --------
Archstone Communities
 Trust (ASN)                      8.0%        10.4%            8.1%           8.6%           7.6%          8.9%             7.7%
Avalon Bay Communities (AVB)      8.3%         9.8%            8.4%           8.8%           7.9%          8.7%             7.9%
BRE Properties (BRE)              9.0%         9.8%            6.3%           9.1%           8.2%          8.8%             6.5%
Equity Residential
 Properties Trust (EQR)           8.5%        11.0%            9.4%           8.7%           7.9%          9.1%             8.3%
Essex Property Trust (ESS)        7.3%         9.6%            8.0%           8.4%           7.2%          8.6%             7.7%
Post Properties (PPS)             8.1%         9.9%            7.2%           8.8%           7.7%          8.9%             7.2%
                                 ----         ----            ----           ----           ----          ----             ----

Mean                              8.2%        10.1%            7.9%           8.7%           7.8%          8.8%             7.5%
Median                            8.2%         9.9%            8.1%           8.7%           7.8%          8.8%             7.7%
                                 ====         ====            ====           ====           ====          ====             ====

AMLI Residential
 Properties (AML)                  8.3%         8.7%            7.6%           8.6%           7.8%          8.0%             7.5%
Apartment Investment
 & Management (AIV)               7.9%        11.3%            8.1%           8.6%           7.7%          9.5%             7.8%
Associated Estates
 Realty (AEC)                     2.9%        10.1%            6.5%           7.5%           5.7%          8.3%             7.0%
Berkshire Realty
 Company Inc. (BRI)               8.3%         8.2%            9.7%           8.3%           7.6%          7.6%             8.3%
Camden Property Trust (CPT)       8.8%        10.2%            7.3%           8.9%           8.1%          8.8%             7.2%
Charles E. Smith
 Residential (SRW)                7.8%        9.6%             6.3%           8.4%           7.5%          8.5%             6.8%
Gables Residential
 Trust (GBP)                      6.9%        9.5%             6.8%           8.0%           7.0%          8.2%             7.0%
Home Properties of
 New York (HME)                   7.3%       10.1%             7.3%           8.4%           7.2%          8.9%             7.2%
Mid-America Apartment (MAA)       7.6%        9.3%             6.8%           8.2%           7.5%          8.1%             7.2%
Summit Properties (SMT)           8.1%        9.4%             7.5%           8.3%           7.5%          8.1%             7.2%
Town and Country
 Trust (TCT)                      8.0%        8.6%             9.9%           8.3%           7.5%          7.7%             8.3%
United Dominion Realty
 Trust (UDR)                      7.1$        9.8%             7.5%           8.0%           7.2%          8.2%             7.4%
Walden Residential
 Properties (WDN)                10.6%        9.5%             5.9%           9.0%           4.9%          4.4%             2.8%
                                 ----        ----             ----           ----           ----          ----             ----

Mean                              7.7%        9.6%             7.5%           8.3%           7.2%          8.0%             7.1%
Median                            7.9%        9.5%             7.3%           8.3%           7.5%          8.2%             7.2%
                                 ====        ====             ====           ====           ====          ====             ====
Irvine Apartment
 Communities (IAC)                7.9%       10.7%             9.2%           8.8%           7.7%          9.3%             8.4%

Notes:
(1) All information as of 1/20/99.
(2) Assumes an 8.5% preferred coupon.

                                       PROJECT DELTA
--------------------------------------------------------------------------------
                              Comparable Company Analysis(1)

                                           -------------------------------------------------------------------
Aggregate Value /
EBITDA LTM: 13.2x - 16.7x:                               $21.18-------------------$31.83

1999E FFO Multiple: 9.2x - 10.4x                                      $26.61---$29.91

1999E Normalized
FFO Multiple: 9.7x - 11.1x                                               $28.06---$31.76

Pro Forma Dividend Yield(2): 5.8% - 7.6%                             $25.78-------------$33.49

Multiple to Total Return: 0.52 - 0.75(3)                               $26.51---------------$34.67
                                           -------------------------------------------------------------------
                                           $15.00      $20.00      $25.00       $30.00       $35.00     $40.00

Notes: (1) Includes value of Land Rights Agreement estimated at $37.5MM or $0.83 per share.

       (2) Based on pro forma dividend of $1.90, expected to be paid in late 1999 or in 2000.

       (3) Based on 1999 FFO and long-term growth rate estimates from First Call.

                                 PROJECT DELTA
--------------------------------------------------------------------------------
                       Selection of Comparable Companies


         Company                      Geography                    Reason For Inclusion
-------------------------  -------------------------------   -------------------------------
Archstone                  Southern California, selected      California exposure; current
                           states in the Pacific Northwest,   strategy involves entering
                           Southeast and Southwest            high-barrier-to-entry markets

Avalon Bay                 Northern and Southern California,  California exposure; high
                           selected states in the Mid-        quality properties; high-
                           Atlantic, Northeast, Midwest and   barrier-to-entry markets
                           Pacific Northwest

BRE Properties             California, Arizona, Washington,   Regional REIT; significant
                           Oregon, Nevada, New Mexico, Utah   California exposure
                           and Colorado

Equity Residential         In 35 states, including 64         Largest publicly traded
                           properties in California           apartment company; improving
                                                              portfolio quality

Essex Property Trust       San Francisco, Seattle, Southern   California exposure;
                           California and Portland            high-barrier-to-entry
                                                              markets

Post Properties            Southeast and Southwest            High quality properties;
                                                              increasingly in high-barrier-
                                                              to-entry markets

                                                     PROJECT DELTA
--------------------------------------------------------------------------------------------------------------------------
                                       Statistics for Selected Apartment REITS(1)

                                                        Equity        Total            Total      Aggregate
                                            Apartment   Market        Market        Market Cap /  Value(5) /   Price / FFO
Company (Ticker)                            Units(2)    Value    Capitalization(3)    Unit(4)     LTM EBITDA     1999E(6)
-----------------                           ---------  --------  -----------------  ------------  ----------   -----------
Archstone Communities Trust (ASN)             69,582   $2,785.2     $ 5,123.3         $ 73,630      15.8x          9.6x
Avalon Bay Communities (AVB)                  38,132   $2,201.3     $ 4,106.3         $107,685      16.7x         10.3x
BRE Properties (BRE)                          20,375   $1,164.0     $ 1,866.8         $ 91,624      15.6x         10.4x
Equity Residential Properties Trust (EQR)    192,558   $5,451.2     $11,565.4         $ 60,062      13.7x          9.4x
Essex Property Trust (ESS)                    12,266   $  537.8     $   938.3         $ 76,498      13.2x          9.2x
Post Properties (PPS)                         26,737   $1,618.7     $ 2,556.0         $ 95,597      14.9x         10.3x

--------------------------------------------------------------------------------------------------------------------------
LOW                                                    $  537.8     $   938.3         $ 60,062      13.2x          9.2x
MEAN                                                   $2,293.0     $ 4,359.4         $ 84,183      15.0x          9.9x
MEDIAN                                                 $1,910.0     $ 3,331.1         $ 84,061      15.3x         10.0x
HIGH                                                   $5,451.2     $11,565.4         $107,685      16.7x         10.4x
--------------------------------------------------------------------------------------------------------------------------

IRVINE APARTMENTS                             16,029   $  1,378     $ 2,114.3         $131,907      15.4x          9.8x

--------------------------------------------------------------------------------------------------------------------------
ALPHA ASSUMPTIONS:

                                                                                     LTM EBITDA    1999E FFO
                                                                                     ----------    ---------
                                                                                      $136,950       $2.79
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
ALPHA IMPLIED VALUE RANGE
LOW                                                                                    $20.34       $25.78
HIGH                                                                                   $31.00       $29.08
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
ALPHA IMPLIED VALUE RANGE INCLUDING VALUE OF THE LAND RIGHTS AGREEMENT(7)
LOW                                                                                    $21.18       $26.61
HIGH                                                                                   $31.83       $29.91
--------------------------------------------------------------------------------------------------------------------------



                                                               Price /
                                            Debt-to-Market  Normalized FFO   Dividend        5-Year      Total   Multiple to
Company (Ticker)                            Capitalization     1999E(6)      Yield(8)     FFO Growth(6)  Return  Total Return
-----------------                           --------------  --------------   --------     -------------  ------  ------------
Archstone Communities Trust (ASN)                40.3%           10.5x         7.6%            11.0%     18.6%      0.52
Avalon Bay Communities (AVB)                     37.7%           11.1x         6.0%            10.2%     16.2%      0.64
BRE Properties (BRE)                             37.6%           10.7x         5.8%             8.0%     13.8%      0.75
Equity Residential Properties Trust (EQR)        40.7%           10.6x         6.8%             9.2%     16.0%      0.59
Essex Property Trust (ESS)                       38.4%            9.7x         6.9%            10.0%     16.9%      0.55
Post Properties (PPS)                            30.8%           10.1x         6.8%             9.7%     16.5%      0.63

--------------------------------------------------------------------------------------------------------------------------
LOW                                              30.8%            9.7x         5.8%             8.0%     13.8%      0.52
MEAN                                             37.6%           10.5x         6.7%             9.7%     16.3%      0.61
MEDIAN                                           38.0%           10.5x         6.8%             9.8%     16.3%      0.61
HIGH                                             40.7%           11.1x         7.6%            11.0%     18.6%      0.75
--------------------------------------------------------------------------------------------------------------------------

IRVINE APARTMENTS                                31.6%            9.7x         7.0%            10.6%     17.6%      0.56

--------------------------------------------------------------------------------------------------------------------------
ALPHA ASSUMPTIONS:
                                                               Normalized                      5-Year
                                                               1999E FFO     Dividend        FFO Growth
                                                               ----------    --------        ----------
                                                                  $2.80        $1.90            10.6%
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
ALPHA IMPLIED VALUE RANGE
LOW                                                              $27.22       $24.95                     17.8%     $25.68
HIGH                                                             $30.93       $32.66                     16.1%     $33.84
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
ALPHA IMPLIED VALUE RANGE INCLUDING VALUE OF THE LAND RIGHTS AGREEMENT(7)
LOW                                                              $28.06       $25.78                               $26.51
HIGH                                                             $31.76       $33.49                               $34.67
--------------------------------------------------------------------------------------------------------------------------

Notes:
(1) All information as of 1/20/99.
(2) Does not include units under construction.
(3) Equals the sum of equity market value, debt outstanding and preferred stock at liquidation preference, in $MM.
(4) Actual dollar amounts shown.
(5) Aggregate Value equals Total Market Capitalization less cash.
(6) Estimates from First Call as of 1/20/99, unless otherwise noted.
(7) The Land Rights Agreement is valued at $0.83 per share, or $37.5MM in aggregate.
(8) Based on dividend of $1.90, expected to be paid in late 1999 or in 2000.

                                 PROJECT DELTA
                TRADING STATISTICS FOR SELECTED APARTMENT REITs

                                                                         Equity         Total                Price/FFO(8)
                                              1/20/99      52-Week       Market         Market        ---------------------------
Company (Ticker)                               Price       High/Low     Value(1)   Capitalization(2)  LTM(3)  1999E(4)  2000E(4)
----------------                              -------   -------------   --------   -----------------  ------  --------  ---------
Archstone Communities Trust (ASN)              $19.44   $24.50/$17.88   $2,785.2       $ 5,123.3        8.7x     9.6x       8.9x
Avalon Bay Communities (AVB)                   $34.00   $39.13/$30.50   $2,201.3       $ 4,106.3       12.8x    10.3x       9.3x
BRE Properties (BRE)                           $24.75   $28.69/$21.50   $1,164.0       $ 1,866.8       12.0x    10.4x       9.3x
Equity Residential Properties Trust (EQR)      $41.81   $52.56/$34.69   $5,451.2       $11,565.4       13.8x     9.4x       8.7x
Essex Property Trust (ESS)                     $29.06   $34.94/$26.94   $  537.8       $   938.3       10.5x     9.2x       8.3x
Post Properties (PPS)                          $38.06   $42.00/$35.81   $1,618.7       $ 2,556.0       11.6x    10.3x       9.4x

----------------------------------------------------------------------------------------------------------------------------------
MEAN                                                                    $2,293.0       $ 4,359.4       11.6x     9.9x       9.0x
MEDIAN                                                                  $1,910.0       $ 3,331.1       11.8x    10.0x       9.1x
----------------------------------------------------------------------------------------------------------------------------------

AMLI Residential Properties (AML)              $21.44   $23.94/$18.44   $  426.7       $   928.4        9.4x     8.4x       7.8x
Apartment Investment & Management (AIV)        $36.50   $42.00/$30.00   $1,987.4       $ 3,731.1       10.5x     9.2x       8.0x
Associated Estates Realty (AEC)                $12.06   $24.38/$11.50   $  415.7       $   945.2        6.0x     6.2x       5.9x
Berkshire Realty Company, Inc. (BRI)           $ 9.63   $12.38/$ 8.13   $  439.4       $ 1,068.3        8.6x     7.9x       7.5x
Camden Property Trust (CPT)                    $26.31   $31.06/$24.50   $1,242.8       $ 2,312.5        9.9x     8.2x       7.6x
Charles E. Smith Residential (SRW)             $30.13   $34.94/$28.31   $  940.4       $ 1,842.2       10.6x     9.5x       8.7x
Gables Residential Trust (GBP)                 $23.44   $28.31/$21.75   $  769.6       $ 1,737.6        8.9x     8.1x       7.5x
Home Properties of New York (HME)              $25.13   $28.06/$21.19   $  673.5       $ 1,079.2       10.1x     9.3x       8.3x
Mid-America Apartment (MAA)                    $23.19   $29.88/$22.63   $  506.2       $ 1,377.6        8.0x     7.4x       6.8x
Summit Properties (SMT)                        $16.94   $21.31/$16.25   $  502.5       $ 1,106.2        8.6x     7.9x       7.3x
Town and Country Trust (TCT)                   $15.44   $17.94/$13.25   $  281.5       $   617.0        8.7x     8.2x       7.9x
United Dominion Realty Trust (UDR)             $10.31   $14.56/$10.06   $1,099.8       $ 2,903.7        7.5x     7.2x       6.9x
Walden Residential Properties (WDN)            $20.88   $27.13/$19.25   $  611.6       $ 1,414.0        8.4x     7.7x       7.2x

----------------------------------------------------------------------------------------------------------------------------------
MEAN                                                                    $  761.3       $ 1,620.2        8.9x     8.1x       7.5x
MEDIAN                                                                  $  611.6       $ 1,377.6        8.7x     8.1x       7.5x
----------------------------------------------------------------------------------------------------------------------------------

Irvine Apartment Communities (IAC)             $32.00   $32.50/$23.00   $1,445.0       $ 2,325.0       14.5x    12.5x      11.1x
----------------------------------------------------------------------------------------------------------------------------------



                                                                                                          Payout Ratio     5-Year
                                                 Price/AFFO(5)    Aggregate Value/EBITDA(7)(8)               (1999E)         FFO
                                              ------------------  ----------------------------  Dividend  -------------   --------
Company (Ticker)                              1999E(6)  2000E(6)     LTM       1999E    2000E     Yield     FFO    AFFO   Growth(4)
----------------                              --------  --------  ---------  --------  -------  --------  ------  ------  ---------
Archstone Communities Trust (ASN)               11.7x     10.6x     15.8x     15.4x     11.3x      7.6%    73.4%   89.2%     11.0%
Avalon Bay Communities (AVB)                    12.1x     10.4x     16.7x     21.0x     11.9x      6.0%    61.8%   72.9%     10.2%
BRE Properties (BRE)                            12.0x     10.8x     15.6x     14.1x     11.7x      5.8%    60.6%   69.9%      8.0%
Equity Residential Properties Trust (EQR)       11.5x     10.5x     13.7x      N.A.      N.A.      6.8%    63.9%   78.2%      9.2%
Essex Property Trust (ESS)                      12.4x     11.3x     13.2x     11.2x      9.7x      6.9%    63.6%   85.5%     10.0%
Post Properties (PPS)                           11.7x     10.9x     14.9x     14.3x     12.1x      6.8%    70.5%   79.8%      9.7%

----------------------------------------------------------------------------------------------------------------------------------
MEAN                                            11.9x     10.7x     15.0x     15.2x     11.4x      6.7%    65.6%   79.2%      9.7%
MEDIAN                                          11.9x     10.7x     15.3x     14.3x     11.7x      6.8%    63.8%   79.0%      9.8%
----------------------------------------------------------------------------------------------------------------------------------

AMLI Residential Properties (AML)               10.1x      9.4x     14.6x     13.3x     10.6x      8.2%    69.2%   83.0%      6.5%
Apartment Investment & Management (AIV)         12.5x     10.8x     16.4x     13.4x      9.5x      6.2%    56.8%   77.1%     12.9%
Associated Estates Realty (AEC)                  6.2x      6.1x     13.9x     10.6x      7.6x     15.4%    95.2%   95.4%      0.3%
Berkshire Realty Company, Inc. (BRI)             9.1x      8.8x     12.3x     11.8x      9.9x     10.1%    79.8%   91.5%      6.0%
Camden Property Trust (CPT)                      9.5x      8.6x     11.6x     12.2x     10.5x      7.7%    63.0%   72.7%      8.8%
Charles E. Smith Residential (SRW)              12.1x     11.0x     12.9x     12.3x     10.8x      7.1%    67.3%   85.95      8.7%
Gables Residential Trust (GBP)                   9.5x      8.8x     15.4x     13.3x     11.4x      8.7%    70.4%   82.9%      7.8%
Home Properties of New York (HME)               12.2x     10.9x     12.5x      8.5x      6.1x      7.6%    70.7%   93.2%     11.0%
Mid-America Apartment (MAA)                      8.9x      8.3x     11.7x      N.A.      N.A.      9.9%    73.0%   87.8%      7.1%
Summit Properties (SMT)                          9.3x      8.7x     12.9x     11.9x      8.9x      9.6%    75.9%   89.6%      7.5%
Town and Country Trust (TCT)                     9.6x      9.3x     11.2x      N.A.      N.A.     10.4%    85.3%   99.4%      7.0%
United Dominion Realty Trust (UDR)               8.5x      8.2x     11.3x     10.4x      8.3x     10.2%    73.5%   86.1%      6.5%
Walden Residential Properties (WDN)              9.1x      8.5x      9.9x      9.1x      9.0x      9.2%    71.3%   84.3%      8.3%

----------------------------------------------------------------------------------------------------------------------------------
MEAN                                             9.7x      9.0x     12.8x     11.5x      9.3x      9.3%    73.2%   86.8%      7.6%
MEDIAN                                           9.5x      8.8x     12.5x     11.9x      9.5x      9.2%    71.3%   86.1%      7.5%
----------------------------------------------------------------------------------------------------------------------------------
Irvine Apartment Communities (IAC)              15.6x     14.0x     16.9x      N.A.      N.A.      4.8%    60.0%   75.1%     10.2%
----------------------------------------------------------------------------------------------------------------------------------


Notes:
(1) Includes shares and operating partnership units.
(2) Equals the sum of equity market value, debt outstanding and preferred stock at liquidation preference, in $MM.
(3) For the 12 months ended 9/30/98.
(4) Estimates from First Call as of 1/20/99, unless otherwise noted.
(5) Adjusted Funds from Operations (AFFO) equals FFO less recurring capital expenditures and straight-line rent adjustments.
(6) Estimates from Morgan Stanley Research as of 11/02/98, unless otherwise noted.
(7) Aggregate Value equals Total Market Capitalizatin less cash.
(8) Some FFO and EBITDA estimates reflecting recent M&A activity were not available and are notes as N.A.

                                 PROJECT DELTA
                 CREDIT STATISTICS FOR SELECTED APARTMENT REITs

                                                           Equity           Total                Debt-to-          Debt-to-
                                              1/20/99      Market           Market                Market             Book
Company (Ticker)                               Price      Value(1)     Capitalization(2)     Capitalization     Capitalization(3)
----------------                              -------     --------     -----------------     --------------     -----------------
Archstone Communities Trust (ASN)              $19.44     $2,785.2         $ 5,123.3              40.3%              46.1%
Avalon Bay Communities (AVB)                   $34.00     $2,201.3         $ 4,106.3              37.7%              44.6%
BRE Properties (BRE)                           $24.75     $1,164,0         $ 1,866.8              37.6%              45.6%
Equity Residential Properties Trust (EQR)      $41.81     $5,451.2         $11,565.4              40.7%              51.8%
Essex Property Trust (ESS)                     $29.06     $  537.8         $   938.3              38.4%              43.9%
Post Properties (PPS)                          $38.06     $1,618.7         $ 2,556.0              30.8%              45.2%

----------------------------------------------------------------------------------------------------------------------------------
MEAN                                                      $2,293.0         $ 4,359.4              37.6%              46.2%
MEDIAN                                                    $1,910.0         $ 3,331.1              38.0%              45.4%
----------------------------------------------------------------------------------------------------------------------------------

AMLI Residential Properties (AML)              $21.44     $  426.7         $   928.4              43.5%              58.0%
Apartment Investment & Management (AIV)        $36.50     $1,987.4         $ 3,731.1              37.8%              50.8%
Associated Estates Realty (AEC)                $12.06     $  287.6         $   817.1              57.9%              68.0%
Berkshire Realty Company, Inc. (BRI)           $ 9.63     $  439.4         $ 1,068.3              52.5%              61.4%
Camden Property Trust (CPT)                    $26.31     $1,242.8         $ 2,312.5              41.7%              45.3%
Charles E. Smith Residential (SRW)             $30.13     $  940.4         $ 1,842.2              40.8%              77.7%
Gables Residential Trust (GBP)                 $23.44     $  769.6         $ 1,737.6              48.8%              60.6%
Home Properties of New York (HME)              $25.13     $  673.5         $ 1,079.2              37.6%              42.6%
Mid-America Apartment (MAA)                    $23.19     $  506.2         $ 1,377.6              52.5%              63.7%
Summit Properties (SMT)                        $16.94     $  502.5         $ 1,106.2              54.6%              63.5%
Town and Country Trust (TCT)                   $15.44     $  281.5         $   617.0              54.4%              89.0%
United Dominion Realty Trust (UDR)             $10.31     $1,099.8         $ 2,903.7              53.3%              60.5%
Walden Residential Properties (WDN)            $20.88     $  611.6         $ 1,414.0              53.7%              50.9%

----------------------------------------------------------------------------------------------------------------------------------
MEAN                                                      $  751.5         $ 1,610.4              48.4%              60.9%
MEDIAN                                                    $  611.6         $ 1,377.6              52.5%              60.6%
----------------------------------------------------------------------------------------------------------------------------------

Irvine Apartment Communities (IAC)             $32.00     $1,445.0         $ 2,325.0              31.7%              75.1%






                                                                                    LTM Credit Statistics(4)            Senior Debt
                                                Secured        Floating       ------------------------------------        Ratings
                                                 Debt/        Rate Debt/       EBITDA/        Debt/          FFO/       -----------
Company (Ticker)                              Total Debt      Total Debt      Interest        EBITDA         Debt       Moody's/S&P
----------------                              ----------      ----------      --------      ----------      ------      -----------
Archstone Communities Trust (ASN)                21.0%           42.1%          3.5x          6.4x          12.8%         Baa1/A-
Avalon Bay Communities (AVB)                     32.9%           25.3%          3.9x          6.3x          11.5%        Baa1/BBB+
BRE Properties (BRE)                             33.6%           30.4%          3.7x          5.9x          12.8%        Baa2/BBB
Equity Residential Properties Trust (EQR)        45.8%           30.5%          2.9x          5.6x          12.9%         A3/BBB+
Essex Property Trust (ESS)                       82.5%           40.7%          4.0x          5.1x          15.5%        N.R./N.R.
Post Properties (PPS)                            35.5%           50.9%          5.4x          4.6x          16.1%        Baa1/BBB+

----------------------------------------------------------------------------------------------------------------------------------
MEAN                                             41.9%           36.6%          3.9x          5.7x          13.6%
MEDIAN                                           34.5%           35.6%          3.8x          5.8x          12.9%
----------------------------------------------------------------------------------------------------------------------------------

AMLI Residential Properties (AML)                62.8%           35.6%          3.4x          6.4x          12.4%        Baa3/N.R.
Apartment Investment & Management (AIV)          96.4%            7.2%          2.4x          6.3x          11.8%         Ba1/BB-
Associated Estates Realty (AEC)                  13.5%           45.2%          2.4x          7.0x           7.9%        Ba3/BBB-
Berkshire Realty Company, Inc. (BRI)             78.0%           23.8%          2.5x          6.5x           9.7%        Baa2/N.R.
Camden Property Trust (CPT)                      40.6%           42.8%          3.6x          4.9x          14.7%        Baa2/BBB
Charles E. Smith Residential (SRW)               67.5%           33.1%          3.0x          5.3x          12.5%        N.R./N.R.
Gables Residential Trust (GBP)                   47.3%           34.2%          3.2x          7.5x           8.7%        Baa2/BBB
Home Properties of New York (HME)                96.0%            4.0%          2.8x          4.7x          14.4%        N.R./N.R.
Mid-America Apartment (MAA)                      85.7%           22.2%          2.7x          6.2x           9.1%         Ba1/BB+
Summit Properties (SMT)                          33.2%           65.3%          2.8x          7.1x           9.2%        Baa3/BBB-
Town and Country Trust (TCT)                    100.0%           10.6%          2.5x          6.1x           9.6%        N.R./N.R.
United Dominion Realty Trust (UDR)               41.8%           22.1%          2.6x          6.1x           8.7%        Baa2/BBB
Walden Residential Properties (WDN)              61.6%           46.7%          2.7x          5.3x          10.2%        Ba1/N.R.

----------------------------------------------------------------------------------------------------------------------------------
MEAN                                             63.4%           30.2%          2.8x          6.1x          10.7%
MEDIAN                                           62.8%           33.1%          2.7x          6.2x           9.7%
----------------------------------------------------------------------------------------------------------------------------------

Irvine Apartment Communities (IAC)               27.4%           15.9%          4.7x          5.4x          13.4%


Notes:
(1) Includes shares and operating partnership units.
(2) Equals the sum of equity market value, debt outstanding and preferred stock at liquidation preference, in $MM.
(3) Book capitalization equals the sum of debt outstanding, minority interest, preferred stock at liquidation preference and shareholders' equity, in $MM.
(4) For the 12 months ended 9/30/98.

                                 PROJECT DELTA
-------------------------------------------------------------------------------
                            Ability-to-Pay Analysis
                                Break-Even Price

                                      Share Price                        Assumed                                     Price
                                      -----------  Debt and              Cost of  1999E       1999E     Break-Even   at 5%
        Company                         1/20/99   Preferred %  Equity %   Debt     FFO    FFO Multiple   Price(1)   Dilution
-------------------------             ----------- -----------  --------  ------- ------   ------------  ----------  --------
Archstone Communities Trust             $19.44      45.6%       54.4%    7.125%   $2.02       9.6x       $31.71     $33.30
Avalon Bay Communities                  $34.00      46.4%       53.6%    7.125%   $3.30      10.3x       $32.80     $34.44
BRE Properties                          $24.75      37.6%       62.4%    7.125%   $2.37      10.4x       $32.14     $33.75
Equity Residential Properties Trust     $41.81      52.9%       47.1%    7.125%   $4.44       9.4x       $32.32     $33.93
Essex Property Trust                    $29.06      42.7%       57.3%    7.125%   $3.15       9.2x       $30.74     $32.27
Post Properties                         $38.06      36.7%       63.3%    7.125%   $3.69      10.3x       $31.83     $33.42

                                                                                            ------------------------------
                                                                                               Low       $30.74     $32.27
                                                                                              Median     $31.99     $33.59
                                                                                               High      $32.80     $34.44
                                                                                            ------------------------------





Note:
(1) Based on 1999E FFO of $2.67 from Alpha model, synergies of $6 MM, and $50 MM of transaction costs financed at 7%

                                 PROJECT DELTA
--------------------------------------------------------------------------------
                            Ability-to-Pay Analysis
                               Multiple Expansion

                                              SUPPORTABLE PRICE GIVEN FFO MULTIPLE EXPANSION
                                        -------------------------------------------------------------
      COMPANY                           0.00X    0.25X    0.50X     0.75X    1.00X     1.25X    1.50X
-----------------------------------     -----    ------   ------    ------   ------    ------   ------
Archstone Communities Trust             $31.71   $32.08   $32.45    $32.82   $33.19    $33.56   $33.93

Avalon Bay Communities                  $32.80   $33.16   $33.53    $33.89   $34.26    $34.62   $34.99

BRE Properties                          $32.14   $32.57   $32.99    $33.42   $33.84    $34.27   $34.69

Equity Residential Properties Trust     $32.32   $32.64   $32.96    $33.28   $33.60    $33.92   $34.24

Essex Property Trust                    $30.74   $31.13   $31.52    $31.91   $32.30    $32.69   $33.08

Post Properties                         $31.83   $32.26   $32.69    $33.12   $33.55    $33.98   $34.42


                                 PROJECT DELTA
--------------------------------------------------------------------------------
                      Selected REIT Merger Transactions(1)
                             Premiums Paid Analysis

                                                                                 PREMIUM TO
ANNOUNCED(2)/         ACQUIRER/                                                  UNAFFECTED    PREMIUM TO    PREMIUM TO
 COMPLETED             TARGET                    ASSET CLASS      CONSIDERATION    PRICE(3)   52-WEEK HIGH  ALL-TIME HIGH(5)
-------------  -------------------------------   -----------      -------------  ----------   ------------  ---------------
 7/8/98        Equity Residential/               Multifamily       Stock, Debt       20.5%        7.5%          4.6%
10/19/98       Merry Land & Investment Company

 9/15/97       Equity Office Properties/           Office          Stock, Debt       16.0%       13.0%         13.0%
12/19/97       Beacon Properties Corp.

 8/28/97       Equity Residential/               Multifamily       Stock, Debt       20.8%       16.0%          8.7%
12/23/97       Evans Withycombe Residential

 1/17/97       Equity Residential/               Multifamily       Stock, Debt       13.5%       11.8%         11.8%
 5/30/97       Wellsford Residential

 3/26/96       Simon Property Group/               Retail          Stock, Debt       22.4%        9.1%          3.8%
 8/9/96        Debartolo Realty Corporation
                                                                   Low               13.5%        7.5%          3.8%
                                                                   Mean              18.6%       11.5%          8.4%
                                                                   Median            20.5%       11.8%          8.7%
                                                                   High              22.4%       16.0%         13.0%

               Beta/                              Multifamily      Cash              24.6%(4)     5.6%          1.5%
               Alpha



Notes:
(1) Mergers selected based on the following: a) clear change of control, b) target did have other options, including remaining independent and c) the process did not tend to reduce valuation received.

(2) Date announced is the date of the first significant press on the transaction.

(3) Unaffected price represents the average stock price for the 10 trading days ending five trading days prior to the announcement of the transaction.

(4) Based on current proposed price of $34.00. Unaffected price represents the average stock price for the 10 trading days ending five trading days prior to November 30, 1998.

(5) All-time high share price, not including share prices 10 days prior to the announcement date.

                                 PROJECT DELTA

--------------------------------------------------------------------------------
                    Multifamily REIT Mergers & Acquisitions
                             Premiums Paid Analysis


                                                                                         PREMIUM TO
  ANNOUNCED(1)/                  ACQUIRER/                                               UNAFFECTED   PREMIUM TO     PREMIUM TO
   COMPLETED                      TARGET                     ASSET CLASS  CONSIDERATION   PRICE(2)   52-WEEK HIGH  ALL-TIME HIGH(4)
----------------  ----------------------------------------   -----------  -------------  ----------  ------------  ----------------
    7/8/98        Equity Residential/                        Multifamily   Stock, Debt      20.5%         7.5%            4.6%
   10/19/98       Merry Land & Investment Company

    4/2/98        Security Capital Pacific Trust/            Multifamily   Stock, Debt      15.1%        -4.4%          -12.7%
    7/6/98        Security Capital Atlantic

    3/8/98        Bay Apartment Communities/                 Multifamily   Stock, Debt      -1.0%        -6.5%           -6.5%
    6/4/98        Avalon Properties

   12/23/97       Apartment Investment and Management Co./   Multifamily   Stock, Debt       4.1%       -21.6%          -12.6%
    5/8/98        Ambassador Apartments

   12/17/97       Camden Property Trust/                     Multifamily   Stock, Debt      11.0%        -0.9%          -13.1%
    4/8/98        Oasis Residential

    8/28/97       Equity Residential/                        Multifamily   Stock, Debt      20.7%        16.0%            8.7%
   12/23/97       Evans Withycombe Residential

    8/4/97        Post Properties /                          Multifamily   Stock, Debt       7.0%         5.0%            5.0%
   10/24/97       Columbus Realty Trust

    1/17/97       Equity Residential/                        Multifamily   Stock, Debt      13.5%        11.8%           11.8%
    5/30/97       Wellsford Residential

   12/16/96       Camden Property Trust /                    Multifamily   Stock, Debt      14.2%        -7.2%          -17.5%
    4/15/97       Paragon Group, Inc.

   10/1/96        United Dominion Realty/                    Multifamily   Stock, Debt      10.4%         0.4%          -58.0%
    1/2/97        South West Property Trust

   10/11/95       BRE Properties/                            Multifamily   Stock, Debt      13.3%         8.2%            8.2%
    3/15/96       REIT of California

                                                                         ---------------------------------------------------------
                                                                         Low                -1.0%       -21.6%          -58.0%
                                                                         Mean               11.7%         0.8%           -8.3%
                                                                         Median             13.3%         0.4%           -6.5%
                                                                         High               20.7%        16.0%           11.8%
                                                                         ---------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                  Beta/                                      Multifamily        Cash        24.6% (3)     5.6%            1.5%
                  Alpha
----------------------------------------------------------------------------------------------------------------------------------

Notes:

(1) Date announced is the date of the first significant press on the transaction.

(2) Unaffected price represents the average stock price for the 10 trading days ending five trading days prior to the announcement of the transaction.

(3) Based on current proposed price of $34.00. Unaffected price represents the average stock price for the 10 trading days ending five trading days prior to November 30, 1998.

(4) All-time high share price, not including share prices 10 days prior to the announcement date.

                                 PROJECT DELTA

--------------------------------------------------------------------------------
                   Summary of Precedent Minority Transactions

Size of Initial Ownership 55-75%
                                                                      Premium to
                                                                      Unaffected
 Deal                                               Size                Price
------                                            --------           ------------
1992-1996
  1. PHL Corp. Inc.                            $100MM-$300MM              28%
  2. Southeastern Public Service Co.           less than $100MM           -5%
  3. Club Med                                  $100MM-$300MM              42%
  4. Roto Rooter Inc.                          larger than $300MM         11%
  5. Allmerican Ppty. & Casualty Cos.          larger than $300MM         15%

1997
  6. Systemix Inc.                             larger than $300MM         22%
  7. Faulding Inc.                             less than $100MM           31%
  8. Wheelabrator Technologies Inc.            larger than $300MM         28%
  9. Rhone-Poulenc Rorer Inc.                  larger than $300MM         22%
     Rhone-Poulenc SA
 10. BET Holdings Inc.                         $100MM-$300MM              18%

1998
 11. Rayonier Timberlands LP                   $100MM-$300MM              25%
 12. NACT Telecommunications                   less than $100MM            8%
 13. Bo Office Products                        $100MM-$300MM              19%
 14. XL Connect Solutions                      $100MM-$300MM              12%
 15. BET Holdings                              larger than $300MM         15%
 16. Mycogen Corp.                             larger than $300MM         49%




                                 PROJECT DELTA

                   Summary of Precedent Minority Transactions



Size of Initial Ownership Less Than 55%
                                                                      Premium to
                                                                      Unaffected
 Deal                                               Size                Price
------                                            --------           ------------
1992-1996
  1. Medical Marketing Group Inc.              $100MM-$300MM              -8%
  2. Enquierer/Star Group Inc.                 larger than $300MM          2%
  3. Lin Broadcasting Corp.                    larger than $300MM         -7%
  4. Applied Immune Sciences                   $100MM-$300MM              47%

1997
  5. Systemix Inc.                             $100MM-$300MM              29%
  6. Calgene Inc.                              $100MM-$300MM              43%
  7. Zurich Reinsurance                        larger than $300MM         22%


1998
  8. Life Technologies                         larger than $300MM         17%
  9. J&L Specialty Steel Inc.                  larger than $300MM         72%
 10. BRC Holdings Inc.                         larger than $300MM         17%


                                 PROJECT DELTA
--------------------------------------------------------------------------------
                    SUMMARY OF ANALYSTS' VALUATION OF ALPHA

                                     SELECTED STATISTICS
                               --------------------------------
                               ESTIMATED    PRICE       REPORT
     FIRM/ANALYST                 NAV       TARGET       DATE                   OBSERVATIONS
---------------------------    ---------    ------     --------     --------------------------------------------

Green Street Advisors           $31.62 -    $33.58 -   12/10/98     - Provide three ranges of NAV using cap
                                $35.28      $37.47(1)                 rates of 7.5%, 7.25% and 7.0% respectively

MSDW/Bloom                      $31.00      $34.10(2)  12/2/98      - Believes companies like Alpha should
                                                                      trade above NAV. Statement made
                                                                      12/3/ that "$32.50 appears reasonable"

CIBC Oppenheimer/Zirakzadeh     $27.34      $30.50     11/17/98     - "One of the best positioned companies
                                                                      to weather most market difficulties,
                                                                      given its: 1) monopoly on apartment
                                                                      development on the Beta Ranch,
                                                                      2) attractive internal growth prospects,
                                                                      3) extensive development pipeline, and
                                                                      4) balance sheet strength"

Jefferies & Company/Wilson      $24.00      $32.00     11/3/98
                                                       12/2/98

Sutro & Co./Silvers               --        $30.00     10/5/98


Notes: (1) Price target based on appropriate premium to NAV suggested in report dated November 30, 1998.

       (2) Represents a 10% premium to NAV, based on comments made in research.

                                        PROJECT DELTA
----------------------------------------------------------------------------------------
                               SUMMARY OF ANALYSTS' COMMENTARY
                              FOLLOWING ANNOUNCEMENT OF PROPOSAL

                                REPORT
     FIRM/ANALYST                DATE                   OBSERVATIONS
---------------------------    --------     --------------------------------------------

Green Street Advisors          12/10/98     - NAV estimates: $31.62 at 7.5% cap; $33.39
                                              at 7.25% cap rate; $35.28 at 7.00% cap

                                            - "[Beta] is clearly paying a large premium
                                              to the value that the public market
                                              ascribed to [Alpha], but the buyout price
                                              does not reflect the intrinsic value of
                                              the company and operating partnership as
                                              a whole"

                                            - Beta's offer ascribes no value to
                                              terminating the Land Rights Agreement, nor
                                              any "franchise value"

                                            - "At $32.50/sh, [Beta's] offer is at the
                                              lower-end of our estimate of the range of
                                              [Alpha's] true NAV, and equates to an
                                              economic cap rate of 7.4% (a nominal cap
                                              rate of 7.7%), representing a per unit
                                              value of approximately $130,000. The per
                                              unit value may sound high, but other
                                              inferior apartment assets located in
                                              Orange County have closed during the last
                                              few months at valuations of $128,000-
                                              $148,000 per unit"

The Penobscot Group, Inc.      12/10/98     - "While it is still early, an affirmative
                                              answer on the fairness issue seems a
                                              stretch"

                                 PROJECT DELTA
--------------------------------------------------------------------------------
                        SUMMARY OF ANALYSTS' COMMENTARY
                       FOLLOWING ANNOUNCEMENT OF PROPOSAL
                                  (continued)

                                REPORT
     FIRM/ANALYST                DATE                   OBSERVATIONS
---------------------------    --------     --------------------------------------------

Realty Stock Review/           12/4/98      - "...in our view, there's at least a 50/50
Barry Vinocur                                 chance that [Beta] will sweeten his offer"

                                            - "An offer in the $34 to $35 range better
                                              reflects not only [Alpha's] current value,
                                              but also gives investors who bought the
                                              development story's potential something
                                              for their vote of confidence in [Beta]"

                                            - "We believe [Beta's] offer doesn't fully
                                              reflect the future value that shareholders
                                              paid for when they bought [Alpha]"

MSDW/Bloom                     12/3/98      - "A competing offer is not anticipated,
                                              as the right to be the exclusive multi-
                                              family developer may not be transferred
                                              to another acquirer"

                                            - "...a price of $32.50 appears reasonable"

                                            - "An offer in the $34 to $35 range better
                                              reflects...[Alpha's] current value.."

                                 PROJECT DELTA
--------------------------------------------------------------------------------
                        SUMMARY OF ANALYSTS' COMMENTARY
                       FOLLOWING ANNOUNCEMENT OF PROPOSAL
                                  (continued)

                                REPORT
     FIRM/ANALYST                DATE                   OBSERVATIONS
---------------------------    --------     --------------------------------------------

MSDW/Bloom                     12/2/98      - "...[The proposal] confirms our belief
                                              that many companies are trading at or below
                                              net asset value"

                                            - "...[Beta] appears very well capitalized
                                              and clearly has the wherewithal to carry
                                              out the transaction"

                                            - "At $32.50 per share, we believe [Alpha's]
                                              income is being valued at approximately
                                              7.75% cap rate. We had used an 8% cap rate
                                              in coming up with our $31 net asset value
                                              (NAV)"

                                            - Believes companies with strong balance
                                              sheets, low payout ratios and exposure
                                              to attractive markets should trade above
                                              NAV

Jefferies/Wilson               12/2/98      - "We believe that the $32.50 share price
                                              offer, a 21% premium over the previous
                                              day's closing price, is a fair price for
                                              several reasons: (i) it represents a small
                                              premium (1/8) over the stock's all-time
                                              high of $32 7/16; (ii) at 12.7x our 1999
                                              FFO/share estimate, it represents a
                                              significant premium over the peer group
                                              average multiple of 9.8x; and (iii) it is
                                              above our $32 price target."

                                            - "Given [Beta's] controlling ownership
                                              position in the REIT and over the Beta
                                              Ranch, we do not expect any competing
                                              offers."

DRAFT #1 JANUARY 21, 1999


                                                    [DATE OF DELIVERY OF LETTER]


Board of Directors
Irvine Apartment Communities
550 Newport Center Drive, Suite 300
Irvine, CA 92660

MEMBERS OF THE BOARD:

We understand that Irvine Apartment Communities (the "Company"), The Irvine Company ("TIC") and TIC Acquisition LLC, a wholly owned subsidiary of TIC ("Acquiror"), propose to enter into an Agreement and Plan of Merger (the "Merger Agreement") which provides, among other things, that each outstanding share of common stock, par value $.01 per share (the "Company Common Stock"), of the Company, other than shares held in treasury or held by Acquiror, TIC or any affiliate of Acquiror, will be converted into the right to receive $34.00 per share in cash. The Company shall be merged with and into Acquiror (the "Merger"), and the separate corporate existence of the Company shall cease and Acquiror shall continue as the surviving entity. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the consideration to be received by the shareholders of Company Common Stock pursuant to the Merger Agreement is fair from financial point of view to such holders.

For purposes of the opinion set forth herein, we have:

     (i) reviewed certain publicly available financial statements and other information of the Company;

     (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

     (iii) analyzed certain financial projections prepared by the management of the Company;

     (iv) discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

     (v)   reviewed the reported prices and trading activity for the Common
           Stock;

     (vi) compared the financial performance of the Company and the prices and trading activity of the Common Stock with that of certain other comparable publicly-traded companies and their securities;

     (vii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

     (viii) participated in discussions and negotiations among representatives of the Company and Acquiror and their financial and legal advisors;

     (ix) reviewed the draft Merger Agreement dated ____________, 1999; and __________;

     (x)    performed such other analyses as we have deemed appropriate.

We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purpose of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of the Company or any of its assets.

We have acted as financial advisor to the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for the Company and have received fees for the rendering of these services.

It is understood that this letter is for the information of the Board of Directors of the Company only and may not be used for any other purpose without our prior written consent.

Based on the foregoing, we are of the opinion on the date hereof that the consideration to be received by the shareholders of Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders (other than Acquiror and its affiliates).


                                            Very truly yours,


                                            MORGAN STANLEY & CO. INCORPORATED


                                            By:
                                               -------------------------------
                                               Scott M. Kelley
                                               Managing Director

                          GREEN STREET ADVISORS, INC.

                          IRVINE APARTMENT COMMUNITIES
   Irvine Company Buyout Proposal: Rich Price - No, Reasonable Price - Maybe
                                    (N/IAC)


         December 10, 1998 * Recent Price $31.81 * DJIA 9009 * RMS 305

I. SUMMARY

The Irvine Company (TIC), through a wholly-owned unit, recently proposed to purchase the 16.6 million shares (83% of the common shares outstanding, or 37% of the combined common shares and OP units outstanding) of Irvine Apartment Communities (IAC) that it doesn't already own. The proposed price is $540 million, or $32.50/sh, a 19% premium to the prior day's closing price of $27.38. TIC is clearly paying a large premium to the value that the public market ascribed to IAC, but the buyout price does not fully reflect the intrinsic value of the company and operating partnership as a whole.

TIC's offer is not subject to a financing contingency, and calls for IAC's existing debt and preferred stock to remain outstanding. TIC announced that it does not expect the debt or preferred stock to be affected by the transaction. The offer will be financed from TIC's balance sheet, with the proceeds infused into IAC as equity, thereby leaving IAC's debt and preferred stock unaffected from a capital structure standpoint. What is less certain is how the rating agencies will react as a result of "intangible" changes at IAC. The change in the financial management team, the possible perception that the new IAC could lack public market discipline, and the reduction in financing options available to a private company may be discomforting to the agencies and could result in negative rating implications. After the announcement of the offer, IAC was put on credit watch for possible downgrade.

If IAC and the assets of the operating partnership were auctioned off in their entirety, the company would likely fetch a higher price. However, TIC's majority control, and the special voting rights that were afforded TIC at the formation of the company, effectively preclude such an auction from taking place. Therefore, evaluating the appropriateness of the pricing of the proposal raises some interesting valuation issues, not the least of which is the disparity in pricing that the public market ascribed to IAC versus what a private buyer might pay.

IAC's Board of Directors may determine that the pricing is inadequate, but be hard pressed to refute the proposal due to the robust premium being offered. At the end of the day, we believe most shareholders would support the current offer, but there could be some upside to the price if IAC's Board squawks loud enough. Of course, squawking too much runs the risk of having TIC revoke its offer entirely, although that risk is probably remote. In any event, it is hard to envision a scenario where shareholders aren't at least paid a minimum of $32.50/sh for their holdings.

The closing date of the transaction is uncertain, but is likely to fall sometime near the end of the first quarter or early in the second quarter of 1999. Assuming the company declares and pays a fourth quarter dividend, and the transaction is completed at the stated price within fourth months, investors would generate an annualized return of roughly 12% at the current share price.

The proposed buyout is interesting because it sends two messages to the REIT industry. First, a savvy real estate industry veteran Donald Bren (TIC is privately held and 100% owned by Mr. Bren), has suggested that the REIT structure doesn't work for his company. Mr. Bren's conclusion may be alarming to most REIT proponents, but it shouldn't be because his situation is unique. We do not foresee a wholesale movement to de-REIT or go private by other REIT management teams despite such speculation by others. Second, and perhaps more importantly, Mr. Bren, one of the most successful real estate entrepreneurs in recent history, determined that the public market valuation of his company was at least 19% too low. While some may choose to ignore it, the signal being sent by Mr. Bren should be bullish for REITs in general, and apartment REITs with exposure to California in particular.


           567 San Nicolas Drive, Suite 203 * Newport Beach, CA 92660
        * (949) 640-8780 * Fax (949) 640-1773 * http://www.greenst.com *

Exhibit 1
STRUCTURE OF IAC AND RELATED ENTITIES



                                   [DIAGRAM]


I.  STRUCTURE

Exhibit 1 contains a chart depicting the structure of IAC and its operating partnership. As can be seen, TIC has a sizable (63%) economic interest in the operating partnership, directly through its limited partner interest and indirectly through its ownership of IAC shares. The bottom line is that public shareholders own a minority interest in the operating partnership, although they own a majority interest in IAC, the sole general partner of the partnership. Despite controlling a majority interest in the general partner, public shareholders do not have complete control over the partnership.

The Operating Partnership Agreement, the Certificate of Incorporation, and IAC's Bylaws effectively prohibit any sale, merger, or business combination of IAC or the operating partnership without the approval of TIC. Thus, IAC is not in a position to "auction" off the entire company, and is at a disadvantage when it comes to ensuring that the best possible price is paid for its interests. This is not to say that TIC's current offer is coercive or even unreasonable in any way, but rather that other potential bidders are effectively locked out of competing for the company. As a result, TIC is not under as much pressure to offer the "best" price possible when proposing to buy the company. All other things being equal, TIC has an incentive to pay only the minimum price that gets the deal done. We have heard some argue that TIC may have aspirations of someday returning to the public market, either with IAC's portfolio or the balance of its commercial real estate holdings, and therefore is motivated to pay an inflated price to leave public shareholders with a good taste in their mouths. While the logic may be sound, $32.50/sh does not represent premium pricing for a portfolio and company of IAC's quality.

III.  NAV AND PRICING

In Exhibit 2, we present a range of NAV calculations for IAC as of 9/30/98 using various capitalization rates. Heretofore, we have used an economic cap rate of 7.9% to value IAC's portfolio knowing that other apartment assets in IAC's markets have traded hands at much lower cap rates (i.e. higher values). We knowingly used an above-market cap rate for two primary reasons. First, the 7.9% rate, although not reflective of "market", was a full 30 basis points lower than that used to value any other apartment REIT portfolio, and REIT investors have displayed a discomfort with valuing fringe companies too dissimilarly from the average. Second, despite the use of an above-market cap rate, we have had a very strong buy on the company for some time, and recently touted the company as the

Exhibit 2


Estimated range of NAVs for IAC using various capitalization rates. The values reflect only operating apartment units and current development projects, with no value given to future development opportunities off the Irvine Ranch or the Land Rights Agreement covering development opportunities on the Irvine Ranch.


                                       Lower-end            Mid-range            Upper-end
Estimated Economic NOI(1)             $  154,192           $  154,192           $  154,192
Economic Cap Rate                           7.50%                7.25%                7.00%
Nominal Cap Rate                            7.81%                7.55%                7.29%
Capitalized Real Estate Value         $2,055.895           $2,126,788           $2,202,744
Development Projects(2)                  258,021              266,918              276,451
Other Tangible Assets                     28,441               28,441               28,441
                                      ----------           ----------           ----------
Total Assets                          $2,342,356           $2,422,146           $2,507,636

Total Liabilities                     $  714,384           $  714,384           $  714,384
Preferred Stock                       $  200,000           $  200,000           $  200,000
                                      ----------           ----------           ----------
Shareholders' Equity                  $1,427,972           $1,507,762           $1,593,252

Shares/Units Outstanding                  45,157               45,157               45,157

NAV                                   $    31.62           $    33.39           $    35.28
                                      ==========           ==========           ==========

(1) Green Street Advisors' estimate, based on 3Q98 results, of forward 12 month NOI from operating apartment units less a capital expenditure reserve of $400/unit.

(2) Development projects are valued assuming a 10.25% nominal NOI yield on costs incurred as of 9/30/98 ($196.6 million) and using the nominal capitalization rate indicated in each scenario, resulting in premiums to book value ranging from 30% in the lower-end scenario to 40% in the upper-end scenario.

--------------------------------------------------------------------------------


cheapest apartment REIT, and possibly even the cheapest REIT overall. Herein, we present a range of economic cap rates from 7.0% to 7.5%. While we present three scenarios, our best guess is that the NAV of the company really falls somewhere around the mid-range, namely $33.50/sh (rounded). In our calculations we attempt to give credit for the current development projects, but ascribe no specific value to the Land Rights Agreement between TIC and IAC which gives IAC the exclusive right to develop apartments on TIC's extensive land holdings through the year 2020.

The value of the agreement is difficult to quantify because TIC is not obligated to sell land to IAC, but should it so desire, or be required, to have apartments developed, it must sell such land to IAC at a price that is no more than 95% of appraised value. Any appraisal based system is subject to abuse and/or vagaries, but here the pricing mechanism seemed to work to IAC's advantage because the third party "comps" that would presumably be used would most likely be inferior properties. Also, if IAC wanted to play hardball, it could preclude the development of any new apartments on TIC owned land, and effectively "force" favorable pricing in the event that apartments had to be developed (zoning authorities often require a minimum amount of affordable housing). At the end of the day, it is nearly impossible to accurately estimate the value of the agreement, but at the very least it is worth something to TIC to buy itself out of the obligation.

At $32.50/sh, TIC's offer is at the lower-end of our estimate of the range of IAC's true NAV, and equates to an economic cap rate of 7.4% (a nominal cap rate of 7.7%), representing a per unit value of approximately $130,000. The per unit value may sound high, but other inferior apartment assets located in Orange County have closed during the last few months at valuations of $128,000-$148,000 per unit. TIC's offer ascribes no value to terminating the Land Rights Agreement nor any "franchise value" for IAC, which has been active in creating value through development off the Irvine Ranch in San Diego and Northern California. Thus, using an intrinsic value approach, the offer price appears to represent a discounted value based on recent private transactions, and should provide TIC with meaningful upside.

IV.  CONCLUSION

This transaction is unique in several ways. TIC's majority ownership position of the operating partnership effectively gives it control, and diminishes the value of IAC's minority interest position. The pricing of REITs of late provides an opportunity for TIC to offer a premium to the public market price, but a dis-count to the private market value. The independent committee of IAC's Board faces an interesting valuation issue, but should be motivated to maximize the value of the offer. James Mead, IAC's CFO, recently announced his resignation from the company, and may serve as a good advocate for shareholders; although he no longer owns shares himself. Mr. Mead is arguably well suited to assess the value of IAC, and doesn't appear to have a bias in determining the appropriateness of the current offer.

How IAC's Board ultimately decides to proceed is anybody's guess. TIC's offer is not fully-priced based on the public's pro rata share of the value of the company as a whole, but it is not a low-ball offer either. At a 19% premium to the public market's valuation of the company, TIC's offer is much more richly priced than other acquisition or merger transactions that have occurred in REITdom, suggesting that the price is more than reasonable on that measure. The Board could determine that the offer is acceptable, and have a fairly good defense for that conclusion. On the other hand, the Board could determine that the offer must reflect IAC's pro rata share of the full value of the company or something more close to it. If the Board takes this second stance, there is a risk that TIC withdraws its offer and the shares trade back to their previous range although we believe that risk is remote. More likely TIC would either up its bid, or perhaps call a shareholder vote (which Mr. Bren can do as Chairman of the Board) and allow investors to directly evaluate the merits of the proposal.

The reality of the situation is that Mr. Bren will be the one to decide whether a higher price will be paid. IAC's Board can bluster and posture for a fight, but we think Mr. Bren will ultimately be successful even if the offer is not increased. His offer is, by any definition, reasonable. However, he has contended that the offer is actually rich, as a result of his desire to exit the public market with a feeling of good will from the investment community. We, however, strongly disagree with his contention that this offer is rich. If he truly wants to leave investors with a favorable impression, the offer needs to be increased. The odds of this happening are highly influenced by his own perception of whether TIC, IAC or some combination thereof may later wish to access public equity markets again. On this point, we think there is a reasonable chance of an Irvine-related entity coming public at some point in the future. Because of this, there is also a reasonable chance that he will choose to up his offer. We would not suggest that this is a high probability, but we believe it is a legitimate possibility.

At the recent price, we recommend investors continue to BUY shares of IAC. At a minimum, they should provide close to a 12% annualized return and a sweetened bid by TIC could enhance that return.


                                                                Craig Leupold
                                                                   Mike Kirby
                                                                  Jon Fosheim


--------------------------------------------------------------------------------
IAC is a customer of Green Street Advisors regular research product.

(C) Copyright 1998, Green Street Advisors

This report was prepared from data believed reliable but not guaranteed by us, without verification or investigation and does not purport to be complete. The facts and opinions contained herein are not guaranteed to be complete or error-free. The report is not to be considered as an offer to sell or solicitation of an effort to buy the securities of the company(ies) covered by this report. Opinions expressed are subject to change without notice.

--------------------------------------------------------------------------------
Irvine Apartment Communities -- December 10, 1998

(C)1998, Green Street Advisors, Inc.

THE PENOBSCOT GROUP INC.

                                                                       REIT Byte

     Irvine Proposes to Go Private. Is This the First of Many? Is the Deal Fair?

                                                                December 6, 1998

     The answer to the first question is maybe some, but not many. There is a lot that makes Irvine very different from most other REITs, particularly in aspects which affect the probability of going private. Seeing what makes Irvine different goes a long way to sorting out the probabilities of others following its example. It also provides some insight into the second question as to whether this deal is really good and fair for shareholders. While it is still early, an affirmative answer on the fairness issue seems a stretch.

The Facts

     Late Tuesday, a special purpose affiliate of The Irvine Company proposed to purchase all of the outstanding common shares of Irvine Apartment Communities, Inc. (IAC: NYSE; hereinafter IAC, or the Company) at a price of $32.50 per share, $5.69 or 21.2% over their closing price the prior day, and $15.00, or 85.7% over their $17.50 price at their December 1993 IPO. The Irvine Company and its affiliates, all largely controlled by Donald Bren, owned IAC outright prior to the IPO, and afterwards continued to hold an approximate 63% interest in IAC, largely in the form of Operating Partnership units. Irvine Company management estimated the compound annual return to shareholders since the IPO to a takeover at this price would be 19.8%, a number which would argue that the take-over was a good deal. But a good deal is not necessarily a fair deal; there seem certain other alternatives that would address the needs stated by Mr. Bren in a manner shareholders might feel better serves their differing interest.

The Differences

     An unusually large number of facts and circumstances make IAC quite different from most other REITs and, in almost all these areas of difference, make a similar privatization less likely. These include a variety of factors reflecting both


--------------------------------------------------------------------------------
160 State Street, Boston, MA 02109                                (617) 723-9600
--------------------------------------------------------------------------------

THE PENOBSCOT GROUP, INC.

                 the feasibility of going-private and incentives unique to The Irvine Company for so doing.

                 FEASIBILITY CONSIDERATIONS: LEVERAGING THE PURCHASE. It seems reasonable to assume that the aggregate purchase price of $540 million will be funded by a borrowing against the IAC assets, or at least that would be preferable if it were feasible. The feasibility of arranging this borrowing depends on both not exceeding aggregate loan-to-value ratios at which most lenders would balk and having collateral available to pledge to these lenders. Both these considerations are made relatively more easy by the shares to be purchased being less than a majority of all outstanding shares and OP equivalents, more specifically being 37% of shares and equivalents. Secondly, if the Company is valued at a 9.0% cap rate, then existing liabilities represent 41.3% of value and the $540 million to be borrowed would represent 28.3%; the resulting post-privatization entity would be leveraged at 69.6%, generally a quite feasible level.(1) In an important sense, leveraging for this purchase may be even easier than these ratios indicate because a great deal of the Company's debt is very low cost debt. For the most recent quarter, the Company had a very healthy interest coverage ratio of 5.44 times; if it were to borrow the $540 million at 7.0% - if anything, a slightly lower rate seems feasible -- its coverage ratio would be 2.44 times, still very acceptable to even the most cautious of lenders.

                 The last possible constraint is the availability of unencumbered collateral to pledge to a lender. Based on the Company's 1997 10K, secured indebtedness encumbers only 63% of assets completed at that time, or 55.3% of assets including (and treating as unencumbered) properties then under development.(2) If all properties have uniform per-unit valuations, then borrowing $540 million against unencumbered assets would produce only an 87% loan-to-value on these pledged assets, assuming these assets are valued at a 9.0% cap and assuming no change in G & A, or a 73% LTV at a 8.0% cap with G & A excluded as an operating expense. Including properties under development, the LTV is 63% under the 9.0% cap/100% G&A assumptions, or 53% under the 8.0% cap/0% G&A assumptions.

                 Very simply, even in today's difficult real estate borrowing environment, financing this purchase looks like a no-brainer.

                 FEASIBILITY CONSIDERATIONS: BY-LAW TAKE-OVER IMPEDIMENTS. The Company is a Maryland Corporation. Among the various reasons that the Company, like many other REITs, elected this domicile are the somewhat rigorous and time consuming procedures boards of directors can impose on would-be acquirers to deter a takeover proposal, procedures that are not available in all other states. However, the Company's By-Laws explicitly exempt Mr. Bren and his affiliates from complying with certain of these standards and procedures.


---------------

(1) These figures are based on third quarter, 1998 results annualized valuing property under development and other assets at book and treating G & A as a property operating expense. Assuming savings of 50% of G & A and an 8.0% cap rate, gross asset value increases 14% to $2.17 billion, and the resulting post-privatization leverage reduces to very easy to obtain 61.1%.

(2) This measures assets by rental units. We are told by management that their most recent tax exempt financing served to unencumber additional assets.

                 IRVINE GOES PRIVATE         DECEMBER 6, 1998             PAGE 2

THE PENOBSCOT GROUP, INC.

               INTERESTED STOCKHOLDERS. Maryland General Corporation Law (MGCL) generally prohibits certain "business combinations" between an Interested Stockholder or an affiliate thereof "for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. An Interested Stockholder is defined as any person holding 10% or more of the voting stock. Customarily, after the five-year period, any such combination must be recommended by the vote of the board of directors of the corporation and approved by at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares and
               (ii) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder, unless, among other conditions, the corporation's common stockholders receive a minimum price for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares."(3)

               SEC filings by the Company go on to say, "The Articles of Incorporation and resolutions adopted by the Board of Directors have exempted from these provisions any business combination with The Irvine Company, or any affiliates of The Irvine Company or Mr. Bren, or any members of the immediate family of Mr. Bren and any other person acting in concert or as a group with any of the foregoing. All other stockholders are subject to the business combination statute."(4) Effectively, Mr. Bren is excused from having to secure the affirmative vote of two-thirds of the shares in the Company he does not own.

               CONTROL SHARES. MGCL provides that at certain ranges of percentage ownership by a potential acquirer, "control shares" are established that "have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquirer or by officers or directors who are employees of the corporation." With his ownership of common shares currently at 17%, Mr. Bren does not have the minimum one-fifth common-share ownership percentage that would normally trigger the "control share" rule. But again, as reported in Company's SEC filings, "the Company's bylaws adopted by the Board of Directors have exempted control share acquisitions involving The Irvine Company, or any affiliate of The Irvine Company or Mr. Bren, or any members of the immediate family of Mr. Bren and any other person acting in concert or as a group. All other stockholders are subject to the control share acquisition statute." Mr. Bren, unfettered by the control share statute, is now free to convert enough of his interest in the Operating Partnership into common shares (under the Exchange Rights granted to The Irvine Company) to achieve the requisite voting control of the Company, and then would not have these holdings subject to the Control Shares provisions and restrictions as specified in the Company's Articles of Incorporation.

          These provisions make Mr. Bren different from other would-be acquirers of the Company.(5) In the event his buy-out proposal is contested then, Mr. Bren

---------------
(3) These provisions of Maryland law do not apply to business combinations that are approved or exempted by the board of directors prior to the time that the Interested Stockholder becomes an Interested Stockholder.

(4) Irvine Apartment Communities, Inc., Form S-3 as filed with the Securities and Exchange Commission, May 14, 1997.

(5) Another item in the bylaws which is not especially unique but deserves some small mention here because it could potentially have had a role in deterring a contested takeover of the Company. The Company's bylaws require that "with respect to an annual meeting of stockholders, the proposal of business to be considered by stockholders... may be made only by advance written notice procedures set forth in the Bylaws." The advance notice procedures also apply to the nomination of persons for election to the Board. However, Company filings make clear Mr. Bren's considerable advantages. "The advance notice provisions are not applicable to The Irvine Company," which suggests that competing offers to purchase the Company could potentially never be included in Board business or presented at a shareholders' meeting.

                      IRVINE GOES PRIVATE        DECEMBER 6, 1998         PAGE 3

THE PENOBSCOT GROUP, INC.


          would not have to jump through various requirements that might be an annoyance, if not a final deterrent, to others interested in taking over the Company. While we have not made a similar survey of the by-law provisions of other REITs, we strongly suspect that few give similar privileges to their dominant shareholder.

          FEASIBILITY CONSIDERATIONS: DEBT COVENANTS. There seems to be a good chance that leveraging up might violate certain loan covenants, especially leveraging up with secured debt. The Company's shelf registration statement speaks of covenants not to permit debt to rise above policy limits of 60%. Setting aside the problem of determining how a private Company might determine debt to market cap ratios, it is probably more relevant to consider what would be the consequences of a violation of loan covenants. In most cases, the recourse of debt holders is to call their loan, not to reset or establish any kind of penalty interest rate. A decade ago, in the midst of a collapsing real estate market, more than one lender who called a loan after a technical default only to find the borrower appearing the next day tendering repayment at a 100 cents on the dollar, having happily avoided loan-maintenance prepayment penalties in repaying an expensive loan. While IAC might not experience as large a windfall, there does seem some possibility it might easily refinance existing indebtedness at a lesser cost. The Company's existing $100 million of unsecured notes, its liability most likely to contain covenants which would be violated, bears interest at 7.0%, slightly higher than where it could likely refinance this debt.

          FEASIBILITY CONSIDERATIONS: DE-REITING AND OTHER TAX ISSUES. There are likely a great many tax issues that complicate a takeover or privatization, including the possibility that IAC could lose its REIT tax-status, and/or that the IAC Operating Partnership might terminate for tax purposes. In considering these topics we are swimming in dangerous waters where tax-sharks more knowledgeable than we have previously taken big bites of our flesh. However, to our amateur eye, there seem to be important differences in the details that make a privatization easier for Mr. Bren than it would be for other major holders of other REITs.

          De-REITing seems an inevitability for Mr. Bren and for many other would-be acquirers of other REITs. De-REITing means that the tax-free pass-through of cash flow would be lost; instead, any cash flow passed through what was the IAC REIT would now be diluted by taxation. While tax-free pass-through could be regained by exchanging the REIT shares for OP Units, such an exchange seems unlikely to be deemed a like-kind, and therefor tax-deferred exchange. Tax deferral should make no difference for Mr. Bren because his basis in newly-acquired REIT shares would be $32.50, meaning that the taxable gain and tax liability would be minimal to non-existent.(6) So far, there is nothing in Mr. Bren's position that makes him different from dominant shareholders of other REITs.


--------------------------------------------------------------------------------

(6) There would be gain only if the value of OP Units were deemed to be greater than the $32.50 per share basis. Mr. Bren might, however, have a tax liability with respect to shares owned by him to the extent that these shares had a lower basis. A minority, but significant part of his holdings are in the form of shares.


              IRVINE GOES PRIVATE                     DECEMBER 6, 1998    PAGE 4

     This moves to the second problem, where the facts and circumstances of the Company vary significantly from other REITs. Assuming that the transaction by which REIT shares are replaced by OP units is deemed for tax purposes a transfer of OP Units, then, if 50% or more of the interests in the Operating Partnership were so transferred, the Operating Partnership might terminate for tax purposes, giving all former OP unit holders a taxable gain to the extent of difference between the fair market value of their OP units and their tax basis in these units. But in fact, the Irvine Company holds an approximate 55% interest in Irvine Apartment Communities, L.P., the Operating Partnership, of which IAC is 45% general partner. Thus a transfer of all of the OP units of IAC would not create a tax termination of the Irvine Apartment Operating Partnership. In this respect, IAC is very different from most other REITs. There may be other ways others could skin their respective cats, but these methods seem unavailable at most other REITs.

     Very simply, the facts and circumstances unique to Mr. Bren and IAC seem to suggest that tax issues and potential costs that others might face are absent here.

     SPECIAL INCENTIVES: LAND ISSUES. IAC had now come face to face, but not yet come to grips with a zero-sum issue that would pit the interests of public shareholders against controlling insiders. The issue is, of course, the pricing of land to be purchased by IAC from Mr. Bren's Irvine Company, on which IAC would develop additional apartment communities. At the IPO, under what is known as The Land Rights Agreement, The Irvine Company agreed to sell land to the Company for an interim period at prices which were estimated to result in a total 10.0% to 10.5% return on the Company's total investment. The Company's rights to buy under this arrangement lapsed with the land previously purchased on which 1,884 apartments have been or are now being constructed. Thereafter, purchase prices were simply not to exceed 95% of appraised value.

     Given history and the interests of parties concerned, value seems like a fight waiting to happen, and, but for this privatization, likely to have happen very soon. Mr. Bren and the Irvine Company would point to the same thing they pointed to in announcing the buy-out proposal: "Accretive acquisitions of Class A multi-family properties in California are difficult to find." This means that cap rates are low and land should be priced to reflect a similar low rate of return on investment. In fact, we think it likely that they might argue that land on the Irvine Ranch should be priced at an even lower cap and return on cost than land elsewhere. Other parties, however, might point to the land for the 1,884 units bought most recently. Absent some prior agreement that these transactions could not be deemed a comparable, it could be argued that these are the most direct comparable, even if slightly stale.

The difference, we strongly suspect, is quite large, perhaps 300 to 400 basis points of return on total investment. A difference of 300 basis points could amount to something like $60,000 per rental unit(7). Mr. Bren then faced the pos-

---------------

(7) The figure of $60,000 is based on a pro forma valuation of the Company at $127,000 per unit based on a 9.0% cap rate, and otherwise on the assumptions more fully described above. If, alternatively, value were premised on a 6.0% cap rate on the same average per unit NOI, per unit value would be $190,500 per unit or $63,500 per unit higher. This is an imperfect comparison in that we are comparing implicit per unit valuation as between 9.0% and 6.0%, as compared to a more likely range of dispute of between 10.0% and 7.0%; but it


     IRVINE GOES PRIVATE                      DECEMBER 6, 1998            PAGE 5

THE PENOBSCOT GROUP, INC.

     sibility that if he ultimately won the value war, it would destroy the economics of IAC which he owns a majority of, while at the same time alienating all other holders of IAC shares(8). There is also the possibility that he might have been advised that he wouldn't win the valuation argument or that if he won in the short run, he could expect to subject to all sorts of shareholder rights suits, some of which might seek punitive damages. The fight was going to have costs, even if it was ultimately won. There seems to be value simply in avoiding the fight as is achieved by taking the Company private.(9)

     SPECIAL INCENTIVES: COMFORT AS A PUBLIC COMPANY. Donald Bren's role at IAC had very few, if any, parallels in the REIT industry. He has a stature as an experienced and successful investor over a number of years, a reputation similar to that held by Sam Zell, Mort Zuckerman, or Richard Rainwater. But he did not choose to take a particularly visible role and rarely attended industry functions or in other ways tried to extend the luster of his reputation in any which might expand the pricing multiple of IAC shares. But although his face was rarely seen, his hand was more visible. We saw what appeared as his influence in the turnover of senior officers, especially officers who seemed to develop an independent standing or stature in the industry.

     First was Dick Moran, who was nominally Executive Vice President and CFO at the IPO but held the position of highest visibility initially. In March 1995, the nominal President as of the IPO, T. Patrick Smith, was gone and Mr. Bren stepped in as Acting President. Many people, ourselves included, expected Moran to be named President, thus formally acknowledging the role he seemed already to have. In May 1995, Steven Albert joined IAC to become President; in October 1996 Moran announced his departure and shortly thereafter emerged as CFO at Kilroy Realty Corp. Moran was replaced as CFO by Jim Mead who been at IAC in a less visible position for some time. Mead then assumed a profile very similar to what Moran had held. By the time IAC's 1996 Annual Report was released, Albert was no longer President and Mr. Bren was once again, this time with no hyphenated "Acting" preceding that title.

     But that tenure was short-lived, and in 1997, William McFarland, who had become a director in 1996 and had been associated with Irvine affiliates since 1984 and with Mr. Bren previously, became President. Then, in October 1998, the departure of Jim Mead was announced, as of early 1999.

     Admittedly, what we draw from these patterns is subjective, not conclusive and subject to different interpretations. But what we see is a pattern of those who have developed an eyeball-to-eyeball sense of trust with the investing public not lasting long, while Mr. Bren seems to work his will while avoiding the development of any relationship with other shareholders. By no means does this suggest that Mr. Bren has or is about to willfully do anything to harm the interests of public shareholders. Rather, it suggests that he may not have

--------------------------------------------------------------------------------
     does nevertheless give some sense of the magnitude of the gap. At $60,000 per apartment unit, the $540 million purchase price would be fully recouped with 9,000 units, roughly 52% of what the Company now has.

(8) Based on this possibility, an argument could be made that Mr. Bren is doing shareholders a favor by buying them out now rather than later.

(9) On the other hand, if the argument that the 10.0% to 10.5% return is real value was to win, there might also be a strong argument that the $32.50 per share buyout price is inadequate.

IRVINE GOES PRIVATE                   DECEMBER 6, 1998                    PAGE 6
                 developed a sense of being partners with shareholders to the same extent as other, more visible REIT major-domos. In taking IAC private, there is clearly no sense that, for better or worse, we are all in this together.

IS THIS GOOD DEAL
     A FAIR DEAL?

                 At the advertised 19.8% compound annual return, it seems that investors have a deal that should elicit few complaints. A 19.8% return is considerably better than the NAREIT Equity Total Return Index which produced an IRR we measure at a little over 10% over that same period.(10) But on the other hand, these have been times of strong cyclical recovery. And in California that recovery lagged the rest of the country, meaning that compared to REITs with assets elsewhere, a larger part of the California recovery occurred during this period, and a lesser portion at times preceding this. Thus a 19.8% return could well be merely what is to have been expected from California assets over this time, or maybe even less than what should be expected.

                 No less important, a good return is not necessarily the same thing as a fair return. There will be those who assume that anytime an insider buys from outsiders, the outsiders are being disadvantaged, that the buyer, who can be presumed to know relevant facts than the seller, thinks there is value at the price being paid. Going from raw paranoia to the numbers seems to dissipate the case, but only very slightly.

                 PER UNIT VALUATIONS. At $32.50 per share, the valuation of the Company is roughly $148,000 per apartment unit.(11) This compares to roughly $153,000 per unit cost of recently constructed or now under construction units on the Ranch (which were built on land priced to yield a 10.0% return), or $211,000 off the Ranch.(12) Off the Ranch figures are skewed by a 119-unit development in Santa Monica, estimated to cost $630,000 per unit, but then again, that Santa Monica asset is included in what Mr. Bren proposes to soon own all of at a valuation of $148,000 per unit.

                 CAP RATE VALUATIONS. Based on trailing NOI, the value seems to imply a 6.8% cap rate.(13) There would be roughly 20 basis points of incremental yield from halving G&A. Adding in the development pipeline at a 10.0% yield, together with halving G&A gives an indicated 8.16% yield. If the development pipeline produces a yield 50 basis points higher (i.e. 10.5%), the composite cap rate moves by a little over 10 basis points to 8.27%. And lastly, if forward-looking, rather

---------------

(10) We have calculated return on the NAREIT Index using an internal rate of return over the same time frame.

(11) These calculations reflect (a) the sum of (1) 45.09 million shares and equivalents times $32.50 each, plus (2) $789 million of liabilities, plus (3) $144 million of redeemable preferred shares, plus (4) an estimated $333 million to complete properties now under construction, less (5) $41 million of other assets, divided by (b) 18,197 units. The figure of 18,197 units includes units presently under construction. This data is drawn from Company reports as of the end of its third quarter, 1998.

(12) It might be argued that newer units should have a value above existing older units. But IAC's old units bring with them one almost unique difference which positively influences their value: roughly $325 million of tax-exempt mortgage bond financing bearing interest at a rate of 5.28%. Indeed, as of the end of 1997, IAC's $704 million of debt bore interest at a weighted average rate of 6.06%.

(13) This figure is based on $36.6 million of quarterly NOI, annualized to $150.5 million divided by the value determined for per units calculations above.


                 IRVINE GOES PRIVATE         DECEMBER 6, 1998             PAGE 7
     than trailing NOI were used, as is customary, there might be 10 to 30 basis points additional increase in return, especially given the strong movement in rents in this market.

     It would be interesting to compare these per unit and cap rate valuation benchmarks with the specific examples that brought The Irvine Company to conclude that "Accretive acquisitions of Class A multi-family properties in California are difficult to find." It looks like Mr. Bren may have found a quite accretive acquisition sitting right under his nose.

     MORE EQUITABLE ALTERNATIVES. The leverage feasibility analysis above seems to argue that, in full fairness, shareholders perhaps should be offered one or two other alternatives to a buyout. The first alternative would be to keep ownership as is, take down similar debt and distribute the proceeds to shareholders. That would of course mean the $540 million would go to all shareholders and thus be less than $32.50 per-share; we estimate it would be roughly $11.98 per-share. And it would have a negative impact on per share FFO which can be estimated at a reduction of roughly $0.84 per year.

     While many shareholders might find this a not altogether attractive alternative, in a roundabout way, thinking about this possibility brings up another potential solution to the problems that seem to have brought Mr. Bren to propose a buyout as being in the best interests of the Company.(14) Part of the stated reason for going private is to be able to retain capital. Buy by leveraging up to fund a privatization, there is actually going to be less cash flow available, even if all of it could be retained and reinvested. Despite this inconsistency with Mr. Bren's stated goals, the transaction is attractive to him, largely because of a presumed cost of the capital necessary to effectuate the buyout of 7.0% or less. Thus it might more in the interest of shareholders to leave ownership unchanged, but increase its leverage to extent of $540,000 million and invest those proceeds in the opportunities Mr. Bren sees as being lost to the present obligation to distribute all cash flow; then shareholders in addition to Mr. Bren might enjoy the benefits of higher leverage at prevailing rates. Or stated another way, there is more than one way to deal with the problems Mr. Bren purports to be solving and many shareholders might find that solution preferable to being bought out at $32.50 per share.

PROBABILITIES
ELSEWHERE

     Very few other REITs seem to have similar facts and circumstances to make a take-over by dominant insiders likely. In our coverage universe, REITs where insiders hold a large percentage of effective ownership of the consolidated enterprise include Boston Properties (19.4% owned by the chairman, management and their families), Cousins (19.2%), Crescent (13.0%), CBL (27.9%), General Growth (17.2%), Simon (23.6%, including
     DeBartolo family interests), Urban (38.0%), and Taubman (17.7%).(15) All of these are some distance from the



-----------------
(14) At this point, the "Company" seems to have taken on a metaphysical quality wholly separate from the interests of its various shareholders. It seems to us a more constructive approach would be to view the interests of the Company as equivalent to the aggregate interest of these owners.

(15) This is calculated based on shareholdings of the chairman and board as of their most recent proxy and shares and equivalents as of the third quarter of 1998.


IRVINE GOES PRIVATE                 DECEMBER 6, 1998                     PAGE 8
     level owned by Mr. Bren. Existing debt as a percentage of the fair market value of assets, using a 9.0% cap rate on trailing NOI annualized, is generally higher than IAC's level. At Boston Properties, liabilities equal 52% of FMV calculated on this method, at Cousins 31%, at Crescent 42%, at CBL 66%, at General Growth 78%, at Simon 94%, at Taubman 58% and at Urban 70%. Using an 8.0% cap rate, the mall REIT's leverage is lower, 59% for CBL, 70% for General Growth, 83% for Simon, 52% for Taubman, and 62% for Urban. Very simply, the likelihood of the dominant shareholders of these REITs following Mr. Bren's example seem quite low. The most plausible exception seems to be Cousins, where there may also be hidden value in non-income producing land holdings.

     In a sense, this analysis seems to turn the convention wisdom that larger ownership interests by management are better than smaller. But as we see it the correct conclusion is more a refinement than a refutation of conventional wisdom. In effect a corollary should be added to conventional wisdom: when management's interest is so large as to give them effective unilateral control, it is good to be attentive to all those signals which indicate whether such a dominant shareholder views other shareholders as either his partners, or as a convenient source of the interim financing for his company.

TYING THIS DEAL TO
OUR MACRO
PERSPECTIVES STATED
ELSEWHERE

     Our regular readers are no doubt aware of our recent speculations regarding the possibility of deflation in real estate.(16) In those ruminations, we have argued that certain types of property might be spared the negative effects of deflation and instead experience land appreciation to arrive at a full equilibrium between, on one hand, supply and demand as reflected in rents and, on the other hand, replacement cost as factored by the cost of capital, the long-term debt portion of which has recently declined significantly and appears likely to remain low. We argued that the more favorable scenario is more likely in circumstances where the providers of space have some pricing control, some ability to avoid the other scenario characterized by real declines in rents rather than land appreciation. While we have also characterized urban properties as more likely to perform in a manner consistent with the land appreciation scenario, not all urban areas would enjoy this pattern and not all non-urban would not. One of the more likely locations to perform well is the Irvine Ranch, a prospect that argues that it, or more specifically, the Company should be valued differently than real estate in other locations. It also means that IAC might be especially missed by investors and those of us who like to try to figure out what is really going on.



--------------------------------------------------------------------------------
(c) 1998. The Penobscot Group, Inc. All rights reserved. Unauthorized copying or distribution of this report or any portion hereof is prohibited.
--------------------------------------------------------------------------------

(16) See "Deflation, New Capital Constituencies, and the Re-Sorting of the REIT Industry," Relative Valuation Array Charts, December 1, 1998 and "Recessions, Cheap Debt and Equilibrium," Relative Valuation Array Charts, November 3, 1998.

IRVINE GOES PRIVATE                DECEMBER 6, 1998                       PAGE 9

THE PENOBSCOT GROUP, INC


The information herein, including that drawn from other publications of The Penobscot Group, Inc., while drawn from sources deemed reliable, is not guaranteed, may not be accurate and should not be relied on as such. Opinions expressed are our current opinions and are subject to change without notice. The Penobscot Group, Inc. reserves the right to discontinue this series of Reports at any time without prior notice. The Penobscot Group, Inc., its affiliates, and officers, directors, and employees of both may currently hold long or short positions in and from time to time purchase or sell securities of any or all of the companies mentioned.

IRVINE GOES PRIVATE                DECEMBER 6, 1998                      PAGE 10

               [REALTY STOCK REVIEW FRONT PAGE, DECEMBER 4, 1998]

           Market Analysis of REITs & Real Estate Operating Companies

WATERSHED OR NO BIGGIE?

     After the market closed on December 1, The Irvine Company, a private real estate entity controlled by Donald Bren, announced an offer to buy the approximately 16.6 million shares of Irvine Apartment Communities that it doesn't already own for $32.50 per share. Simply put, in a deal valued at $540 million, Bren is proposing to take private the company that he took public in December 1993 at $17.50 per share. The Irvine Company hopes to have the deal approved by the end of this year.

     The Irvine Company is the largest current stockholder of IAC. As of December 1, it held approximately 17% of the outstanding common shares. It also owns approximately 55% of the partnership interests of Irvine Apartment Communities, L.P. of which IAC is a 45% general partner. In all, Bren owns an approximate 63% economic interest in IAC. Bottom line: After roughly five years in the public fishbowl, Bren has apparently decided that he wants it all!

     In its press release announcing the proposal, The Irvine Company stated that the bid is not subject to a financing contingency. In addition, The Irvine Company noted that the existing debt and preferred stock of Irvine Apartment Communities, L.P., IAC's operating partnership, will remain outstanding and are not expected to be affected by the proposed transaction.

     We have mixed feelings about Bren's offer. On one hand, Bren is paying a "fair" price for IAC (more on that subject, in a bit). On the other hand, though IAC has had its ups and downs -- a mind-boggling number of senior level management changes hasn't helped matters -- it is the sort of company we'd like to see in the public arena. Furthermore, it has delivered solid returns for investors, and our view is that even "better times" lie ahead.

                     [GRAPH SHOWING STOCK PRICE AND VOLUME]

BIG QUESTIONS

     Is Bren the first of many to pack it in and take his REIT private? We don't think so. First, we never thought Bren's heart was really in being public. (He shuns the spotlight.) His attitude toward the public market from the outset was tentative, at best. We suspect Bren took IAC public -- and thought long and hard about taking other pieces of The Irvine Company public -- not because he, like a Sam Zell, saw the "equitization" of real estate as a long-term goal, but rather because it solved shorter-term issues. (Though we suspect that had things gone differently he might have stayed around, at least a while longer.) So, as we see it, Bren's decision doesn't say anything about the resolve of those who came public over the past five years or so to remain public.

     Second, though some observers suggest the price Bren is offering -- roughly a 20% premium to what IAC was going for before the announcement -- confirms that REITs are under-valued by the market currently, we don't agree. REITs may be cheap on a relative and possibly even on an absolute basis, but whatever price Bren has to pay to get the shares of IAC he doesn't already own, it reflects the uniqueness of the situation. Extrapolating from what Bren is willing to pay to the market generally isn't warranted, though it would be nice to be able to do so.

IAC RECAP

     According to IAC's latest 10-Q (filed on November 11), the company had 20,129,873 common shares outstanding as of October 31. It owned 62 apartment communities (it owned 42 when it came public) with 16,029 apartment units. (The overwhelming majority of those are located in Orange County, California on the Irvine Ranch.) It had 2,729 apartment units under development. The company broke ground on its first apartment community, off the Irvine Ranch in Northern California's Silicon Valley, in May of last year.

     IAC reported third quarter FFO/share (diluted) of 60 cents vs. 51 cents in the year-ago period. (It's 3Q98 FFO/share was a penny or two ahead of most estimates, by the way.) FAD (funds available for distribution) was 57 cents vs. 49 cents in the year-ago period. (Weighted average shares/units outstanding was 45.157 million.) Same-store results -- 48 properties with 13,451 units owned and stabilized before 1997 -- experienced a 10.1% increase in net operating income over the year-ago period ($32.5 million vs. $29.5 million). Average monthly rent went from $1,119 to $1,171 per unit. Physical occupancy went from 93.8% to 94.1%.

ISSUES TO WEIGH

     Bren isn't trying to steal the company, but he's not overpaying either. His offer of $32.50 per share is, as noted, well above the price IAC was changing hands at immediately prior to the announcement. It's also a premium over "our consensus NAV of $24.43 per share." (The high end of the consensus is in the neighborhood of $28 to $29 per share.) However, recent conversations with non-REIT folks in Orange County who are familiar with IAC's portfolio and local economics lead us to believe that in some instances the cap rates being used to value the portfolio are on the high side. (Something in the low 7% range seems right to us.) More important, however, when IAC came public there was a good deal of controversy about its valuation, generally, and specifically about the company's unique development story. So, though an investor who bought IAC at the IPO and held on to it has done well, we believe Bren's offer doesn't fully reflect the "future" value that shareholders paid for when they bought IAC. It's tough to nail down a hard number, though if IAC develops, say, $150 to $200 million in apartments per year and earns a 20% to 25% development profit on that investment, it would add at least another $30 million to the mix annually. An offer in the $34 to $35 range better reflects not only IAC's current value, but also gives investors who bought the development story's potential something for their vote of confidence in Bren.

     It will be interesting (no, fascinating) to see how IAC's senior executives and independent directors deal with Bren's offer. As one buy-sider put it, "Bren casts a mighty large shadow, especially in Southern California." (This is yet another test of corporate governance in the REIT sector.) Again, we wouldn't accuse Bren of trying to steal the company, but given what he said when IAC came public about the development story, we'd feel a lot better if he sweetened his offer by $1.50 to $2.50 a share.

     When we went to press, IAC was changing hands at $31? per share. Assuming a transaction at $32.50 per share -- and counting IAC's fourth quarter dividend of
38.5 cents per share -- an investor could earn roughly a 4% total return in a month. Not too shabby! Moreover, in our view, there's at least a 50/50 chance that Bren will sweeten his offer. For those reasons, we're raising our rating on IAC from DCA to a BUY.

                                                                                  [DONALDSON, LUFKIN & JENRETTE(R) LOGO]
                                                                       Donaldson, Lufkin & Jenrette Services Corporation
                                                                                277 Park Avenue, New York, NY 10172-0002

EQUITY
RESEARCH

                       REAL ESTATE
                     INVESTMENT TRUSTS                                                                           [PHOTO]
------------------------------------------------------------------------------------------------------------------------

DECEMBER 3, 1998    IRVINE APARTMENT COMMUNITIES (IAC)#
                    IRVINE COMPANY PROPOSES TENDER OFFER FOR IAC SHARES NOT ALREADY OWNED AT $32.50 PER SHARE; NOT MANY
                    MORE "LBOS" ANTICIPATED IN THE REIT GROUP
                    ----------------------------------------------------------------------------------------------------

                    MARKET PERFORMANCE

                       AS OF 12/02/98            FFO PER SHARE(a)               FAD PER SHARE(b)
                    -------------------      -----------------------         -----------------------         REL. RETURN
                     PRICE     S&P 500       12/97   12/98E   12/99E         12/97   12/98E   12/99E          PROJECTION
                    -------    -------       -----   ------   ------         -----   ------   ------         -----------
                    31 9/16    1171.25       $2.00   $2.30    $2.60          $1.87   $2.16    $2.40           0% TO 15%


                               PRICE AND TRADING DATA                                      VALUATION DATA
                    ------------------------------------------------         -------------------------------------------
                    52-Week Price Range                   32 7/16-23         Relative 1998 P/FFO                      NA
                    Shares Outstanding (mil.)                   45.1         Five-Year Relative P/FFO Range           NA
                    Market Capitalization (bil.)                $1.4         Net Asset Value                          NA
                    Avg. Daily Trading Volume (000)               68         Price/Net Asset Value                    NA
                    12-Month Target Price                     $32.50         Dividend                              $1.54
                                                                             Current Yield                          4.9%
                            P/FFO                     P/FAD                  Last 12-Month Total Return               7%
                    ----------------------     ---------------------         Last 12-Month S&P 500 Total Return      21%
                    12/98E          12/99E     12/98E         12/99E         Last Five-Year EPS Growth               19%
                    ------          ------     ------         ------         Five-Year EPS Growth Forecast           14%
                     13.7            12.1       14.6           13.2


                    (a) Funds from operations (FFO) represents net income plus real estate depreciation less capital gains (losses).

                    (b) Funds available for distribution  (FAD) equals FFO less recurring capital expenditures.
                    ----------------------------------------------------------------------------------------------------

HIGHLIGHTS          o  On December 2, The Irvine Company, a privately held real estate concern controlled by Donald
                       Bren, announced a proposal to acquire the 16.6 million common shares of Irvine Apartment
                       Communities (IAC) that it does not already own for $32.50 per share in cash--a 21% premium to the most recent closing price. On the quantitative front, the pricing of the transaction appears rich in light of declining property values, therefore presenting a clear positive for current shareholders.

                    o  The proposed takeout price is set at 12.5 times our revised 1999 FFO estimate and approximately
                       12.5 times our estimated EBITDA (after stripping out approximately $200 million in land and construction in progress), or about an 8% cap rate equivalent--a 30%-plus premium to its peer group multiple. On the qualitative front, we are also surprised that The Irvine Company is taking
                       IAC out of the public fold and willing to forego access to both public and private capital.

                    o  With respect to our earnings estimates, we are revising our estimates for 1998 and 1999. For 1998 we are raising our FFO estimate from $2.20 per share to $2.30 per share and our FAD estimate from
                       $2.07 per share to $2.16 per share. In 1999, we are raising our FFO estimate from $2.50 per share to $2.60 per share and our FAD estimate from $2.29 per share $2.40 per share.

                    o  In our view this is not the beginning of a wave of REIT LBOs.

LAWRENCE D. RAIMAN (212) 892-2380 lraiman@dlj.com
ANTHONY PAOLONE (212) 892-2383 apaolone@dlj.com
JOSEPH NADOL (212) 892-2376 jnadol@dlj.com
MICHAEL W. MUELLER, CFA (212) 892-4272 mmueller@dlj.com                                                          2910-98


[DONALDSON, LUFKIN & JENRETTE LOGO]


COMPANY           Irvine Apartment Communities is an apartment real estate investment trust (REIT) based on the Irvine Ranch
DESCRIPTION       in Southern California. The company was founded by Donald Bren and has acted as a financing vehicle for the multifamily development activities of The Irvine Company (a privately held real estate organization). Through this affiliation, IAC has an agreement giving it the right of first refusal on apartment development on the
                  Irvine Ranch until 2020. IAC also is active in the Silicon Valley, San Diego County and Los Angeles. At
                  September 30, 1998, IAC owned or had under development 62 apartment communities with 18,758 units.

SUMMARY
FINANCIAL DATA                               1999E       1998E       1997        1996        1995       1994     FIVE-YEAR GROWTH
                  Revenues                   $250.0      $215.2     $182.6      $158.1      $135.7     $128.9         14.2%
                  Funds From Operations       117.4       100.8       82.0        68.3        48.1       33.3         28.7%
                  Funds Available for
                  Distribution                108.4        94.7       76.7        63.3        43.6       27.7         31.4%
                  FFO Per Share              $ 2.60      $ 2.30     $ 2.00      $ 1.75      $ 1.45     $ 1.10         18.8%
                  FAD Per Share                2.40        2.16       1.87        1.62        1.31       0.92         21.1%
                  Gross Margin                 70.0%       67.0%      67.0%       67.2%       65.9%      63.0%          NA
                  FFO Margin                   47.0%       46.8%      44.9%       43.2%       35.5%      25.8$          NA
                  Dividends Per Share        $ 1.62      $ 1.54     $ 1.53      $ 1.44      $ 1.39     $ 1.11          7.8%






                  [DAILY CLOSING PRICES GRAPH]                                     [RELATIVE DIVIDEND YIELDS GRAPH]





                                                                                                   As of the Close 12/02/98

DONALDSON, LUFKIN $ JENRETTE IS A REGISTERED TRADEMARK OF DLJ LONG TERM INVESTMENT CORPORATION.

Copyright(C) 1998 Donaldson, Lufkin & Jenrette Securities Corporation        Additional information is available upon request.

THIS REPORT HAS BEEN PREPARED FROM ORIGINAL SOURCES AND DATA WE BELIEVE TO BE RELIABLE BUT WE MAKE NO REPRESENTATION AS TO ITS
ACCURACY OR COMPLETENESS. THIS REPORT IS PUBLISHED SOLELY FOR INFORMATION PURPOSES AND IS NOT TO BE CONSTRUED EITHER AS AN OFFER TO
SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OR THE PROVISION OF OR AN OFFER TO PROVIDE INVESTMENT SERVICES IN ANY STATE
WHERE SUCH AN OFFER, SOLICITATION OR PROVISION WOULD BE ILLEGAL. DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION (DLJSC), ITS
AFFILIATES AND SUBSIDIARIES AND/OR THEIR OFFICERS AND EMPLOYEES MAY FROM TIME TO TIME ACQUIRE, HOLD OR SELL A POSITION IN THE
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DLJSC OR AN AFFILIATE MAY ACT AS A PRINCIPAL FOR ITS OWN ACCOUNT OR AS AN AGENT FOR BOTH THE BUYER AND THE SELLER IN CONNECTION WITH
THE PURCHASE OR SALE OF ANY SECURITY DISCUSSED IN THIS REPORT. OPINIONS EXPRESSED HEREIN MAY DIFFER FROM THE OPINIONS EXPRESSED BY
OTHER DIVISIONS OF DLJSC.

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ONLY FOR EEA INSTITUTIONAL CLIENTS. THIS DOCUMENT MAY NOT BE ISSUED OR PASSED ON TO ANY PERSON IN THE EEA EXCEPT (A) A PERSON TO
WHOM IT MAY LAWFULLY BE ISSUED, OR (B) IN THE U.K., A PERSON WHO IS OF A KIND DESCRIBED IN ARTICLE 11(3) OF THE FINANCIAL SERVICES
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

                                                    DONALDSON, LUFKIN & JENRETTE

                    IRVINE APARTMENT COMMUNITIES ACT (IAC)
                    RATING: MARKET PERFORMANCE
                    ------------------------------------------------------------

VIEWPOINT           On December 2, The Irvine Company, a privately held real
                    estate concern controlled by Donald Bren, announced a proposal to acquire the 16.6 million common shares of Irvine Apartment Communities (IAC) that it does not already own for $32.50 per share in cash -- a 21% premium to the closing price. This transaction essentially amounts to a leveraged buyout (LBO) and would take IAC private. Recall, IAC has been somewhat of a financing entity in that it has acted as a vehicle to develop certain land interests on The
                    Irvine Ranch in California held by Donald Bren. It is notable that the takeout price implies a total enterprise value for IAC of $2.20 billion, of which $736 million is debt. Of the $1.46 billion in equity, The Irvine Company holds the $813 million of operating partnership units
                    (OP units) an additional $111 million in common stock, thus making the tender offer for $540 million. The offer is not subject to financing contingencies.

                    In our view, we find this transaction surprising on both quantitative and qualitative fronts. On the quantitative front, the pricing of the transaction appears rich in light of declining property values, therefore presenting a clear positive for current shareholders. We have expressed for some time our opinion that asset values are likely to be on the decline due to the stanching of both debt and equity capital for real estate. Furthermore, while we have always recognized IAC's quality asset base and strong market fundamentals, our neutral rating on the stock has been purely a function of its 12% comparative multiple premium. The proposed takeout price is set at 12.5 times our revised 1999 FFO estimate and approximately 12.5 times our estimated EBITDA (after stripping out approximately $200 million in land and construction in progress), or about an 8% cap rate equivalent -- a 30%-plus premium to its peer group multiple. Without knowing for sure, Mr. Bren is obviously paying this premium for IAC shares based on his more bullish view of the company's upcoming development pipeline, asset values, and future growth prospects. On the qualitative front, we are also surprised that The Irvine Company is taking IAC out of the public fold and is willing to forego access to both public and private capital. Mr. Bren obviously believes -- maybe rightfully so -- that retention of cash flow as a private company and lack of public scrutiny will provide it greater flexibility as a developer; he may also believe accounting issues relating to development are unduly restraining.

                    With respect to our earnings estimates, we are revising our estimates for 1998 and 1999. For 1998 we are raising our FFO estimate from $2.20 per share to $2.30 per share and our FAD estimate from $2.07 per share to $2.16 per share. In 1999, we are raising our FFO estimate from $2.50 per share to $2.60 per share and our FAD estimate from $2.29 per share $2.40 per share. Given today's news and the move in the stock, it is now clear IAC shareholders have maximized value.

IMPORTANT POINTS    Is this the first in a wave of REIT LBOs? In our view, it
                    is not. We think the IAC transaction is an anomaly for several reasons. First, the acquirer in the IAC transaction already owns 67% of the enterprise. Therefore, the cross ownership of the two enterprises makes this deal somewhat unique. Donald Bren, most likely, believes that retention of capital would provide The Irvine Company an important source of funds with which to finance its large development appetite. Second, Mr. Bren has historically shunned the public markets, and most likely views private ownership of IAC to be less restrictive. Third, we estimate that most
                    REITs trade only on par with their underlying net asset values. At these levels, prices are too high to undertake
                    LBOs.

                                       3          DONALDSON, LUFKIN & JENRETTE

DONALDSON, LUFKIN & JENRETTE

     IAC's core market, Orange County, should continue to perform well over the near-to-intermediate term. In our recently rolled out DLJ Real Estate Forward Supply/Demand Index, we highlighted the 20 markets that contain the most and least supply versus demand risk over the next 18 months. Based on our calculations, we contend that Orange County should exhibit greater demand growth than supply growth (by about 200 basis points). The Irvine Company may now be willing to pay the premium it has offered because of its current and expected strength in this core market of theirs.

     Does this transaction change the competitive landscape in the Southern California apartment market? Given the fact that we consider Donald Bren and his organization to be "smart money," this transaction is a very bullish signal that there is imbedded value in the Southern California apartment markets. However, we do not think the competitive landscape between IAC and its competitors should change much. We say this because IAC will likely continue in its private form developing, acquiring, and managing its operations at least as aggressively as it has been in the REIT wrapper. Thus, today's transaction is a bullish signal from a well-heeled investor about the prospects for other multifamily REITs situated in southern California, such as Archstone Communities (ASN), AvalonBay Communities (AVB), Essex Property Trust (ESS), and Pacific Gulf Properties
     (PAG). BRE Properties (BRE) and Equity Residential (EQR) could also benefit if Mr. Bren's confidence in his real estate markets manifests.

     LAWRENCE D. RAIMAN (212) 892-2380 Iraiman@dlj.com
     ANTHONY PAOLONE (212) 892-2383 apaolone@dlj.com
     JOSEPH NADOL (212) 892-2376 jnadol@dlj.com
     MICHAEL W. MUELLER, CFA (212) 892-4272 mmueller@dlj.com


     NOTE:  PRICES ARE AS OF THE CLOSE, DECEMBER 2, 1998.

     Archstone Communities (ASN): 20-5/8 Equity Residential (EQR)#: 42-3/8 Avalonbay Communities (AVB): 34-1/8 Essex Property Trust (ESS)+: 31-1/8 BRE Properties Inc. (BRE)#: 24-9/16 Pacific Gulf Properties (PAG): 19-1/2

     + WITHIN THE PAST THREE YEARS DONALDSON, LUFKIN & JENRETTE'S SECURITIES
       CORPORATION HAS BEEN A MANAGING OR CO-MANAGING UNDERWRITER OF THE COMPANY'S SECURITIES.

     # AN AFFILIATE OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION MAKES
       A MARKET IN THIS SECURITY, HAS PERIODIC POSITIONS IN THIS SECURITY IN CONNECTION WITH THIS ACTIVITY AND MAY BE ON THE OPPOSITE SIDE OF PUBLIC ORDERS EXECUTED ON A REGIONAL STOCK EXCHANGE WHERE IT ACTS AS A SPECIALIST.


DONALDSON, LUFKIN & JENRETTE

                                                    DONALDSON, LUFKIN & JENRETTE


 APARTMENT MARKETS WITH GREATEST FORWARD SUPPLY EXPOSURE

                                 SUPPLY GROWTH              SELECTED
 RISK                            IN EXCESS OF              REITs WITH
RANKING          MARKET          DEMAND GROWTH              EXPOSURE
-------------------------------------------------------------------------------
   1    Orlando, FL                  2.07%                     UDR
   2    Dallas, TX                   1.55%       AML, BRI, CPT, EQR, GBP, MAA,
                                                          PPS, UDR, WDN
   3    Salt Lake City-Ogden, UT     1.40%                     BRE
   4    Seattle-Everett, WA          1.32%             ASN, BRE, ESS, PAG
   5    Pittsburgh, PA               0.69%                     HME
   6    Indianapolis, IN             0.63%                   AML, LFT
   7    Tulsa, OK                    0.56%                     ---
   8    New Orleans, LA              0.40%                     SIZ
   9    Nassau-Suffolk, NY           0.36%                     ---
  10    San Jose, CA                 0.30%                   AVB, ESS
        58 City Average              0.55%


              APARTMENT MARKETS WITH LEAST FORWARD SUPPLY EXPOSURE

                                 SUPPLY GROWTH              SELECTED
 RISK                            IN EXCESS OF              REITs WITH
RANKING          MARKET          DEMAND GROWTH              EXPOSURE
-------------------------------------------------------------------------------
  58    Riverside-
         San Bernardino, CA          -3.89%                   PAG
  57    St. Louis, MO-IL             -2.60%                   CPT
  56    San Diego, CA                -2.54%              BRE, IAC, PAG
  55    San Francisco, CA            -2.21%                   BRE
  54    Las Vegas, NV                -2.18%                 CPT, GLB
  53    Orange County, CA            -1.97%            AVG, ESS, IAC, PAG
  52    Phoenix, AZ                  -1.82%          AIV, ASN, BRE, EQR, WDN
  51    Raleigh-Durham-
         Chapel Hill, NC             -1.70%             BNP, SMT, TCR, UDR
  50    Austin, TX                   -1.63%                 AML, WDN
  49    San Antonio, TX              -1.60%                    ---
        58 City Average               0.66%


* Threshhold for inclusion in this column is about 5% of a company's portfolio.



                                       5
                                                    DONALDSON, LUFKIN & JENRETTE

--------------------------------------------------------------------------------
                                                      MORGAN STANLEY DEAN WITTER

[WORLD MAP]                                           EQUITY RESEARCH
                                                      BRIEFING NOTE

--------------------------------------------------------------------------------

## .SBLO,.US,I/REA
Irvine Apt Comm(IAC): We Downgrade Rating to Neutral; IAC Jumps 15% On Buyout Offer.
Steven G. Bloom, CFA (212) 761-6284                     Date: December 3, 1998
Industry: Real Estate                           Type: Earnings Forecast Change

--------------------------------------------------------------------------------

Rating: Neutral                                                      Price: 32
52-wk Range: 32-23                                            Price Target: NA

--------------------------------------------------------------------------------

FY Ends      ---FFO---               ---AFFO---
Dec        Curr   Prior   P/E      Curr   Prior    P/E
97A       $2.01          15.7x     $1.87          16.9x
98E       $2.29          13.8x     $2.10          15.0x
99E       $2.55          12.4x     $2.37          13.3x

--------------------------------------------------------------------------------

Qtrly        ---1Q---          ---2Q---       ---3Q---         ---4Q---
FFO        Curr   Prior      Curr  Prior     Curr   Prior    Curr     Prior
97A       $0.48             $0.50           $0.51          $0.52
98E      $0.52A            $0.56A          $0.60A          $0.61

--------------------------------------------------------------------------------

5 Yr. FFO Growth:                   10%       Debt to Cap.:               35%
Dividend: $1.54             Yield: 4.9%       Total Stock Mkt Cap.:  $2,123MM
Shares & Units Outst.:           45.1MM
FFO = Funds From Operations

--------------------------------------------------------------------------------
KEY POINTS
-We have downgraded our rating on Irvine to Neutral from Outperform.

-Irvine Apartment Communities' stock price rose 15% to $31 9/16 from $27 3/8 on Wednesday December 2, 1998 after the announcement that the privately held Irvine Company offered $32.50 for the 16.6 million shares outstanding that it does not own.

DETAILS

*WE ARE DOWNGRADING OUR RATING TO NEUTRAL FROM OUTPERFORM. The board of Irvine Apartment Communities (IAC) received a letter from TIC Acquisition LLC, a subsidiary of The Irvine Company (TIC) proposing to acquire the outstanding shares in the REIT for $32.50 per share. The stock closed yesterday at $31 9/16, which is within 3.0% of the offered price. The shares traded up 15% from the prior day's close of $27 3/8. TIC management indicated they would like to close during the first quarter of 1999. We think a competing bid is unlikely. The price would have to move beyond $36 to warrant an Outperform rating. Consequently, we have downgraded our rating to Neutral.

*THE IRVINE COMPANY OWNS A MAJORITY OF THE OPERATING PARTNERSHIP. The Irvine Company is a privately held real estate firm that owns the Irvine Ranch in Orange County, California. The ranch is the largest master-planned community in the country. TIC owns 55% of the partnership interests of Irvine Apartment Communities, L.P. Irvine Apartment Communities, the REIT, owns the remaining 45%. However, TIC also owns 17% of the stock in the REIT, giving TIC an overall 63% economic interest in the operating partnership.


--------------------------------------------------------------------------------
This memorandum is based on information available to the public. No representation is made that it is accurate or complete. This memorandum is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned. Please refer to the notes at the end of this report.
--------------------------------------------------------------------------------

2                                                     MORGAN STANLEY DEAN WITTER
--------------------------------------------------------------------------------
*A SUBSIDIARY OF THE IRVINE COMPANY MADE THE $32.50 PER SHARE PROPOSAL. The proposal was made on December 1, 1998 to the Board of Directors of IAC with a response requested by December 31, 1998. Now, we believe the board has to have its committee evaluate the proposal and provide an answer.

*WE DO NOT EXPECT COMPETING OFFERS. One of the attractions of investment in IAC was its exclusive right to develop multifamily communities on the Irvine Ranch. Management of TIC indicated to us that such a right might not transfer to another acquirer of the REIT, which could make such an investment much less appealing. Also, the $32.50 per share price offered represents 12.7x our 1999 FFO estimate of $2.55 per share. Such a price would likely be dilutive to most other REITs.

We had been carrying a $31 per share net asset value (NAV) for IAC. Thus, a price of $32.50 appears reasonable. We derived our net asset value using an 8.0% cap rate on fourth quarter expected net operating income. We calculate that it would take a 7.75% cap rate to reach the $32.50 per share level. In addition, a price-to-FFO multiple of 12.7x our 1999 estimate, or 13.7x using our AFFO (adjusted FFO, or FFO less recurring capital expenditures) estimate is well beyond the upper end of the range we are carrying for our multifamily universe. TIC management indicated that the offered price represented a 21% premium to the stock's closing price prior the offer.

*TIMING IS STILL UNCERTAIN. Management of TIC indicates it would likely pursue a merger with the REIT or a tender offer. A merger could take much longer owing to requirements for the mailing of a proxy, setting a shareholder meeting, and conducting the vote. A tender offer, however, could proceed much more quickly if the requisite number of stockholders tender their shares.

*TIC HAS FINANCING LINED UP. TIC delivered a no financing contingency offer to IAC's board. The funds are immediately available to close on the transaction. TIC has a $350 million acquisition term loan from the Bank of America and other cash and credit facilities available to fund the $540 million needed to purchase
16.6 million shares at $32.50. If successful, TIC would leave the operating partnership intact and, therefore, would not have to retire its outstanding debt or preferred stock.

*TIC OUTLINED SEVERAL REASONS FOR THE TRANSACTION. Among them, it believes it can access capital on a more cost efficient basis as a private company. Raising equity has become a more expensive proposition for REITs, including IAC, at current prices. Also, the dividend distribution requirement limits the amount of capital left to reinvest in the business and fund development.

For a more detailed discussion on how this may affect other multifamily REITs, see our First Call note dated December 2, 1998.




--------------------------------------------------------------------------------
This memorandum is based on information available to the public. No representation is made that it is accurate or complete. This memorandum is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned. Please refer to the notes at the end of this report.
--------------------------------------------------------------------------------

MORGAN STANLEY DEAN WITTER                                                     3
--------------------------------------------------------------------------------









---------------
The information and opinions in this report were prepared by Morgan Stanley & Co. Incorporated ("Morgan Stanley Dean Witter"). Morgan Stanley Dean Witter does not undertake to advise you of changes in its opinion or information. Morgan Stanley Dean Witter and others associated with it may make markets or specialize in, have positions in and effect transactions in securities of companies mentioned and may also perform or seek to perform investment banking services for those companies.

Within the last three years, Morgan Stanley & Co. Incorporated, Dean Witter Reynolds Inc. and/or their affiliates managed or co-managed a public offering of the securities of Irvine Apartment Communities.

The investments discussed or recommended in this report may be unsuitable for investors depending on their specific investment objectives and financial position. Where an investment is denominated in a currency other than the investor's currency, changes in rates of exchange may have an adverse effect on the value, price of, or income derived from the investment. Past performance is not necessarily a guide to future performance. Income from investments may fluctuate. The price or value of the investments to which this report relates, either directly or indirectly, may fall or rise against the interest of investors.

To our readers in Australia: This publication has been issued by Morgan Stanley & Co. Inc. but is being distributed in Australia by Morgan Stanley Australia Limited, a licensed dealer, which accepts responsibility for its contents. Any person receiving this report and wishing to effect transactions in any security discussed in it may wish to do so with an authorised representative of Morgan Stanley Australia Limited.

To our readers in the United Kingdom: This publication has been issued by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Ltd., regulated by the Securities and Futures Authority Limited. Morgan Stanley & Co. International Limited and/or its affiliates may be providing or may have provided significant advice or investment services, including investment banking services, for any company mentioned in this report. The investments discussed or recommended in this report may be unsuitable for Investors depending on their specific investment objectives and financial position. Private investors should obtain the advice of their Morgan Stanley & Co. International Limited representative about the investments concerned.

This publication is disseminated in Japan by Morgan Stanley Japan Limited and in Singapore by Morgan Stanley Asia (Singapore) Pte.

ADDITIONAL INFORMATION ON RECOMMENDED SECURITIES IS AVAILABLE ON REQUEST.

(c) COPYRIGHT 1998 MORGAN STANLEY DEAN WITTER & CO.

--------------------------------------------------------------------------------
This memorandum is based on information available to the public. No representation is made that it is accurate or complete. This memorandum is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned. Please refer to the notes at the end of this report.
--------------------------------------------------------------------------------

[LOGO]                                                MORGAN STANLEY DEAN WITTER

                                                      EQUITY RESEARCH
                                                      BRIEFING NOTE

##.SBLO,.US,I/REA,AVB,BRE,BRI,IAC,SMT
Real Estate (I/REA): IAC COULD BE FIRST MULTIFAMILY REIT TO GO PRIVATE
Steven G. Bloom, CFA (212) 761- 6284
                                                      Date: December 2, 1998
                                                      Type: Industry Overview

KEY POINTS

- The Irvine Company plans to take Irvine Apartment Communities, a multifamily REIT, private at $32.50 per share. The decision to go private points to some REIT limitations like the inability to retain and the high current cost of raising capital.

- In most ways, the situation is unique to this REIT. However, it does confirm our belief that many multifamily REITs are trading at or below net asset value
(NAV).

- In our universe, Berkshire Realty (BRI, $10, Outperform) and Summit Properties (SMT, $17, Outperform) are trading about 20% below our estimated NAV.

- We think the better-managed companies with exposure to strong markets ought to trade at a slight premium to NAV. Our top picks include Avalon Bay Communities (AVB, $33, Strong Buy) and BRE Properties (BRE, $24, Strong Buy).

DETAILS

IRVINE APARTMENT COMMUNITIES COULD GO PRIVATE. The Irvine Company (TIC), which owns a majority 55% interest of Irvine Apartment Communities LP and 17% of the shares of Irvine Apartment Communities Inc. (IAC, a real estate investment trust), announced an offer to IAC's board to acquire the remaining 16.6 million shares of IAC it does not already own. IAC is unusual in that the REIT is a minority owner of the operating partnership. TIC intends to pay $32.50 per share. The shares closed on December 1, 1998, just prior to the announcement, at $27 3/8.

THE DECISION POINTS TO SEVERAL CHALLENGES FACING MULTIFAMILY REITS

TODAY. The Irvine Company offered several reasons for its decision. On one hand, it believes a private company is better situated to handle development risks. On the other, raising new capital has become expensive. The decision to take the REIT private points to some of the limitations affecting multifamily REITs today. We think it also confirms our belief that many companies are trading at or below net asset value.

In general, distributing at least 95% of net income, and in most cases, 70-80% of cash flow after reserving for recurring capital expenditures, leaves little in the way of retained earnings to reinvest in the company. With many companies trading at or below net asset value, selling new equity can be expensive. Combined with historically low leverage levels, many multifamily REITs have lost their low cost of capital advantage, especially if capital continues to flow to private players.

WHILE GOING PRIVATE MAY SERVE AS A CATALYST FOR THE SECTOR... IAC is the first company in our multifamily universe to commence with plans to go private. To the degree management has stepped up and indicated it sees more value in the REIT than the public markets give credit for, investors may pay greater attention to the sector. Most of the companies in our universe are trading at or below our estimate for net asset value. There are two stocks we have rated Outperform that are trading approximately 20% below our estimated net asset value. They are Berkshire Realty (BRI, $10) and Summit Properties (SMT, $17)

 ... IAC WAS A UNIQUE SITUATION. IAC was the only company we track whereby the REIT owned a minority interest in the operating partnership. Moreover, the Irvine Company appears very well capitalized and clearly has the

-------------------------------------------------------------------------------
This memorandum is based on information available to the public. No representation is made that it is accurate or complete. This memorandum is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned. Please refer to the notes at the end of this report.
-------------------------------------------------------------------------------

                                                      MORGAN STANLEY DEAN WITTER
________________________________________________________________________________


wherewithal to carry out the transaction. By leaving the operating partnership intact it does not have to refund the partnership's debt and preferred securities. Even if another management team wanted to take its company private, debt costs may still be prohibitive.

WE DERIVE A 7.75% CAP RATE FOR THE TRANSACTION. At $32.50 per share, we believe the company's income is being valued at approximately a 7.75% cap rate. We had used an 8% cap rate in coming up with our $31 net asset value (NAV). Assets in California are generally valued more highly than other areas of the country given favorable demographics and high barriers to new construction. IAC was particularly interesting because the Irvine Company owns the Irvine Ranch in Orange County, which is the largest master planned community in the U.S. The REIT had an exclusive right to develop multifamily communities on the ranch, effectively giving it a local monopoly on new development. We presume that the Irvine Company saw even greater value to the REIT or future development to justify the price offered for the shares.

WE BELIEVE BETTER-QUALITY COMPANIES OUGHT TO TRADE AT PREMIUMS TO NAV. We think the better-managed companies with strong balance sheets, low payout ratios, and exposure to attractive markets ought to be able to trade at a premium to NAV. Alternatively, when a company's strategy is not embraced by investors the stock may trade below NAV. Over time, the difference may determine which multifamily REITs can issue equity on a cost-effective basis and continue to grow through acquisitions and development compared to those that may be precluded from raising cheap capital.

We maintain our cautious near-term outlook for companies with exposure to markets that may experience oversupply problems during 1999 such as Dallas, Houston, and Orlando. While we expect apartment starts to slow by year-end and through the early part of next year, recent increases in starts could contribute to market weakness during 1999 as new communities are completed. We think the supply outlook ought to improve in 2000.

TOP PICKS: AVB and BRE. We would continue to focus on companies with exposure to markets that have been undersupplied and with high barriers to entry. Our top picks include Strong Buy rated Avalon Bay Communities (AVB, $33) and BRE Properties (BRE, $24). Avalon Bay has a national presence through exposure to West Coast, Midwest, Mid-Atlantic, and Northeast markets. BRE's portfolio is located primarily in West Coast markets.

                                          FFO/Share        MSDWE      MSDWE      Prem/
Company       Sym.     Rating   Price     98E   99E      Cap Rate      NAV       Disc.
-------       ----     ------   -----     ----------     --------     -----      -----

Avalon Bay     AVB       SB      33.38    2.87  3.25       8.50%      35.47       0.94

BRE Prop.      BRE       SB      24.56    2.11  2.35       8.25%      24.63       1.00

Berkshire      BRI       OP       9.50    1.14  1.17       9.50%      12.97       0.73

Irvine         IAC       OP      27.38    2.29  2.55       8.00%      30.86       0.89

Summit         SMT       OP      17.56    2.00  2.12       9.00%      22.46       0.78

MSDWE: Morgan Stanley Dean Witter Estimate

________________________________________________________________________________
This memorandum is based on information available to the public. No representation is made that it is accurate or complete. This memorandum is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned. Pease refer to the notes at the end of this report.
________________________________________________________________________________

MORGAN STANLEY DEAN WITTER                                                     3

--------------------------------------------------------------------------------


























-----------------------
The information and opinions in this report were prepared by Morgan Stanley & Co. Incorporated ("Morgan Stanley Dean Witter"). Morgan Stanley Dean Witter does not undertake to advise you of changes in its opinion or information. Morgan Stanley Dean Witter and others associated with it may make markets or specialize in, have positions in and effect transactions in securities of companies mentioned and may also perform or seek to perform investment banking services for those companies.

Morgan Stanley & Co. Incorporated, Dean Witter Reynolds Inc. and/or their affiliates or their employees have or may have a long or short position or holding in the securities, options on securities, or other related investments of issuers mentioned herein.

The investments discussed or recommended in this report may be unsuitable for investors depending on their specific investment objectives and financial position. Where an investment is denominated in a currency other than the investor's currency, changes in rates of exchange may have an adverse effect on the value, price of, or income derived from the investment. Past performance is not necessarily a guide to future performance. Income from investments may fluctuate. The price or value of the investments to which this report relates, either directly or indirectly, may fall or rise against the interest of investors.

To our readers in Australia: This publication has been issued by Morgan Stanley & Co. Inc. but is being distributed in Australia by Morgan Stanley Australia Limited, a licensed dealer, which accepts responsibility for its contents. Any person receiving this report and wishing to effect transactions in any security discussed in it may wish to do so with an authorized representative of Morgan Stanley Australia Limited.

To our readers in the United Kingdom: This publication has been issued by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Ltd., regulated by the Securities and Futures Authority Limited. Morgan Stanley & Co. International Limited and/or its affiliates may be providing or may have provided significant advice or investment services, including investment banking services, for any company mentioned in this report. The investments discussed or recommended in this report may be unsuitable for investors depending on their specific investment objectives and financial position. Private investors should obtain the advice of their Morgan Stanley & Co. International Limited representative about the investments concerned.

This publication is disseminated in Japan by Morgan Stanley Japan Limited and in Singapore by Morgan Stanley Dean Witter Asia (Singapore) Pte.

ADDITIONAL INFORMATION ON RECOMMENDED SECURITIES IS AVAILABLE ON REQUEST.

(C)COPYRIGHT 1998 MORGAN STANLEY DEAN WITTER & CO.




--------------------------------------------------------------------------------
This memorandum is based on information available to the public. No representation is made that it is accurate or complete. This memorandum is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned. Please refer to the notes at the end of this report.
--------------------------------------------------------------------------------